Exhibit 2.1

Execution Version

PURCHASE AND SALE AGREEMENT

Between

Opal Resources LLC

And

Opal Resources Operating Company LLC,

Collectively, as Sellers

And

W&T Offshore, Inc.,

as Purchaser

Dated as of April 25, 2011

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(continued)

-ii-

(continued)

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(continued)

Page
EXHIBITS

Exhibit A	Oil and Gas Properties, Equipment and Rights of Way
Exhibit A-1	Leases
Exhibit A-2, Part 1	Wells
Exhibit A-2, Part 2	Undeveloped Acreage
Exhibit A-2, Part 3	Well Plats
Exhibit A-3	Equipment
Exhibit A-4	Rights of Way
Exhibit B-1	Form of Recordable Conveyance
Exhibit B-2	Form of Omnibus Conveyance
Exhibit C	Form of Affidavit of Non-Foreign Status
Exhibit D	Form of Letter in Lieu
Exhibit E	Form of Transition Agreement

SCHEDULES

Schedule 1.1	Excluded Properties
Schedule 2.5	Tax Allocation of Unadjusted Purchase Price
Schedule 3	Allocated Values
Schedule 3, Part 1	Wells
Schedule 3, Part 2	Undeveloped Acreage
Schedule 4.4	Conflicts
Schedule 4.5	Litigation
Schedule 4.6	Bankruptcy
Schedule 4.7	Taxes
Schedule 4.8	Compliance with Laws
Schedule 4.9	Contracts
Schedule 4.10	Payments for Production
Schedule 4.11	Imbalances
Schedule 4.12	Required Consents
Schedule 4.13	Outstanding Capital Commitments
Schedule 4.14	Environmental Laws
Schedule 4.15	Insurance
Schedule 4.16	Wells
Schedule 4.17	Royalties and Expenses
Schedule 5.5	Purchaser’s Consents, Approvals or Waivers
Schedule 6.6	Bonds and Guarantees

-iv-

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”), is dated as of April 25, 2011 (“Execution Date”), by and among Opal Resources LLC, a Delaware limited liability company (“Opal”) and Opal Resources Operating Company LLC, a Texas limited liability company (“Opco” and, individually with Opal, each a “Seller” and collectively with Opal, the “Sellers”), and W&T Offshore, Inc., a Texas corporation (“Purchaser”). Each Seller and Purchaser are sometimes referred to collectively as the “Parties” and individually as a “Party.”

RECITALS:

Sellers desire to sell and Purchaser desires to purchase those certain interests in oil and gas properties, rights and related assets that are defined and described as “Assets” herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Certain Definitions. As used herein:

(a) “Accounting Arbitrator” is defined in Section 8.4(b).

(b) “Accounting Principles” is defined in Section 2.4(d).

(c) “Act” is defined in Section 6.8(a).

(d) “Adjusted Purchase Price” is defined in Section 2.2(a).

(e) “Adverse Environmental Condition” means, with respect to the Assets, any violation of Environmental Laws; any condition that is required to be remediated or cured under applicable Environmental Laws; the failure to remediate or cure any condition that is required to be remediated or cured under applicable Environmental Laws; or any actual or threatened claim, action or proceeding by or before any Governmental Authority or other Person alleging potential liability arising out of or resulting from any actual or alleged violation of, or any remedial obligation under, any Environmental Laws.

(f) “Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under common control with such Person, with control in such context meaning the ability to direct the management or policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement, or otherwise. For the purpose of this definition, the term “control”, “controlled” and variations thereof means ownership of fifty percent (50%) or more of either the outstanding voting rights (stock or otherwise) or ownership interest or the direct or indirect power to direct or cause the direction of the management and policies of the Person in question through ownership of voting membership interests, shares or other securities, pursuant to a written agreement, or otherwise.

(g) “Agreed Rate” shall mean the lesser of (i) five percent (5%) per annum, compounded monthly, and accruing upon the unpaid principal amounts due hereunder plus all accrued but unpaid interest on the outstanding amounts due hereunder and (ii) the maximum rate allowed by applicable Laws. Interest accruing under subpart (i) of this definition for any partial months shall be calculated based on the product of (A) the quotient of (1) the number of days in such month that interest accrues hereunder divided by (2) the total number of days in such calendar month multiplied by (B) 0.41666%.

(h) “Allocated Value” means, (i) with respect to each of the Wells, the portion of the Unadjusted Purchase Price allocated to such Oil and Gas Property as set forth on Schedule 3, Part 1 as such amount shall be increased or decreased by the portion of each adjustment to the Unadjusted Purchase Price under Section 2.4(b), Section 2.4(c) and Section 2.4(d) attributable to such Oil and Gas Property and (ii) with respect to each Lease (or portion thereof) included in the Undeveloped Acreage, the portion of the Unadjusted Purchase Price allocated to such Oil and Gas Property as set forth on Schedule 3, Part 2, as such amount shall be increased or decreased by the portion of each adjustment to the Unadjusted Purchase Price under Section 2.4(b), Section 2.4(c) and Section 2.4(d) attributable to such Oil and Gas Property.

(i) “Assets” means all of Sellers’ right, title and interests in and to the following (but excluding the Excluded Assets):

(i) all the Hydrocarbon leases, royalties, overriding royalties, net profits interests, mineral fee interests, carried interests, and other rights to Hydrocarbons in place, and mineral servitudes, that (A) are described on Exhibit A-1 or (B) are located within Andrews, Dawson, Gaines or Martin Counties, Texas (collectively, the “Leases”), and any and all Hydrocarbon, water, CO2 or injection wells thereon or on the pooled, communitized or unitized acreage that includes all or any part of the Leases, including the interests in the wells shown on Exhibit A-2 attached hereto (the “Wells”);

(ii) all pooled, communitized or unitized acreage which includes all or part of any Leases (the “Units”), and all tenements, hereditaments and appurtenances belonging to the Leases and Units;

(iii) all gas processing plants, tank batteries, electric or power grid system, gas gathering systems, pipelines, metering facilities, interconnections and other mid-stream equipment related to or used in connection with the ownership or operation of the Leases, Wells or Units, including, but not limited to, the property described on Exhibit A-4 (all such properties, together with the Leases, Wells and Units, the “Oil and Gas Properties”);

(iv) all currently existing contracts, agreements and instruments that relate to the ownership or operation of the Oil and Gas Properties, to the extent applicable to the Oil and Gas Properties, including operating agreements, unitization, pooling, and communitization agreements, declarations and orders, area of mutual interest agreements, joint venture agreements, farmin and farmout agreements, exchange agreements, transportation agreements, agreements for the sale and purchase of Hydrocarbons and processing agreements (including any contractual rights to any suspense funds held by Third Parties for the benefit of any Seller or any Third Party entitled to proceeds of production from the Assets), but excluding any contracts, agreements and instruments included within the definition of “Excluded Assets” and provided that the defined term “Contracts” shall not include the Leases (the “Contracts”);

(v) all surface fee interests, water right interests, easements, permits, licenses, servitudes, rights-of-way, surface and subsurface leases and other rights to use the surface appurtenant to, and used or held for use in connection with, the ownership or operation of the Oil and Gas Properties to the extent applicable to the Oil and Gas Properties, including, but not limited to, the property described on Exhibit A-3 (the “Rights of Way”);

(vi) all equipment, machinery, facilities, fixtures and other tangible personal property and improvements, including pipelines and Well equipment (both surface and subsurface) located on the Oil and Gas Properties or used or held for use in connection with the ownership or operation of the Oil and Gas Properties or the production, transportation or processing of Hydrocarbons produced from the Oil and Gas Properties, to the extent applicable to the Oil and Gas Properties, including, but not limited to, all such property described on Exhibit A-3 attached hereto (the “Equipment”);

(vii) all materials and equipment inventory related to or used in connection with the ownership or operation of the Oil and Gas Properties to the extent, and only to the extent, described on Exhibit A-3 attached hereto;

(viii) all Hydrocarbons produced from or attributable to the Leases, Units or Wells after the Effective Date, including all oil, condensate and scrubber liquids inventories and ethane, propane, iso-butane, nor-butane and gasoline inventories of Seller from the Oil and Gas Properties in storage as of the Effective Date, and all production, plant and transportation imbalances as of the Effective Date (the economic transfer of which as of the Effective Date will be made by a financial adjustment pursuant to Section 2.4(c) and the physical transfer shall occur on the Closing Date);

(ix) all Records;

(x) Subject to Section 12.3, the non-assignable non-exclusive license and right to make copies of the Records which relate to both the Oil and Gas Properties and any Excluded Asset; and

(xi) all claims, demands, damages, losses, costs, Liabilities, interest or causes of action whatsoever, in Law or in equity, known or unknown, against any Third Party which Sellers might now or subsequently may have, to the extent specifically based on, relating to or arising out of the Assumed Obligations including, but not limited to, rights to contribution and/or cost recovery under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, breaches of statutory or implied warranties, nuisance or other tort actions, rights to punitive damages, common Law rights of contribution and rights under any Contracts (including audit rights) but excluding the Retained Claims (subject to such exclusion, collectively the “Assigned Claims”).

Notwithstanding anything herein to the contrary, the defined term “Assets” expressly excludes any and all Excluded Assets.

(j) “Assigned Claims” is defined in Section 1.1(i)(xi).

(k) “Assumed Suspense Obligation” is defined in Section 11.1.

(l) “Assumed Suspense Obligation Cap” is defined in Section 11.1.

(m) “Assumed Obligations” is defined in Section 11.1.

(n) “Barrel” means 42 United States standard gallons of 231 cubic inches per gallon at sixty (60) degrees Fahrenheit.

(o) “Business Day” means any day other than a Saturday, a Sunday, or a day on which banks are closed for business in Houston, Texas or New York, New York, United States of America.

(p) “Claim Date” is defined in Section 3.2(a).

(q) “Claim Notice” is defined in Section 11.3(b).

(r) “Closing” is defined in Section 8.1.

(s) “Closing Date” is defined in Section 8.1.

(t) “Closing Payment” is defined in Section 8.4(a).

(u) “Code” means the United States Internal Revenue Code of 1986, as amended.

(v) “Confidential Information” is defined in Section 6.1(f).

(w) “Conveyances” is defined in Section 8.2(a).

(x) “Credit Agreement” means that certain Credit Agreement among Opal and Union Bank of California, N.A. dated as of April 22, 2008, as amended.

(y) “Customary Consents” means any and all consents, approvals, authorizations or permits of, or filings with or notification to, any Governmental Authorities which are required to be obtained, made or complied with for or in connection with the sale, assignment or transfer of oil and/or gas leases, easements, rights of way, surface contracts, or other similar interests, or interests therein if such consents, approvals, authorizations, permits filings or notifications (i) are not required prior to the assignment of any such interests, assets or properties or interests and upon application are customarily obtained subsequent to the sale or conveyance or (ii) upon application are customarily obtained subsequent to the sale or conveyance.

(z) “Damages” is defined in Section 11.2(d).

(aa) “Defect Amount” is defined in Section 3.2(c).

(bb) “Defect Arbitrator” is defined in Section 3.2(f).

(cc) “Defect” means any Environmental Defect or Title Defect.

(dd) “Defect Deductible” is defined in Section 3.2(d).

(ee) “Defect Notice” is defined in Section 3.2(a).

(ff) “Defect Threshold” is defined in Section 3.2(d).

(gg) “Defensible Title” means that aggregate title of Sellers in and to the Assets which, as of the Effective Date and the Closing Date and subject to Permitted Encumbrances:

(i) as to each applicable Subject Formations, entitles the Sellers to receive, (A) in the case of any Unit, Well or Undeveloped Acreage(after satisfaction of all royalties, overriding royalties, nonparticipating royalties, net profits interests or other similar burdens on or measured by production of Hydrocarbons), not less than the “Net Revenue Interest” percentage shown for such Subject Formations in Exhibit A-2 of all Hydrocarbons produced, saved and marketed from such Subject Formations for such Unit, Well or Undeveloped Acreage, and, (B) in the case of any Lease (or portion thereof) listed on Exhibit A-1 not included in any Unit, Well or Undeveloped Acreage and which has a positive Allocated Value, not less than the “Net Revenue Interest” percentage shown for such Subject Formations in Exhibit A-1 of all Hydrocarbons produced, saved and marketed from such Subject Formations for such Lease calculated by subtracting from the “Working Interest” shown for such Subject Formations for such Lease shown on Exhibit A-1 the proportionate share of any royalty, overriding royalty, nonparticipating royalty, net profits interest, or other similar burdens measured by production of Hydrocarbons attributable to such Working Interest, in any case, except, in each case of subparts (A) and (B) of this Section 1.1(gg)(i), (1) any decreases in connection with those operations in which any Seller may elect after the Execution Date to be a non-consenting co-owner (but only to the extent such decreases are not attributable to any breach of Sellers’ obligations under Section 6.3), (2) any decreases resulting from reversion of interest to co-owners with respect to operations in which such co-owners elect, after the Execution Date, not to consent, (3) any decreases resulting from the establishment or amendment, after the Execution Date, of pools or units, and (4) any as otherwise expressly stated in Exhibit A;

(ii) as to each applicable Subject Formations, obligates Sellers to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, (A) in the case of any Unit, Well or Undeveloped Acreage, no greater than the “Working Interest” percentage shown for such Subject Formations in Exhibit A-2 with respect to such Unit or Well or Undeveloped Acreage, and, (B) in the case of any Lease listed on Exhibit A-1 not included in any Unit, Well or Undeveloped Acreage and which has a positive Allocated Value, not greater than the “Working Interest” percentage shown for such Subject Formations in Exhibit A-2 with respect to such Lease shown on Exhibit A-1, except, in each case of subparts (A) and (B) of this Section 1.1(gg)(ii), (1) as stated in Exhibit A and (2) except any increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements or applicable Law and increases that are accompanied by at least a proportionate increase in Sellers’ Net Revenue Interest in such Subject Formations;

(iii) with respect to each tract(s) and parcel(s) described on Exhibit A-2, Part 2 and Exhibit A-2, Part 3 constituting Undeveloped Acreage, entitles Sellers to the number of Net Revenue Interest Acres equal to the number set forth in the “Net Revenue Interest Acres” column set forth in Exhibit A-2, Part 2 for such Undeveloped Acreage; and

(iv) is free and clear of Liens, obligations or defects, other than Permitted Encumbrances.

(hh) “Deposit” is defined in Section 2.3(a).

(ii) “Dispute” is defined in Section 12.5(a).

(jj) “Effective Date” means 7:00 a.m. Central Time on January 1, 2011.

(kk) “Environmental Arbitrator” is defined in Section 3.2(f).

(ll) “Environmental Defect” shall mean with respect to the Assets (i) the failure as of the Effective Date to be in compliance with applicable Environmental Laws or (ii) any contamination as of the Effective Date of groundwater, surface water, subsurface or soil in, on or under the Assets that as of the Closing Date would be required to be remediated by Purchaser following Closing under applicable Environmental Laws in effect as of the date hereof but which have not been remediated as of the Closing Date; provided, however, the presence or absence of (A) naturally occurring radioactive material and radon gas (“NORM”) in, on or under the Assets shall be excluded from and in no event constitute an “Environmental Defect” unless such NORM results in measured radioactivity in excess of a level of 50 µR/hr (50 micro roentgen per hour) or more than 30 piC/gram for Radium 226 and Radium 228 and (B) asbestos in, on or under the Assets shall be excluded from and in no event constitute an “Environmental Defect” unless such presence of asbestos is in excess of regulatory exposure limits.

(mm) “Environmental Laws” means all federal, state, and local civil and criminal laws, permits, regulations, rules, ordinances, codes, decrees, judgments, injunctions, directives, or judicial or administrative orders relating to, and all common law theories relating to, pollution, preservation, remediation or protection of the environment, natural resources or human health and safety.

(nn) “Environmental Liabilities” means any and all environmental response costs, costs to cure, restoration costs, costs of remediation or removal, settlements, penalties, fines, attorneys’ fees and other Damages, including any such matters incurred or imposed pursuant to any claim or cause of action by a Governmental Authority or other Person, attributable to an Adverse Environmental Condition occurring with respect to the Assets.

(oo) “Escrow Agent” means Comerica Bank, a Texas banking association, or any permitted successor thereto.

(pp) “Escrow Agreement” means that certain Escrow Agreement dated as of the Execution Date between the Parties and the Escrow Agent.

(qq) “Exchange Act” is defined in Section 6.8(a).

(rr) “Exchanging Party” is defined in Section 12.15.

(ss) “Excluded Assets” means:

(i) all right, title and interest to the properties set forth on Schedule 1.1;

(ii) the Excluded Records;

(iii) such originals and copies of the Records retained by each Seller in accordance with Section 12.3(b);

(iv) Assets excluded from this Agreement pursuant to Section 3.3;

(v) all trade credits, all accounts, receivables and all other proceeds, income or revenues attributable to the Assets with respect to any period of time prior to the Effective Date;

(vi) all personal property of any Seller or any Affiliates of any Seller that is not expressly included within the definition of “Assets”, including all personal computers and associated peripherals and all radio and telephone equipment;

(vii) contracts, agreements and instruments whose transfer is prohibited or subjected to payment of a fee or other consideration by an agreement with a Person other than an Affiliate of any Seller, or by applicable Law, and for which no consent to transfer has been received or for which Purchaser has not agreed in writing to pay the entirety of such fee or other consideration, as applicable;

(viii) Permits and other appurtenances for which transfer is prohibited or subjected to payment of a fee or other consideration by an agreement with a Person other than an Affiliate of any Seller, or by applicable Law, and for which no consent to transfer has been received or for which Purchaser has not agreed in writing to pay the fee or other consideration, as applicable;

(ix) all claims of any Seller or any Affiliate of any Seller against any Third Party to the extent related or attributable to, pending or threatened, in each case, periods on or prior to the Effective Date (including the Retained Claims and any other claims for adjustments or refunds), but excluding, in each case, the Assigned Claims;

(x) all of Sellers’ proprietary computer software, patents, trade secrets, copyrights, logos, trademarks, trade names, and other intellectual property;

(xi) any offices, office leases and any personal property located in or on such offices or office leases;

(xii) all Hydrocarbons produced and sold from the Assets with respect to all periods prior to the Effective Time, with the exception of Hydrocarbons in storage as of the Effective Date (but only to the extent that such Hydrocarbons in storage are accounted for in connection with the adjustment to the Purchase Price pursuant to Section 2.4(c) below);

(xiii) any Tax refund (whether by payment, credit, offset or otherwise, and together with any interest thereon) in respect of any Taxes for which any Seller is liable for payment or required to indemnify Purchaser under Section 9.1 or ARTICLE 11;

(xiv) any claims of any Seller or any Affiliate of any Seller for any refunds of or loss of carry forwards with respect to (A) severance Tax abatements with respect to all taxable periods or portions thereof ending on or prior to the Effective Date, (B) income or franchise Taxes attributable to all periods or (C) any Taxes attributable to any Excluded Assets;

(xv) all indemnities and other claims against Persons (other than any Seller or their respective Affiliates) for Taxes for which any Seller is liable for payment or required to indemnify Purchaser under Section 9.1 or ARTICLE 11;

(xvi) all claims, rights and interests of any Seller or Affiliate of any Seller (excluding the Assigned Claims but not the Retained Claims) (A) under any policy or agreement of insurance or indemnity agreement, (B) under any bond or security instrument, (C) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events, or damage to or destruction of Asset prior to the Effective Date and (D) the Retained Claims; and

(xvii) all audit rights and claims for reimbursements from Third Parties for any and all Property Costs, overhead or joint account reimbursements and revenues associated with all joint interest audits and other audits of any (A) Excluded Assets or (B) Property Costs under any Contracts or under Law covering periods prior to the Effective Date or for which any Seller is, in whole or in part, entitled to receive under Section 2.4 below.

(tt) “Excluded Records” means any and all:

(i) originals of the Records which relate to both the Oil and Gas Properties and any Excluded Assets (subject to Purchaser’s right to copy any such Records);

(ii) corporate, financial, Tax and legal data and records of each Seller that relate primarily to Sellers’ business generally (whether or not relating to the Assets), or to businesses of each Seller and any Affiliate of any Seller other than the exploration and production of Hydrocarbons (but excluding any Property Tax information reasonably required by Purchaser in connection with its rights and obligations under ARTICLE 9);

(iii) data, software and records to the extent disclosure or transfer is prohibited or subjected to payment of a fee, penalty or other consideration by any license agreement or other agreement with a Person other than Affiliates of each Seller, or by applicable Law, and for which no consent to transfer has been received or for which Purchaser has not agreed in writing to pay such fee, penalty or other consideration, as applicable;

(iv) legal records and legal files of each Seller, including all work product of and attorney-client communications with any Seller’s legal counsel or any other documents or instruments that may be protected by an attorney-client privilege, but excluding any title opinions covering the Oil and Gas Properties;

(v) data, correspondence, materials, descriptions and records relating to the auction, marketing, sales negotiation or sale of the Assets, including the existence or identities of any prospective inquirers, bidders or prospective purchasers of any of the Assets, any bids received from and records of negotiations with any such prospective purchasers and any analyses of such bids by any Person;

(vi) data and records relating primarily to the Excluded Assets; and

(vii) those original data, software and records retained by each Seller pursuant to Section 12.3(b).

(uu) “Execution Date” is defined in the introductory paragraph hereof.

(vv) “Final Holdback Deadline” is defined in Section 11.7(c).

(ww) “Final Settlement Statement” is defined in Section 8.4(b).

(xx) “Fundamental Representations” means the representations and warranties of Sellers set forth in Section 4.1 through Section 4.4, inclusive.

(yy) “Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, tribal, quasi-governmental entity or other political subdivision or authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power.

(zz) “Hazardous Substances” means any pollutant, contaminant, petroleum or petroleum product, dangerous or toxic substance, hazardous or extremely hazardous substance or chemical, or otherwise hazardous material or waste regulated under Environmental Laws.

(aaa) “Holdback Amount” is defined in Section 11.7(a).

(bbb) “Hydrocarbons” means oil and gas and other hydrocarbons produced or processed in association therewith (whether or not such item is in liquid or gaseous form), or any combination thereof, and any minerals (whether in liquid or gaseous form) produced in association therewith.

(ccc) “Indemnification Claim” is defined in Section 11.3(b).

(ddd) “Indemnified Person” is defined in Section 11.3(a).

(eee) “Indemnifying Person” is defined in Section 11.3(a).

(fff) “Indemnity Deductible” is defined in Section 11.4(c).

(ggg) “Initial Holdback Amount” is defined in Section 11.7(a).

(hhh) “Initial Holdback Deadline” is defined in Section 11.7(b).

(iii) “Invasive Activities” means any Phase II Environmental Site Assessment in accordance with the American Society for Testing and Materials (A.S.T.M.) Standard Practice Environmental Site Assessments: Phase II Environmental Site Assessment Process (Publication Designation: E1903-07) or other reasonable invasive or intrusive testing, boring, drilling or sampling on or relating to the Assets.

(jjj) “Knowledge” means, (i) with respect to each Seller, the actual knowledge, without any duty or obligation of investigation or inquiry, of Myra Dria, Rick Lester, Gerald Long or Les McCormick and (ii) with respect to Purchaser, the actual knowledge, without any duty or obligation of investigation or inquiry, of Terry Groh, Jesus Melendrez or Jamie Vazquez.

(kkk) “Knowledge Principals” means Myra Dria, Rick Lester, Gerald Long and Les McCormick.

(lll) “Laws” means all laws, statutes, rules, regulations, ordinances, orders, decrees, requirements, judgments and codes of Governmental Authorities.

(mmm) “Lease” is defined in Section 1.1(i)(i).

(nnn) “Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

(ooo) “Material Adverse Effect” means any event, change or circumstance that individually or in the aggregate, results in a material adverse effect on the ownership, operation or financial condition of the Assets taken as a whole and as currently operated as of the Execution Date or on the ability of each Seller to consummate the transactions contemplated by this Agreement; provided, however, that “Material Adverse Effect” shall not include material adverse effects resulting from (1) general changes in Hydrocarbon prices; (2) general changes in United States or Texas oil and gas industry, economic, financial, credit or political conditions; (3) general changes in markets; (4) acts of God, including hurricanes and storms; (5) acts or failures to act of Governmental Authorities (where not caused by the willful or negligent acts of any Seller); (6) civil unrest or similar disorder; terrorist acts; or any outbreak of hostilities or war; (7) any reclassification or recalculation of reserves in the ordinary course of business; (8) changes in Laws; (9) effects or changes that are cured or no longer exist by the earlier of the Closing and the termination of this Agreement pursuant to ARTICLE 10; (10) any effect resulting from any action taken by Purchaser or any Affiliate of Purchaser, other than those expressly permitted in accordance with the terms of this Agreement; (11) any effect resulting from any action taken by any Seller or any Affiliate of any Seller with the Purchaser’s written consent; (12) natural declines in well performance; or (13) any changes resulting from the announcement of the transactions contemplated hereby or the performance of the covenants set forth in ARTICLE 6 hereof.

(ppp) “Mineral Interests” is defined in Section 6.9.

(qqq) “NORM” is defined in Section 1.1(ll).

(rrr) “Net Revenue Interest Acre” means the product of (i) total number of gross surface acres in the lands covered by or subject to a fee mineral interest or leasehold interest multiplied by (ii) the undivided interest of the applicable owner of such interest in the minerals as to such acreage as to the as to the Subject Formation(s) covered thereby, multiplied by (iii) the Working Interest percentage of the applicable leasehold interest owner as to the Subject Formation(s) covered thereby, multiplied by (iv) the Net Revenue Interest percentage (relative to 8/8ths) of the applicable leasehold interest owner as to the Subject Formation(s) covered thereby.

(sss) “Net Revenue Interest Acre Price” means Eight Thousand Four Hundred Forty-Four Dollars and Sixty Cents ($8,444.60) per Net Revenue Interest Acre.

(ttt) “Net Revenue Interest” means, with respect to any Lease, Well or Unit, the percentage interest in and to all production of Hydrocarbons produced, saved and sold from or allocated to such Lease, Well or Unit, after giving effect to all lessor royalties, non-participating royalties, overriding royalties, production payments, Third Party lessee’s royalties, carried interests, net profits interests, reversionary interests, and other burdens upon, measured by, or payable out of production therefrom.

(uuu) “Oil and Gas Property” is defined in Section 1.1(i)(iii).

(vvv) “Opal” is defined in the introductory paragraph above.

(www) “Opco” is defined in the introductory paragraph above.

(xxx) “Party” and “Parties” are each defined in the introductory paragraph above.

(yyy) “Permitted Encumbrances” means any or all of the following:

(i) lessors’ royalties, non-participating royalties, overriding royalties, reversionary interests and any other burdens upon, measured by, or payable out of production if the net cumulative effect of such burdens do not, individually or in the aggregate, (A) reduce Sellers’ Net Revenue Interests in the applicable Oil and Gas Property below that shown in Exhibit A or (B) obligate Sellers’ to bear a Working Interest for any Oil and Gas Property above the percentage shown in Exhibit A unless the Net Revenue Interest for such Oil and Gas Property is greater than the Net Revenue Interest set forth on Exhibit A for such Oil and Gas Property in the same proportion as any increase in such Working Interest and the terms thereof do not operate to materially interfere with the operations of the affected Assets or (C) reduce the Net Revenue Interest Acres for any Undeveloped Acreage to an amount less than that set forth in the “Net Revenue Interest Acres” column of Exhibit A-2, Part 2;

(ii) the terms of any Leases, Rights of Way, unit agreements, pooling agreements, operating agreements, production sales contracts, division orders and other contracts, agreements and instruments applicable to the Assets, including provisions for penalties, suspensions or forfeitures contained therein, to the extent that the terms thereof do not, individually or in the aggregate, (A) reduce Sellers’ Net Revenue Interests in the applicable Oil and Gas Property below that shown in Exhibit A, (B) obligate Sellers’ to bear a Working Interest for any Oil and Gas Property above the percentage shown in Exhibit A for such Oil and Gas Property unless the Net Revenue Interest for such Oil and Gas Property is greater than the Net Revenue Interest set forth on Exhibit A for such Oil and Gas Property in the same proportion as any increase in such Working Interest or (C) reduce the Net Revenue Interest Acres for any Undeveloped Acreage to an amount less than that set forth in the “Net Revenue Interest Acres” column of Exhibit A-2, Part 2;

(iii) rights of first refusal, preferential purchase rights and similar rights with respect to the Assets that are set forth on Schedule 4.12 or which are not applicable to the sale of the Assets contemplated by this Agreement;

(iv) Third Party consent requirements and similar restrictions which are not applicable to the sale of the Assets contemplated by this Agreement or with respect to which waivers or consents are obtained from the appropriate Persons prior to the Closing

Date or the appropriate time period for asserting the right has expired or which need not be satisfied prior to a transfer;

(v) Liens for Taxes or assessments not yet delinquent;

(vi) materialman’s, warehouseman’s, workman’s, carrier’s, mechanic’s, vendor’s, repairman’s, employee’s, contractor’s, operator’s Liens, construction Liens and other similar Liens arising in the ordinary course of business for amounts not yet delinquent (including any amounts being withheld as provided by Law);

(vii) Liens created under the terms of the Leases, Rights of Way or the Contracts that, in each case, are for amounts not yet delinquent (including any amounts being withheld as provided by Law);

(viii) Customary Consents;

(ix) rights of reassignment arising upon final intention to abandon or release the Assets, or any of them;

(x) easements, rights-of-way, covenants, servitudes, permits, surface leases, conditions, restrictions, and other rights included in or burdening the Assets or held by owners or lessors of minerals other than the Oil and Gas Properties for the purpose of surface or subsurface operations, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, logging operations, canals, ditches, reservoirs, and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities, and equipment, which do not individually or in the aggregate (A) materially detract from the value of or materially interfere with the use, operation or ownership of the Assets subject thereto or affected thereby, and (B) which would be accepted by a reasonably prudent and sophisticated purchaser engaged in the business of owning, exploring, developing and operating Hydrocarbon producing properties;

(xi) all applicable Laws and rights reserved to or vested in any Governmental Authorities of general applicability (A) to control or regulate any of the Assets in any manner, (B) to assess Tax with respect to the Assets, the ownership, use or operation thereof, or revenue, income or capital gains with respect thereto, (C) by the terms of any right, power, franchise, grant, license or permit, or by any provision of Law, to terminate such right, power, franchise grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Assets, (D) to use such property in a manner which does not materially impair the ownership, operation or use of such property for the purposes for which it is currently owned and operated, or (E) to enforce any obligations or duties affecting the Assets to any Governmental Authority, with respect to any franchise, grant, license or permit;

(xii) rights of any owners or lessees of any oil and gas interests in formations, strata, horizons or depths other than the Subject Formations;

(xiii) rights of a common owner of any interest in rights-of-way or easements currently held by any Seller and such common owner as tenants in common or through common ownership;

(xiv) burdens, obligations and duties under any franchise, grant, ordinance license or permit issued by any Governmental Authority, which do not individually or in the aggregate (A) materially detract from the value of or materially interfere with the use, operation or ownership of the Assets subject thereto or affected thereby, and (B) which would be accepted by a reasonably prudent and sophisticated purchaser engaged in the business of owning, exploring, developing and operating Hydrocarbon producing properties;

(xv) any Lien on, burdening or affecting the Assets which is discharged at or prior to Closing;

(xvi) any Liens burdening the Assets that secure any obligations or indebtedness under the Credit Agreement which are discharged at or prior to Closing;

(xvii) the terms or conditions of any Contracts described on Schedule 4.9;

(xviii) any other matters specifically set forth or described on Exhibit A or the Sellers Disclosure Schedules attached hereto;

(xix) the terms and conditions of this Agreement and any agreement or instrument that is required to be executed or delivered hereunder;

(xx) such Title Defects as Purchaser may have waived in writing;

(xxi) in the case of any future well or operation to be drilled or conducted on the Assets after the Closing Date, any permits, easements, rights-of-way, unit designations or production and drilling units not yet obtained, formed or created;

(xxii) Liens created under deeds of trust, mortgages and similar instruments by the lessor under a Lease covering the lessor’s surface and mineral interests in the land covered thereby that would customarily be accepted in taking or purchasing such Leases and for which the lessee would not customarily seek a subordination of such Lien to the oil and gas leasehold estate prior to conducting drilling activities on the Lease; and

(xxiii) any Liens, defects or irregularities which do not, individually or in the aggregate, (A) materially detract from the value of or materially interfere with the use, operation or ownership of the Assets subject thereto or affected thereby, and (B) which would be accepted by a reasonably prudent and sophisticated purchaser engaged in the business of owning, exploring, developing and operating Hydrocarbon producing properties.

(zzz) “Person” means any individual, corporation, partnership, limited liability company, trust, estate, Governmental Authority or any other entity.

(aaaa) “Phase I” is defined in Section 6.1(a).

(bbbb) “Post-Closing Claim Date” is defined in Section 3.2(a).

(cccc) “Post-Closing Confidential Information” means any information or data whether or not in writing, pertaining to the business, financial condition, products, services, business plans, business methodologies, business strategies, technologies, processes, trade secrets, know-how, software and documentation, and customary lists of the applicable party, including, without limitation, land, lease, title, geological, geophysical and engineering data concerning or constituting part of the Assets, but shall not include: (i) information which, as of the date hereof, is generally available to the public, (ii) information which after the date hereof becomes available to the public, by publication or otherwise, other than through an act or omission of any Party which is in violation of the provisions hereof or (iii) information rightfully acquired after the Closing Date from a third party that did not obtain such information pursuant to an obligation of confidentiality.

(dddd) “Pre-Closing Claim Date” is defined in Section 3.2(a).

(eeee) “Preliminary Settlement Statement” is defined in Section 8.4(a).

(ffff) “Production Taxes” means Taxes measured by units of production and severance Taxes, but excluding Property Taxes.

(gggg) “Property Costs” means all operating expenses (including without limitation costs of insurance, rentals, shut-in payments, routine title examination and curative actions (other than the costs and expenses to cure of any validly asserted Defects which any Seller attempts to cure under Section 3.2(b)), Third Party overhead costs charged to the Oil and Gas Properties, and Production Taxes, in each case, attributable to the ownership of the Assets or the production of Hydrocarbons produced from the Assets, but excluding any other Seller’s Taxes, including Property Taxes) and capital expenditures incurred in the ownership and operation of the Assets in the ordinary course of business, but excluding without limitation liabilities, losses, costs, and expenses attributable to: (i) claims, investigations, administrative proceedings, arbitration or litigation directly or indirectly arising out of or resulting from actual or claimed personal injury, illness or death; property damage; environmental damage or contamination; other torts; private rights of action given under any Law; or violation of any Law; (ii) obligations to plug wells, dismantle facilities, close pits and clear the site and/or restore the surface around such wells, facilities and pits; (iii) obligations to remediate actual or claimed contamination of groundwater, surface water, soil or Equipment; (iv) title claims (including claims that Leases have terminated); (iv) claims of improper calculation or payment of royalties (including overriding royalties and other burdens on production) related to deduction of post-production costs or use of posted or index prices or prices paid by affiliates; (v) gas balancing and other production balancing obligations; (vi) casualty and condemnation; and (vii) any claims for indemnification, contribution or reimbursement from any Third Party with respect to liabilities, losses, costs and expenses of the type described in preceding clauses (i) through (vi), whether such claims are made pursuant to contract or otherwise.

(hhhh) “Property Taxes” means ad valorem, property, excise, and similar Taxes, excluding, however, Production Taxes, transfer Taxes, and Taxes based upon, measured by, or calculated with respect to (i) net income, profits or similar measures, or (ii) multiple bases (including corporate, franchise, business and occupation, business license, or similar Taxes) if one or more of the bases on which such Tax is based, measured or calculated is described in the preceding clause (i) of this definition, in each case, together with interest, penalties or additions to such Tax.

(iiii) “Purchaser” is defined in the introductory paragraph above.

(jjjj) “Purchaser Group” is defined in Section 11.2(b).

(kkkk) “Purchaser’s Representatives” is defined in Section 6.1(a).

(llll) “Recognized Environmental Condition” means any Environmental Defect that constitutes a “recognized environmental condition” as defined in American Society for Testing and Materials E-1527-05.

(mmmm) “Records” means all books, records, files, data, information, drawings and maps to the extent (and only to the extent) related to the Assets, including electronic copies of all computer records where available, contract files, lease files, well logs, division order files, title opinions and other title information (including abstracts, evidences of rental payments, maps, surveys and data sheets), hazard data and surveys, production records, engineering files and environmental records, but excluding, however, in each case, the Excluded Records.

(nnnn) “Release” means any discharge, emission, spilling, leaking, pumping, pouring, injecting, dumping, burying, leaching, migrating, abandoning or disposing into or through the environment of any Hazardous Substance including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Substance.

(oooo) “Required Consent” means any consent, approval or authorization that is required to be obtained, made or complied with for or in connection with the sale, assignment or transfer of any Asset, or any interest therein by Sellers as contemplated by this Agreement that expressly provides in the applicable agreement or contract that the sale or transfer of such Asset without compliance with the terms of any such agreement or contract would result in termination or other material impairment of any rights in relation to such Asset; provided, however, “Required Consent” shall not include any Customary Consents.

(pppp) “Retained Casualty Events” means the casualty events claimed by Sellers under and described more fully under (i) that certain Opal Resources/Field fire damage Travelers claim #CEN3537 with a date of loss of February 13, 2011 occurring in Andrews County, Texas and (ii) that certain Opal Resources/Field fire damage Travelers’

Claim Numbers CEN 3564 and CEN 3565 (pollution) with a date of loss of February 27, 2011 occurring in Andrews County, Texas.

(qqqq) “Retained Claims” means all claims, demands, damages, losses, costs, Liabilities, interest or causes of action whatsoever, in Law or in equity, known or unknown, against any Third Party (including any and all claims for insurance proceeds) which Sellers might now or subsequently may have, to the extent specifically based on, relating to or arising out of (i) any of the Retained Casualty Events (ii) any Retained Liabilities, including rights under breaches of statutory or implied warranties, nuisance or other tort actions, rights to punitive damages, common Law rights of contribution and rights under any Contracts or insurance policies.

(rrrr) “Retained Liabilities” is defined in Section 11.1.

(ssss) “Rights of Way” is defined in Section 1.1(i)(v).

(tttt) “SEC” is defined in Section 6.8(a).

(uuuu) “Seller” is defined in the introductory paragraph above.

(vvvv) “Seller Bonds” is defined in Section 6.6.

(wwww) “Sellers Disclosure Schedules” means the aggregate of all schedules that set forth exceptions, disclosures or otherwise relate to or referenced in any of the representations or warranties of any Seller set forth in ARTICLE 4.

(xxxx) “Seller Group” is defined in Section 11.2(a).

(yyyy) “Sellers’ Representatives” is defined in Section 6.8(a).

(zzzz) “Subject Formations” means, (i) for each Unit, Well or Undeveloped Acreage set forth on Exhibit A-2, the applicable depths, productive formation or formations, strata, or horizon or horizons specified for such Unit, Well or Undeveloped Acreage on Exhibit A-2 in the column labeled “Depth Limits”.

(aaaaa) “Subsidiary” means any Seller or any Person that is directly or indirectly controlled by any Seller, with control in such context meaning the ability to direct the management or policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement, or otherwise. Solely for the purpose of this definition, the term “control”, “controlled” and variations thereof means ownership of fifty percent (50%) or more of either the outstanding voting rights (stock or otherwise) or ownership interest or the direct or indirect power to direct or cause the direction of the management and policies of the Person in question through ownership of voting membership interests, shares or other securities, pursuant to a written agreement, or otherwise.

(bbbbb) “Suspense Obligation” is defined in Section 11.1.

(ccccc) “Target Closing Date” is defined in Section 8.1.

(ddddd) “Taxes” means all taxes, including any foreign, federal, state or local income tax, surtax, remittance tax, presumptive tax, net worth tax, special contribution, production tax, pipeline transportation tax, freehold mineral tax, value added tax, withholding tax, gross receipts tax, windfall profits tax, profits tax, severance tax, personal property tax, real property tax, sales tax, goods and services tax, service tax, transfer tax, use tax, excise tax, premium tax, stamp tax, motor vehicle tax, entertainment tax, insurance tax, capital stock tax, margin tax, franchise tax, occupation tax, payroll tax, employment tax, unemployment tax, disability tax, alternative or add-on minimum tax and estimated tax, imposed by a Governmental Authority together with any interest, fine or penalty thereon, and with such term to include transferee liability for any of the preceding.

(eeeee) “Tax Deferred Exchange” is defined in Section 12.5.

(fffff) “Tax Return” means each tax return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

(ggggg) “Termination Date” is defined in Section 10.1(c).

(hhhhh) “Third Party” means any Person other than any (i) Seller or any of their respective Affiliates, or any of stockholders, members, officers, directors, employees, agents, advisors, representatives, accountants, attorneys or consultants of any of the foregoing or (ii) Purchaser or any of its Affiliates, or any of officers, directors, employees, agents, advisors, representatives, accountants, attorneys or consultants of any of the foregoing.

(iiiii) “Title Arbitrator” is defined in Section 3.2(f).

(jjjjj) “Title Defect” means any Lien, obligation, burden or defect, including, without limitation a discrepancy in Net Revenue Interest, Working Interest or Net Revenue Interest Acres that results in the failure of Sellers to have Defensible Title to the Oil and Gas Properties.

(kkkkk) “Transition Agreement” is defined in Section 8.2(f).

(lllll) “Treasury Regulations” means the income tax regulations promulgated under the Code.

(mmmmm) “Unadjusted Purchase Price” is defined in Section 2.2(a).

(nnnnn) “Undeveloped Acreage” means the lands burdened by the Leases (or portions thereof) to the extent such lands are not included in any proration or drilling unit of any Well described on Part 1 of Exhibit A-2.

(ooooo) “Unit” is defined in Section 1.1(i)(ii).

(ppppp) “Well” is defined in Section 1.1(i)(i).

(qqqqq) “Working Interest” means, with respect to any Oil and Gas Property, the percentage of costs and expenses associated with the exploration, drilling, development, operation, maintenance and abandonment on or in connection with such Oil and Gas Property required to be borne with respect thereto, but without regard to the effect of any royalties, overriding royalties, production payments, net profits interests and other similar burdens upon, measured by, or payable out of production therefrom.

Section 1.2 Interpretation. In this Agreement, unless a clear contrary intention appears: (a) the singular number includes the plural number and vice versa; (b) reference to any Person includes such Person’s successors and assigns but only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Agreement), document or instrument means, unless specifically provided otherwise, such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law means, unless specifically provided otherwise, such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any law means, unless specifically provided otherwise, that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (f) reference in this Agreement to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section hereof or Appendix, Schedule or Exhibit thereto; (g) “hereunder”, “hereof”, “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision thereof; (h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (i) “or” is not exclusive; (j) relative to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (k) the Schedules and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein; provided that in the event a word or phrase defined in this Agreement is expressly given a different meaning in any Schedule or Exhibit, such different definition shall apply only to such Schedule or Exhibit defining such word or phrase independently, and the meaning given such word or phrase in this Agreement shall control for purposes of this Agreement, and such alternative meaning shall have no bearing or effect, on the interpretation of this Agreement; and (l) except as otherwise provided herein, all actions which any Person may take and all determinations which any Person may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such Person.

ARTICLE 2

PURCHASE AND SALE

Section 2.1 Purchase and Sale. On the terms and conditions contained in this Agreement, each Seller agrees to sell to Purchaser and Purchaser agrees to purchase, accept and pay for the Assets.

Section 2.2 Purchase Price.

(a) The purchase price for the Assets shall be Three Hundred Sixty-Six Million Two Hundred Ninety Thousand One Hundred and Seventy-One Dollars and No/100 ($366,290,171.00) (the “Unadjusted Purchase Price”), adjusted as provided in Section 2.4 (as adjusted, the “Adjusted Purchase Price”).

Section 2.3 Deposit.

(a) No later than one (1) Business Day after the Execution Date, Purchaser shall establish with the Escrow Agent, an interest-bearing joint escrow account (the “Escrow Account”) and shall deposit with the Escrow Agent an amount in cash equal to five percent (5%) of the Unadjusted Purchase Price (“Deposit”), pursuant to the terms of the Escrow Agreement. Interest accruing on the Deposit shall become part of the Deposit for all purposes under this Agreement.

(b) In the event that Closing occurs, then the entirety of the Deposit shall be applied and credited toward the calculation of the Closing Payment payable by Purchaser on the Closing Date as provided in Section 8.4(a) below.

(c) If for any reason this Agreement is terminated in accordance with Section 10.1 below, then the Deposit shall be disbursed or retained as provided in Section 10.2 below.

Section 2.4 Adjustments to Unadjusted Purchase Price. The Unadjusted Purchase Price shall be adjusted as follows,:

(a) decreased in accordance with Section 3.2, but only with respect to Defects for which notice is given on or before the applicable Claim Date;

(b) decreased by the amount of royalty, overriding royalty and other burdens payable out of production of Hydrocarbons from the Leases and Units or the proceeds thereof to any Third Party but held in suspense by any Seller at the Closing, and any interest accrued in escrow accounts for such suspended funds, to the extent such funds are not transferred to Purchaser’s control at the Closing;

(c) adjusted for production, plant, pipeline and transportation gas imbalances and inventory on the Effective Date as follows:

(i) decreased by the aggregate amount owed by Sellers to Third Parties for production, pipeline, plant or other imbalances on the basis of the applicable price set forth in the Contract applicable to such imbalance, as applicable;

(ii) increased by the aggregate amount owed by Third Parties to Sellers for production, pipeline, plant or other imbalances on the basis of the applicable price set forth in the Contract applicable to such imbalance; and

(iii) increased by the aggregate amount equal to Seller’s share of any liquid Hydrocarbons in tanks or storage facilities produced from or credited to the Oil and Gas Properties prior to the Effective Time based upon the quantities in tanks or storage facilities as of the Effective Time as measured by and reflected in Sellers’ records multiplied by $87.21 per Barrel, as applicable; and

(d) without prejudice to any Party’s rights under ARTICLE 11, adjusted for proceeds and other income attributable to the Assets, Property Costs and certain other costs attributable to the Assets, and interest as follows:

(i) decreased by an amount equal to the aggregate amount of the following proceeds received by any Seller or any Affiliate of any Seller:

(A) amounts earned from the sale, during the period from and after the Effective Date, of Hydrocarbons produced from or attributable to the Oil and Gas Properties during any period on or after the Effective Date (net of any (x) royalties, overriding royalties and other burdens payable out of production of Hydrocarbons or the proceeds thereof that are not included in Property Costs, (y) gathering, processing and transportation costs paid in connection with sales of Hydrocarbons, and (z) Production Taxes, other Taxes measured by units of production, severance Taxes and any other Property Costs, that in any such case are deducted by the purchaser of production), and

(B) other income earned with respect to the Assets during the period from and after the Effective Date other than income or proceeds attributable to the Retained Claims (provided that for purposes of this Section, no adjustment shall be made for funds received by any Seller for the account of any Third Party);

(ii) increased by an amount equal to the amount of all Property Costs, which are incurred in the ownership and operation of the Assets on or after the Effective Date but paid by or on behalf of any Seller or any Affiliate of any Seller prior to, on or after the Closing Date, (A) except (1) any costs already deducted in the determination of proceeds in Section 2.4(d)(i) and (2) any Property Costs or other costs and expenses incurred by Sellers in connection with repairing, restoring or replacing any of Assets as a result of any of the Retained Casualty Events, and (B) provided that Third Party overhead costs charged with respect to development and production operations shall not exceed the amounts chargeable to the Oil and Gas Properties under the applicable operating agreement or, if for any Oil and Gas Property there is none, the amounts charged for that Oil and Gas Property on the same basis as charged on the Execution Date;

(iii) increased by the amount of an overhead reimbursement fee equal to Four Hundred and Seventy Two Dollars ($472.00) per Well per month for each month between the Effective Date and the Closing Date for each producing Well or saltwater disposal Well included in the Assets plus (B) Six Thousand Five Hundred and Seventy Three Dollars ($6,573.00) per Well per month for each month between the Effective Date and the Closing Date for each Well included in the Assets that is subject to a drilling or workover operation. For any partial month, such fee shall be prorated based on the actual number of days in such partial month; and

(iv) increased by the amount that would be calculated on the Unadjusted Purchase Price at the Agreed Rate, for the period from but excluding the Target Closing Date through and including the Closing Date.

(v) The amount of each adjustment to the Unadjusted Purchase Price described in Section 2.4(d) shall be determined in accordance with the United States generally accepted accounting principles, consistently applied (the “Accounting Principles”).

Section 2.5 Allocation of Purchase Price. Sellers and Purchaser agree that the Allocated Value of the Assets set forth on Schedule 2.5 represent the Parties good faith allocation of the sum of the Unadjusted Purchase Price for the various Assets for federal and state income tax purposes, which allocations shall be made in accordance with Section 1060 of the Code and the Treasury Regulations thereunder and are to be substantially consistent with the Allocated Values of such Assets. The Parties shall agree on a revised Schedule 2.5 to account for any adjustments made to the Unadjusted Purchase Price hereunder no later than the final settlement under Section 8.4. The allocations set forth in the schedule described in this Section 2.5 (as finally revised) shall be used by Sellers and Purchaser as the basis for reporting asset values and other items, including preparing Internal Revenue Service Form 8594, Asset Acquisition Statement (which Form 8594 shall be completed, executed and delivered by each of the Parties as soon as practicable after the Closing but in no event later than thirty (30) days prior to the date such form is required to be filed), and each Seller and Purchaser agrees to prepare and file all Tax Returns required to be filed by it consistent with such allocations. In the event that the allocations are disputed by any taxing authority, the Party receiving notice of such dispute will promptly notify and consult with the other Parties and keep the other Parties apprised of material developments concerning resolution of such dispute.

Section 2.6 Amounts and Invoices Received After Closing.

(a) After Closing, to the extent not taken into account in either the Preliminary Settlement Statement or the Final Settlement Statement, any cash received by or credited to any Seller applicable to production of Hydrocarbons from, or any other proceeds received by or credited to any Seller and attributable to, the Assets on or after the Effective Date shall be paid by the Sellers to Purchaser within thirty (30) days after any Seller receipt of such cash or other proceeds.

(b) After Closing, to the extent not taken into account in either the Preliminary Settlement Statement or the Final Settlement Statement, any cash received by or credited to Purchaser applicable to production of Hydrocarbons from, or any other proceeds received by or credited to Purchaser and attributable to, the Assets before the Effective Date shall be paid by Purchaser to Seller within thirty (30) days after Purchaser receipt of such cash or other proceeds.

(c) Sellers shall be responsible for (and entitled to any refunds and indemnities with respect to) all Property Costs incurred for periods prior to the Effective Date. After Closing, to the extent not taken into account in either the Preliminary Settlement Statement or the Final Settlement Statement, each invoice (or copy thereof) received by Purchaser for Property Costs applicable to time periods prior to the Effective Date shall be forwarded by Purchaser to Sellers following Purchaser’s receipt thereof and, if such invoice has been paid by Purchaser, Sellers shall reimburse Purchaser for such amounts paid by Purchaser within thirty (30) days after Sellers’ receipt of such invoice or copy thereof.

(d) Purchaser shall be responsible for (and entitled to any refunds and indemnities with respect to) all Property Costs incurred for periods on or after the Effective Date. After Closing, to the extent not taken into account in either the Preliminary Settlement Statement or the Final Settlement Statement, each invoice (or copy thereof) received by Sellers for Property Costs applicable to time periods from and after the Effective Time shall be forwarded by Sellers to Purchaser following Sellers’ receipt thereof and, if such invoice has been paid by any Seller, Purchaser shall reimburse such Sellers for such amounts paid by the relevant Seller within thirty (30) days after Purchaser’s receipt of such invoice or copy thereof.

(e) Payments made under this Section 2.6 shall not constitute an adjustment to any portion of the Purchase Price. Adjustments to the Purchase Price after the Closing shall be made only under Section 2.4.

ARTICLE 3

TITLE AND ENVIRONMENTAL MATTERS

Section 3.1 Title and Environmental Matters.

(a) General Disclaimer of Title Warranties and Representations. Except for the representation set forth in Section 4.14 and, subject to Section 3.1(b), the special warranty of title as set forth in the Conveyances with respect to the Assets and without limiting Purchaser’s remedies for Defects set forth in this ARTICLE 3, SELLERS MAKE NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO (I) SELLERS’ OR ANY OTHER PERSON’S TITLE TO ANY OF THE ASSETS, (II) ANY MATTERS WITH RESPECT TO THE EXISTENCE OF ANY ADVERSE ENVIRONMENTAL CONDITION, ENVIRONMENTAL DEFECT OR ANY ENVIRONMENTAL LIABILITIES WITH RESPECT TO THE ASSETS, OR (III) WHETHER ANY SELLER OR ANY OF THE ASSETS (OR THE OWNERSHIP OR OPERATION THEREOF) ARE IN COMPLIANCE WITH ANY ENVIRONMENTAL LAW. Purchaser hereby acknowledges and agrees that except as to any breach of Sellers’ representation set forth in Section 4.14 and the special warranty of title set forth in the Conveyances (which shall survive in accordance with the terms of Section 3.1(b)), this ARTICLE 3 sets forth Purchaser’s sole and exclusive remedy with respect to (A) any Defect, (B) the failure of Sellers or any other Person to have title to any of the Assets (whether Defensible Title or otherwise), and (C) the existence of any Adverse Environmental Condition or any

Environmental Liabilities with respect to the Assets. Except for the rights and remedies of Purchaser expressly set forth in this ARTICLE 3 and, subject to Section 3.1(b), with respect to any breach of Sellers’ special warranty of title set forth in the Conveyances, PURCHASER RELEASES, REMISES AND FOREVER DISCHARGES EACH SELLER, EACH AFFILIATE OF EACH SELLER AND ALL SUCH PERSONS’ RESPECTIVE STOCKHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS AND REPRESENTATIVES FROM ANY AND ALL SUITS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, CLAIMS, DEMANDS, DAMAGES, LOSSES, COSTS, LIABILITIES, INTEREST OR CAUSES OF ACTION WHATSOEVER, IN LAW OR IN EQUITY, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT NOW OR SUBSEQUENTLY MAY HAVE, BASED ON, RELATING TO OR ARISING OUT OF, ANY BONA FIDE DEFECT THAT IS NOT VALIDLY ASSERTED BY THE APPLICABLE CLAIM DATE, ANY OTHER DEFICIENCY IN TITLE TO ANY OF THE ASSETS OR THE EXISTENCE OF ANY ADVERSE ENVIRONMENTAL CONDITION, ENVIRONMENTAL DEFECT OR ANY ENVIRONMENTAL LIABILITIES WITH RESPECT TO THE ASSETS.

(b) Special Warranties of Title in the Conveyances.

(i) The Conveyances delivered at Closing will contain a special warranty of Defensible Title by the Sellers whereby Sellers shall warrant Defensible Title to the Oil and Gas Properties unto Purchaser against every Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Sellers but not otherwise, subject, however, to the Permitted Encumbrances. The special warranties of Defensible Title contained in the Conveyances delivered at Closing shall expire and terminate on the date eighteen (18) months after the Closing Date and shall be subject to the further limitations and provisions of this ARTICLE 3 mutatis mutandis, but excluding the application of the Defect Threshold and the Defect Deductible.

(ii) For purposes of the special warranties of Defensible Title contained in the Conveyances delivered at Closing, the value of the Assets set forth in the exhibits thereto, as applicable, shall be deemed to be the Allocated Value thereof, as adjusted herein. Recovery on the special warranties of Defensible Title contained in the Conveyances delivered at Closing shall be limited to an amount (without any interest accruing thereon) equal to the reduction in the Purchase Price to which Purchaser would have been entitled had Purchaser asserted the Title Defect giving rise to such breach of the special warranty of Defensible Title contained in the Conveyances as a Title Defect prior to Closing pursuant to Section 3.2, in each case excluding the application of the Defect Threshold and the Defect Deductible.

Section 3.2 Defects; Adjustments.

(a) Notice of Defects. To assert a claim with respect to any Defect, Purchaser must deliver a claim notice or notices (each a “Defect Notice”) (1) with respect to such Defect to Sellers on or before 5:00 p.m. Central Standard Time on a date which is at least one (1) Business Days prior to the Closing Date (the “Pre-Closing Claim Date”); (2) solely with respect to any Environmental Defect identified in connection with any permitted Invasive

Activities conducted in accordance with Section 6.1(b), on or before a date which is 90 days after the Closing Date (the “Post-Closing Environmental Defect Claim Date”); or (3) with respect to any breach of Sellers’ special warranty of Defensible Title in the Conveyances, the date eighteen (18) months after the Closing Date (the “Post-Closing Title Defect Claim Date” and together with the Pre-Closing Claim Date and the Post-Closing Environmental Defect Claim Date, each a “Claim Date”). Each such notice shall be in writing and shall include:

(i) a description of the alleged Defect(s);

(ii) the Oil and Gas Properties subject to such Defect(s);

(iii) if a Title Defect, the Allocated Value of each Oil and Gas Property subject to the alleged Defect(s);

(iv) Purchaser’s good faith reasonable estimate of the Defect Amount(s) attributable to such Defect and the computations and information upon which Purchaser’s estimate is based; and

(v) supporting documents reasonably necessary for Sellers (as well as any title attorney or examiner hired by Seller) to verify or investigate the existence of the alleged Defect(s).

Purchaser shall be deemed to have waived all Title Defects (other than any Title Defect with respect to any breach of Sellers’ special warranty of Defensible Title in the Conveyance) for which Sellers have not received a valid Defect Notice on or before the Pre-Closing Claim Date. Purchaser shall be deemed to have waived all Environmental Defects for which Sellers have not received a valid Defect Notice on or before the Pre-Closing Claim Date; provided, however, Purchaser has the right to deliver on or prior to the Post-Closing Environmental Defect Claim Date one or more supplements to any Defect Notice delivered on or before the Pre-Closing Claim Date or any new Defect Notice delivered after the Pre-Closing Claim Date with respect to an Environmental Defect to the extent that any permitted Invasive Activities reveals the existence of, or additional information that allows the Parties to more accurately determine the extent and Defect Amount with respect to, any Recognized Environmental Condition.

(b) Option to Cure Defects. Within five (5) Business Days after receipt of any Defect Notice, Seller may notify Purchaser in writing that Sellers elect to cure or remove any validly asserted alleged Defect subject to any such Defect Notice. Sellers shall have the right, but not the obligation to attempt, at Sellers’ sole cost, to cure or remove, on or prior to the date sixty (60) days after the applicable Claim Date, any Defects asserted in a valid Defect Notice. Sellers shall be deemed to have cured or removed a validly asserted Defect on or prior to the date sixty (60) days after the applicable Claim Date by proving to the reasonable satisfaction of Purchaser, and at no cost or expense to Purchaser, that the Oil and Gas Property affected by such alleged Defect is free of all Defects as of the date sixty (60) days after the applicable Claim Date. If any validly asserted Defect is not cured, or if Sellers and Purchaser cannot agree as to whether such Defect has been cured or removed, and it is determined by the Title Arbitrator that such Defect is not cured by the date sixty (60) days after the applicable Claim Date, the Unadjusted Purchase Price shall be adjusted downward by the Defect Amount attributable to such Defect. Any Seller’s election to attempt to cure or remove a Defect shall not constitute a waiver of Sellers’ right to dispute the validity, nature or value of, or cost to cure, such Defect.

(c) Defect Amounts. The diminution of value of the Assets attributable to any Defect (the “Defect Amount”) shall be determined as follows:

(i) if Purchaser and Sellers agree on the Defect Amount, that amount shall be the Defect Amount;

(ii) if a Title Defect is a Lien which is liquidated in amount, then the Defect Amount shall be the amount necessary to be paid to remove the Title Defect from Sellers’ interest in the affected Assets;

(iii) if a Title Defect represents a negative discrepancy between (A) the actual Net Revenue Interest for any Well and (B) the “Net Revenue Interest” percentage stated on Exhibit A-2, Part 1 for such Well, then the Defect Amount shall be equal to (1) the product of the Allocated Value of such Well multiplied by (2) a fraction, the numerator of which is (x) the remainder of (i) the “Revenue Interest” percentage stated on Exhibit A-2, Part 1 for such Well minus (ii) the actual Net Revenue Interest of such Well, and the denominator of which is (y) the “Net Revenue Interest” percentage stated on Exhibit A-2, Part 1 for such Well; provided that if the Title Defect does not affect the “ Revenue Interest” percentage stated on Exhibit A-2, Part 1 for such Well throughout its entire productive life, the Defect Amount determined under this Section 3.2(c)(iii) shall be reduced to take into account the applicable time period only;

(iv) if the Title Defect represents an obligation, encumbrance, burden or charge upon or other defect in title to the affected Oil and Gas Property of a type not described in Section 3.2(c)(i), (ii) or (iii) above, the Defect Amount shall be determined by taking into account the Allocated Value of the Oil and Gas Property so affected, the portion of Sellers’ interest in the Oil and Gas Property affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the affected Oil and Gas Property, the values placed upon the Title Defect by Purchaser and Seller and such other factors as are necessary to make a proper evaluation and determination of such value;

(v) if a Title Defect as to a particular tract or parcel of any Lease (or portion thereof) included in any Undeveloped Acreage represents Sellers holding Defensible Title to a number of Net Revenue Interest Acres as to the tract(s) or parcel(s) constituting Undeveloped Acreage that is less than the number set forth in the “Net Revenue Interest Acres” column of Exhibit A-2, Part 2 for such tract(s) or parcel(s), then the Title Defect Amount shall be the product of (A) the Net Revenue Interest Acre Price, multiplied by (B) the remainder of (1) the “Net Revenue Interest Acres” column of Exhibit A-2, Part 2 for such tract(s) or parcel(s) minus (2) the actual Net Revenue Interest Acres for such tract or parcel after giving effect to such Defect;

(vi) if a Defect is an Environmental Defect, the Defect Amount shall be equal to the estimated costs, expenses and damages (excluding damages for death or physical injury to any Person relating to or arising out of such Defect or damages constituting Retained Liabilities) (as of the Closing Date) to remediate the Assets subject to such Environmental Defect to bring such Environmental Defect into compliance with applicable Environmental Laws or any Lease, Right of Way or Contract, it being intended that such compliance would be accomplished in the most cost-effective manner reasonably available, consistent with and in compliance with all applicable Environmental Laws and the terms of any such applicable Lease, Right of Way or Contract, taking into account that non-permanent remedies (including without limitation, mechanisms to contain or stabilize Hazardous Substances, including monitoring site conditions, natural attenuation, risk-based corrective action, institutional controls, or other appropriate restrictions on the industrial use of the property, caps, dikes, encapsulation, lechate collection systems, and the like) may satisfy the Texas Railroad Commission or other applicable Governmental Authority;

(vii) if a Title Defect is reasonably susceptible of being cured, the Defect Amount determined under subsections (iii) or (iv) above shall in no event be greater than the amount that can reasonably be shown to be the reasonable and cost-effective response to cure such Defect; and

(viii) the Defect Amount with respect to a Defect shall be determined without duplication of any costs or losses included in another Defect Amount hereunder, or for which Purchaser otherwise receives credit in the calculation of the Adjusted Purchase Price.

Notwithstanding anything to the contrary in this Agreement, the aggregate adjustment to the Unadjusted Purchase Price for all Defect Amounts attributable to Title Defects upon any given Oil and Gas Property shall not exceed the Allocated Value of such Oil and Gas Property (in each case after giving effect to any applicable adjustments due to prior Title Defects).

(d) Defect Threshold and Defect Deductible. Notwithstanding anything to the contrary in this Agreement:

(i) there shall be no adjustments to the Unadjusted Purchase Price for any Defect for which the Defect Amount attributable thereto is less than $25,000.00 (“Defect Threshold”);

(ii) with respect to all valid Defects where the Defect Amount thereof exceeds the Defect Threshold, (A) there shall be no adjustment to the Unadjusted Purchase Price with respect to any such Defects unless and until the aggregate Defect Amounts thereof exceeds one and one half percent (1.5%) of the Unadjusted Purchase Price (the “Defect Deductible”) and (B) for purposes of determining whether such aggregate Defects exceed the Defect Deductible the full Defect Amount of any such Defect shall be taken into account without deduction for the Defect Threshold; provided, however, the Defect Threshold and the Defect Deductible shall not apply to any validly asserted Title Defects arising out of any breach of the special warranty of Defensible Title set forth in the Conveyances; and

(iii) after the Closing, there shall be no adjustments to the Unadjusted Purchase Price for the aggregate Defect Amounts of Environmental Defects asserted or supplemented by a valid Defect Notice after the Pre-Closing Claim Date to the extent the aggregate Defect Amounts attributable to such Environmental Defects exceed an amount equal to the remainder of (A) twenty percent (20%) of the Unadjusted Purchase Price minus (B) the aggregate adjustment to the Unadjusted Purchase Price under Section 2.4(a) attributable to Defect Amounts with respect to any Environmental Defect asserted on or prior to the Pre-Closing Claim Date, it being understood that Purchaser shall not be entitled to, and Sellers shall not be liable for, any adjustments to the Unadjusted Purchase Price or any other reimbursement or rights hereunder with respect to any Defect Amounts attributable to any Environmental Defect in excess of the foregoing described amount.

(e) Remedies for Defects. In the event that any valid Defect is not waived in writing by Purchaser or cured on or prior to the date sixty (60) days after the applicable Claim Date, then, subject to Sellers’ right to dispute the existence of such Defect and the Defect Amount asserted with respect thereto:

(i) subject to Section 3.1(b), Section 3.2(d)(iii), Section 3.2(e)(ii) and Section 3.2(e)(iii), with respect to all Defects that the Defect Amount with respect thereto exceeds the Defect Threshold, the Unadjusted Purchase Price shall be decreased by the sum of the aggregate Defect Amounts attributable to all such Defects, but only to the extent such aggregate sum exceeds the Defect Deductible, it being the intention of the Parties that the Defect Deductible constitute a deductible and not a threshold;

(ii) with respect to all breaches of Sellers’ special warranty of Defensible Title in the Conveyances received or finally determined after the date of the Final Settlement Statement under Section 8.4, Sellers shall promptly pay to Purchaser the Defect Amount attributable thereto via wire transfer of immediately available funds to the account designated in writing by Purchaser; and

(iii) with respect to all Defects that constitute Environmental Defects for which the Defect Amount with respect thereto exceeds the Defect Threshold, then Sellers shall have the right, but not the obligation, to elect in writing delivered to Purchaser on or prior to the Closing Date to exclude such Asset subject to such Environmental Defect (along with any other Assets necessary for the ownership or operation of such Assets) from the transactions contemplated hereunder and, in such event, (A) the Unadjusted Purchase Price shall be decreased by the Allocated Value of such Assets subject to all such Defects, (B) all such Assets shall be deemed to be excluded from the definition of Assets and from Exhibit A attached hereto, (C) such Assets shall be deemed to constitute Excluded Assets set forth on Schedule 1.1 and (D) Purchaser shall have no rights or obligations hereunder with respect to such Excluded Assets.

(f) Sellers and Purchaser shall attempt to agree on all Defects or Defect Amounts (or the cure thereof) by the date sixty (60) days after the applicable Claim Date. If Sellers and Purchaser are unable to agree on the existence, cure or amount of any Defect or Defect Amount by the date sixty (60) days after the applicable Claim Date, then, subject to Section 3.2(c), Purchaser’s good faith estimate shall be used to determine the Closing Payment pursuant to Section 8.4(a), and the Defect Amounts in dispute shall be exclusively and finally resolved by arbitration pursuant to this Section 3.2(f). During the ten (10) day period following the date sixty (60) days after the applicable Claim Date, (a) Defect or Defect Amount in dispute with respect to Title Defects shall be submitted to a title attorney that has at least 10 years’ experience in oil and gas titles in the state of Texas as selected by mutual agreement of Purchaser and Seller or absent such agreement during the 10 day period, by the Houston office of the American Arbitration Association (the “Title Arbitrator”) and (b) Defect Amounts in dispute with respect to Environmental Defects shall be submitted to a nationally recognized independent environmental consulting firm mutually acceptable to both Sellers and Purchaser or absent such agreement during the 10 day period, by the Houston office of the American Arbitration Association (the “Environmental Arbitrator” and collectively with the Title Arbitrator, each a “Defect Arbitrator”). The Defect Arbitrator shall not have worked as an employee, consultant, contractor or outside counsel for any Party or any Affiliate of any Party during the ten (10) year period preceding the arbitration or have any financial interest in the dispute. The arbitration proceeding shall be held in Houston, Texas and shall be conducted in accordance with, but not under the auspices or jurisdiction of, the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section. The applicable Defect Arbitrator’s determination shall be made within thirty (30) days after submission of the matters in dispute and shall be final and binding upon the Parties, without right of appeal. In making a determination, the applicable Defect Arbitrator shall be bound by the rules set forth in this ARTICLE 3 and may consider such other matters as in the opinion of the applicable Defect Arbitrator are necessary or helpful to make a proper determination. Additionally, the applicable Defect Arbitrator may consult with and engage any disinterested Third Party to advise the arbitrator, including title attorneys from other states and petroleum engineers. The applicable Defect Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Defect Amounts submitted by any Party and may not award damages or penalties to any Party with respect to any matter. Sellers and Purchaser shall each bear its own legal fees and other costs of presenting its case. Purchaser shall bear one-half of the fees, costs and expenses of the applicable Defect Arbitrator, and Sellers shall be responsible for the remaining one-half of the fess, costs and expenses of the applicable Defect Arbitrator. However, the Defect Arbitrator shall have the right, but not the obligation, to award reasonable legal fees and interest (but not any other damages or penalties) incurred by a Party in connection with such arbitration.

Section 3.3 Consents to Assignment. Promptly after the Execution Date, Sellers shall prepare and send notices to the holders of any required consents, approvals and authorizations (other than Customary Consents) that are set forth on Schedule 4.12 requesting the consent or approval to the transactions contemplated by this Agreement. Sellers and Purchaser shall cooperate and use commercially reasonable efforts to cause such consents, approvals and authorizations (other than Customary Consents) that are set forth on Schedule 4.12 to be obtained and delivered prior to Closing, provided that Sellers shall not be required to make payments or undertake obligations to obtain the required consents, approvals or authorizations. In the event that any Required Consent is not waived, obtained, complied with or otherwise satisfied prior to the Closing Date, then in no event shall there be transferred at Closing any Asset for which a Required Consent has not been satisfied, obtained or waived. In cases in which the Asset subject to a Required Consent is a Contract and Purchaser is assigned the Lease(s) to which the Contract relates, but the Contract is not transferred to Purchaser due to any such Required Consent, (a) Sellers and Purchaser shall continue after Closing to use commercially reasonable efforts to obtain such Required Consent (provided that no Seller shall be required to make payments or undertake obligations to obtain the Required Consent) so that such Contract can be transferred to Purchaser upon receipt of the Required Consent, (b) the Contract shall be held by Sellers for the benefit of Purchaser, (c) Purchaser shall pay all amounts due thereunder, and (d) Purchaser shall be responsible for the performance of any obligations under such Contract to the extent that Purchaser has been transferred the Assets necessary to perform under such Contract until such Required Consent is obtained. In cases in which the Asset subject to any Required Consent is an Oil and Gas Property and the Required Consent to the transfer of such Oil and Gas Property is not obtained by Closing, Purchaser may elect to treat the unsatisfied Required Consent as a Title Defect and receive the appropriate adjustment, if any, to the Unadjusted Purchase Price under Section 2.4 by giving Sellers written notice thereof in accordance with Section 3.2(a), except that such notice may be given up to the Closing Date. If an unsatisfied Required Consent with respect to which an adjustment to the Unadjusted Purchase Price is made under Section 3.2 is subsequently satisfied prior to the date of the final adjustment to the Unadjusted Purchase Price under Section 8.4(b), then (i) Sellers shall be reimbursed in that final adjustment for the amount of any previous deduction from the Unadjusted Purchase Price, (ii) the Lease, if not previously transferred to Purchaser, shall be transferred, (iii) the provisions of this Section 3.3 shall no longer apply to such Required Consent. If an unsatisfied Required Consent with respect to which an adjustment to the Unadjusted Purchase Price is made under Section 3.2, is not satisfied prior to the date of the final adjustment to the Unadjusted Purchase Price under Section 8.4(b), then such Oil and Gas Property shall be deemed to be (A) deleted from Exhibit A attached hereto, (B) added to Schedule 1.1 attached hereto and (C) an Excluded Property for all purposes hereunder.

Section 3.4 Casualty and Condemnation.

(a) If, after the Execution Date but prior to Closing Date, any portion of the Oil and Gas Properties are destroyed by fire or other casualty or is expropriated or taken in condemnation or under right of eminent domain, Purchaser and Seller shall, subject to the satisfaction (or waiver) of the conditions to Closing set forth in Section 8.2 and Section 8.3, nevertheless be required to Close.

(b) In the event that on or after the Execution Date but prior to the Closing any Oil and Gas Properties are destroyed by fire or other casualty, then Seller, at the Closing, shall (i) pay to Purchaser all sums paid to Seller by Third Parties by reason of such fire or casualty insofar as with respect to the Assets, and (ii) assign, transfer and set over to Purchaser or subrogate Purchaser to all of Seller’s right, title and interest (if any) in insurance claims, unpaid awards and other rights against Third Parties (excluding any Liabilities, other than insurance claims, of or against any Seller Indemnified Parties) arising out of such fire or casualty insofar as with respect to the Assets; provided, however, that Seller shall reserve and retain (and Purchaser shall assign to Seller) all rights, title, interests and claims against Third Parties for the recovery of Seller’s costs and expenses incurred prior to the Closing in pursuing or asserting any such insurance claims or other rights against Third Parties.

(c) In the event that on or after the Execution Date but prior to the Closing any Oil and Gas Properties are condemned, taken or expropriated, then (i) the Oil and Gas Properties subject to such expropriation, taking or condemnation shall (A) be excluded from the transactions contemplated hereunder and deemed to constitute Excluded Assets, (B) Sellers shall be solely entitled to all payments, awards, claims and recoveries arising from or attributable to such expropriations, takings or condemnations and (C) the Unadjusted Purchase Price shall be reduced by the Allocated Value of all such Oil and Gas Properties and (ii) Sellers shall retain all rights to insurance and other claims, payments, awards, claims and recoveries against any Third Party with respect to the condemnation, taking or expropriation except to the extent the Parties otherwise agree in writing.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to the provisions of this ARTICLE 4, and the other terms and conditions of this Agreement, each Seller represents and warrants to Purchaser the matters set out in this ARTICLE 4.

Section 4.1 Existence and Qualification. Each Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state where it is incorporated (as set forth in the preamble) and is duly qualified to carry on its business in Texas and those other states where it is required to do so.

Section 4.2 Power. Each Seller has the limited liability company power to enter into and perform this Agreement (and all documents required to be executed and delivered by such Seller at Closing) and to consummate the transactions contemplated by this Agreement (and such documents).

Section 4.3 Authorization and Enforceability. The execution, delivery and performance of this Agreement (and all documents required to be executed and delivered by Seller at Closing), and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of each Seller. This Agreement has been duly executed and delivered by each Seller (and all documents required to be executed and delivered by such Seller at Closing shall be duly executed and delivered by such Seller) and this Agreement constitutes, and at the Closing such documents shall constitute, the valid and binding obligations of such Seller, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.4 No Conflicts. Except as set forth on Schedule 4.4, the execution, delivery and performance of this Agreement by any Seller, and the consummation of the transactions contemplated by this Agreement shall not (i) violate any provision of the organizational or governing documents of any Seller or any agreement or instrument to which it is a party or by which such Seller is bound, (ii) result in the creation of any Lien on any Asset, (iii) result in any default (with due notice or lapse of time or both) or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture, or other financing instrument (in each case, that does not constitute an Asset) to which such Seller is a party or by which it is bound for which Purchaser would be liable for after Closing or which would otherwise be binding on the Assets after Closing, (iv) violate any judgment, order, ruling, or decree applicable to such Seller as a party in interest, (v) violate any Laws applicable to such Seller for which Purchaser would be liable for after Closing or which would otherwise be binding on the Assets after Closing.

Section 4.5 Litigation. Except as set forth on Schedule 4.5, would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser or with respect to Tax matters, which are solely addressed in Section 4.7, there are no claims, demands, actions, suits, or proceedings (including condemnation, expropriation, or forfeiture proceedings) (a) pending before any Governmental Authority or arbitrator against any Seller (i) relating to any Asset or any Seller’s ownership or operation thereof or (ii) seeking to prevent the consummation of the transactions contemplated hereby or (b) to Sellers’ Knowledge, threatened in writing by any Third Party or Governmental Authority against any Seller (i) relating to any Asset or any Seller’s ownership or operation thereof or (ii) seeking to prevent the consummation of the transactions contemplated hereby.

Section 4.6 Bankruptcy. Except as set forth on Schedule 4.6 there are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or, to the Knowledge of any Seller threatened against, any Seller or the Assets.

Section 4.7 Taxes and Assessments. Except as set forth on Schedule 4.7:

(a) Each Tax Return required to be filed by Sellers with respect to the Assets has been timely and properly filed, and each Seller has timely and properly paid all Taxes that such Seller is obligated to pay with respect to the Assets (whether or not such Taxes are reflected on a Tax Return).

(b) No portion of the Assets (i) has been contributed to and is currently owned by a tax partnership; (ii) is subject to any form of agreement (whether formal or informal, written or oral) deemed by any federal tax statute, rule or regulation to be or to have created a tax partnership; or (iii) otherwise constitutes “partnership property” (as that term is used throughout Subchapter K of Chapter 1 of Subtitle A of the Code) of a tax partnership. For purposes of this Section 4.7(b), a “tax partnership” is any entity, organization or group deemed to be a partnership within the meaning of section 761 of the Code or any similar federal statute, rule or regulation, and that is not excluded from the application of the partnership provisions of Subchapter K of Chapter 1 of Subtitle A of the Code by reasons of elections made, pursuant to section 761 (a) of the Code and all such similar federal statutes, rules and regulations, to be excluded from the application of all such partnership provisions.

(c) All income Taxes and obligations relating thereto that could result in a Lien or other claim against any of the Assets have been properly paid, unless contested in good-faith by appropriate actions.

(d) Except with respect to assessments of Taxes that are not yet delinquent, (i) neither Sellers nor their Affiliates have received written notice of any pending claim against Sellers or Affiliates (which remains outstanding) from any applicable Governmental Authority for assessment of Taxes with respect to the Assets, and (ii) there are no audits, suits, proceedings, assessments, reassessments, deficiency claims, or other claims relating to any Taxes of Sellers or Affiliates, in each case, with respect to the Assets that are pending before any applicable Governmental Authority.

(e) There is not currently in effect any extension or waiver of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax.

(f) Notwithstanding anything herein to the contrary, this Section 4.7 contains the sole and exclusive representations and warranties of Sellers with respect to any Tax matters.

Section 4.8 Compliance with Laws. Except as set forth on Schedule 4.8 and with respect to Tax matters, which are solely addressed in Section 4.7, and with respect to Environmental Laws and Environmental Liabilities, which are solely addressed in ARTICLE 3 and Section 4.14, to the Knowledge of each Seller, Sellers’ ownership and operation of the Assets on or prior to the Execution Date is in compliance with all applicable Laws, other than where the failure to comply with any such Laws does not have a Material Adverse Effect.

Section 4.9 Contracts. Except as set forth on Schedule 4.9 to the Knowledge of each Seller as of the Execution Date, Schedule 4.9 sets forth a complete and accurate list of all material Contracts to which the Assets are subject or which will be binding on Purchaser or the Assets after the Closing. Except as set forth on Schedule 4.9 or executed and delivered under Section 8.2 or Section 8.3, as of the Execution Date (a) there are no Contracts with Affiliates of Seller to which the Assets are subject or which will be binding on Purchaser or the Assets after the Closing, (b) there are no futures, options, swaps or other derivatives with respect to the sale of production to which the Assets are subject or which will be binding on Purchaser or the Assets after the Closing, (c) there are no Contracts for the purchase, sale or exchange of Hydrocarbons produced from or attributable to the Oil and Gas Properties to which the Assets are subject or which will be binding on Purchaser or the Assets after the Closing that Purchaser will not be entitled to terminate at will (without penalty) on ninety (90) days’ notice or less and (d) no notice of default or breach has been received or delivered by any Seller under any Contract, the resolution of which is currently outstanding, and there are no current notices received by any Seller of the exercise of any premature termination, price redetermination, market-out or curtailment of any Contract.

Section 4.10 Payments for Production. Except as set forth on Schedule 4.10, no Seller is obligated by virtue of a take or pay payment, advance payment or other similar payment (other than royalties, overriding royalties and similar arrangements established in any Leases, the Contracts set forth on Schedule 4.9 or reflected on Exhibit A), to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to the Sellers’ interest in the Oil and Gas Properties at some future time without receiving payment therefor at or after the time of delivery.

Section 4.11 Production Imbalances. Except as set forth on Schedule 4.11, to the Knowledge of each Seller as of the Execution Date, there are no imbalances as of the Effective Date arising from overproduction or underproduction or overdeliveries arising at the wellhead, pipeline, gathering system, transportation system, processing plant or other location with respect to the Assets, including, without limitation, any imbalances under gas balancing or similar agreements or imbalances under processing agreements and imbalances under gathering or transportation agreements.

Section 4.12 Consents and Preferential Purchase Rights. Except for Customary Consents and as set forth on Schedule 4.12, to the Knowledge of each Seller there are no Required Consents which are required to be obtained, made or complied with for or in connection with the sale, assignment or transfer of any Asset, or any interest therein by Sellers as contemplated by this Agreement. To the Knowledge of each Seller, there are no preferential rights to purchase, which may be applicable to the sale of Assets by Sellers as contemplated by this Agreement.

Section 4.13 Outstanding Capital Commitments. Except as set forth on Schedule 4.13, as of the Execution Date there are no outstanding authorizations for expenditure or similar request or invoice for funding or participation under any Contract which are binding on any Seller or the Assets and which Seller reasonably anticipates will individually or in the aggregate require expenditures by the owner of the Assets attributable to periods on or after the Effective Date in excess of Two Hundred Fifty Thousand Dollars ($250,000.00).

Section 4.14 Environmental Laws. Except as set forth on Schedule 4.14, to the Knowledge of each Seller and without regard to any results, written or otherwise, of Environmental Defect subject to any Defect Notice delivered by Purchaser or any Phase I or Invasive Activities conducted pursuant to Section 6.1:

(a) Sellers’ ownership and operation of the Assets on or prior to Execution Date is in compliance with applicable Environmental Laws, other than where the failure to comply with any such Laws does not have a Material Adverse Effect;

(b) no Person has filed, commenced, threatened or asserted in writing against any Seller or the Assets any claim, demand, suit, cause of action, arbitration or grievance relating to Environmental Laws or the Release or threat of Release of any Hazardous Substances, except as would not reasonably be expected to have a Material Adverse Effect;

(c) none of the Assets is a site, that pursuant to CERCLA has been placed or is proposed to be placed by the United States Environmental Protection Agency on the “National Priorities List”, as in effect as of the Closing Date; and

(d) there are no Environmental Liabilities arising from or related to the Assets that would reasonably be expected individually or in the aggregate to give rise to a Material Adverse Effect.

The representations and warranties of the Sellers under this Section 4.14 shall be the sole representations and warranties of the Sellers with regard to Environmental Laws and Environmental Liabilities.

Section 4.15 Insurance. Schedule 4.15 lists all the insurance policies maintained by the Sellers as of the Execution Date with respect to the Oil and Gas Properties.

Section 4.16 Wells. Except as described on Schedule 4.16:

(a) To Seller’s Knowledge as of the Execution Date, all Wells drilled and completed by any Seller have been drilled and completed within the limits permitted by all applicable Leases and pooling or unit agreements related to such Leases.

(b) Other than wells that have been plugged and abandoned in accordance with all applicable Laws, there are no dry holes, or shut in or otherwise inactive wells that (i) were drilled or completed by any Seller or, to the Sellers’ Knowledge, any Third Party and are located on lands burdened by the Leases or on lands pooled or unitized therewith.

(c) To the Knowledge of Sellers, other than wells that have been plugged and abandoned in accordance with all applicable Laws there are no wells constituting any Assets that were drilled by any Third Party that are not set forth on Exhibit A-2.

Section 4.17 Royalties and Expenses. Except as set forth on Schedule 4.17 or to the extent funds are currently held in suspense for which the Purchase Price is adjusted pursuant to Section 2.4(b) or which are transferred to Purchaser’s on or after to Closing under any Contract, to the Knowledge of Seller as of the Execution Date, (a) all material rentals, royalties, excess royalty, overriding royalty interests and other payments due under or with respect to the Oil and Gas Properties have been properly and timely paid (or held in suspense) and (b) all material expenses payable under the terms of the Contracts have been properly and timely paid except for such expenses as are being currently paid prior to delinquency in the ordinary course of business.

Section 4.18 Limitations and Acknowledgements.

(a) EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE 3, THIS ARTICLE 4, THE CERTIFICATE OF SELLERS TO BE DELIVERED AT THE CLOSINGS PURSUANT TO Section 8.2(e) OR SELLERS’ SPECIAL WARRANTY OF TITLE IN THE CONVEYANCES, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, (1) NO SELLER MAKES ANY, AND EACH SELLER EXPRESSLY DISCLAIMS ALL, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, IN THIS OR ANY OTHER INSTRUMENT, AGREEMENT OR CONTRACT DELIVERED HEREUNDER OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER, INCLUDING, BUT NOT LIMITED TO, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL, SEISMIC DATA, RESERVE DATA, RESERVE REPORTS, RESERVE INFORMATION (ANY ANALYSIS OR INTERPRETATION THEREOF) RELATING TO

THE ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (IV) THE EXISTENCE OF ANY PROSPECT, RECOMPLETION, INFILL OR STEP-OUT DRILLING OPPORTUNITIES, (V) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (VI) THE PRODUCTION OF PETROLEUM SUBSTANCES FROM THE ASSETS, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS, OR IN PAYING QUANTITIES, OR ANY PRODUCTION OR DECLINE RATES, (VII) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VIII) INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT, OR (IX) ANY OTHER RECORD, FILES OR MATERIALS OR INFORMATION (INCLUDING AS TO THE ACCURACY, COMPLETENESS OR CONTENTS OF THE RECORDS) THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO PURCHASER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND (2) EACH SELLER FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT EXCEPT AS SET FORTH ABOVE THE ASSETS ARE BEING TRANSFERRED “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS, AND THAT PURCHASER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS PURCHASER DEEMS APPROPRIATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR ANY OTHER AGREEMENT OR INSTRUMENT DELIVERED HEREUNDER, NO SELLER MAKES, AND EACH SELLER EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRESENCE OR ABSENCE OF NORM IN OR ON THE ASSETS IN QUANTITIES TYPICAL FOR OILFIELD OPERATIONS IN THE AREAS WHERE THE ASSETS ARE LOCATED. SellerS and purchaser agree that, to the extent required by applicable law to be effective, the disclaimers of certain representations and warranties contained in this section 4.18 are “conspicuous” disclaimers for the purpose of any applicable law.

(b) Purchaser acknowledges that the Assets have been used for exploration, development, production, gathering and transportation of oil and gas and there may be petroleum, produced water, wastes or other substances or materials located in, on or under the Assets or associated with the Assets. Equipment and sites included in the Assets may contain asbestos, NORM or other Hazardous Substances. NORM may affix or attach itself to the inside of wells, pipelines, materials and equipment as scale, or in other forms. The wells, materials and equipment located on the Assets or included in the Assets may contain NORM and other wastes or Hazardous Substances. NORM containing material and/or other wastes or Hazardous Substances may have come in contact with various environmental media, including, water, soils or sediment. Special procedures may be required for the assessment, remediation, removal, transportation or disposal of environmental media, wastes, asbestos, NORM and other Hazardous Substances from the Assets.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Sellers the following:

Section 5.1 Existence and Qualification. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the state where it is incorporated (as set forth in the preamble) and is duly qualified to carry on its business in Texas and those other states where it is required to do so.

Section 5.2 Power. Purchaser has the corporate power to enter into and perform its obligations under this Agreement (and all documents required to be executed and delivered by Purchaser at Closing) and to consummate the transactions contemplated by this Agreement (and such documents).

Section 5.3 Authorization and Enforceability. The execution, delivery and performance of this Agreement (and all documents required to be executed and delivered by Purchaser at Closing), and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser (and all documents required to be executed and delivered by Purchaser at Closing will be duly executed and delivered by Purchaser) and this Agreement constitutes, and at the Closing such documents will constitute, the valid and binding obligations of Purchaser, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.4 No Conflicts. The execution, delivery and performance of this Agreement by Purchaser, and the consummation of the transactions contemplated by this Agreement, will not (i) violate any provision of the organizational or governing documents of Purchaser or any agreement or instrument to which it is a party or by which it is bound, (ii) result in a material default (with due notice or lapse of time or both) or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture, or other financing instrument to which Purchaser is a party or by which it is bound, (iii) violate any judgment, order, ruling, or regulation applicable to Purchaser as a party in interest or (iv) violate any Law applicable to Purchaser.

Section 5.5 Consents, Approvals or Waivers. The execution, delivery and performance of this Agreement by Purchaser will not be subject to any consent, approval or waiver from any Governmental Authority or other Third Party, except as set forth on Schedule 5.5.

Section 5.6 Litigation. There are no actions, suits or proceedings pending or, to Purchaser’s Knowledge, threatened in writing before any Governmental Authority or arbitrator against Purchaser or any Affiliate of Purchaser which are reasonably likely to impair or delay materially Purchaser’s ability to consummate the transaction contemplated hereby or perform its obligations hereunder.

Section 5.7 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to the Knowledge of Purchaser, threatened against Purchaser or any Affiliate thereof (whether by Purchaser or any Third Party).

Section 5.8 Financing. Purchaser has sufficient cash, available lines of credit or other sources of immediately available funds (in United States dollars) to enable Purchaser to pay the Closing Payment to Seller at the Closing and to pay and perform all other obligations of Purchaser hereunder and the other agreements delivered hereunder by Purchaser.

Section 5.9 Investment Intent. Purchaser is acquiring the Assets for its own account and not with a view to their sale or distribution in violation of the Securities Act of 1933, as amended, the rules and regulations thereunder, any applicable state blue sky Laws, or any other applicable securities Laws.

Section 5.10 Qualification. Purchaser is or as of the Closing will be qualified under all applicable Laws to own and operate the Oil and Gas Properties.

Section 5.11 Independent Evaluation. Purchaser is (or its advisors are) sophisticated, experienced and knowledgeable investor in the oil and gas business. Purchaser has been advised by and has relied solely upon the representations and warranties expressly made by Seller in ARTICLE 4 of this Agreement, the certificate to be delivered to Purchaser pursuant to Section 8.2(e), the indemnities of Sellers under ARTICLE 11, or Sellers’ special warranty of title in the Conveyances and Purchaser’s own expertise in legal, tax, reservoir engineering and other professional counsel concerning this transaction, the Assets and the value thereof. Purchaser acknowledges and affirms that it has completed its independent investigation, verification, analysis, and evaluation of the Assets and made all such reviews and inspections of the Assets as Purchaser has deemed necessary or appropriate to consummate the transaction. Except for the representations and warranties expressly made by Seller in ARTICLE 4 of this Agreement, the certificate to be delivered to Purchaser pursuant to Section 8.2(e), the indemnities of Sellers under ARTICLE 11, or Sellers’ special warranty of title in the Conveyances, Purchaser acknowledges that there are no representations or warranties, express or implied, as to the financial condition, physical condition, environmental conditions, liabilities, operations, business, or prospects of the Assets. Purchaser understands and acknowledges that neither the United States Securities and Exchange Commission nor any federal, state or foreign agency has passed upon the Assets or made any finding or determination as to the fairness of an investment in the Assets or the accuracy or adequacy of the disclosures made to Purchaser, and, except as expressly set forth in ARTICLE 10, Purchaser is not entitled to cancel, terminate, or revoke this Agreement.

ARTICLE 6

COVENANTS OF THE PARTIES

Section 6.1 Access.

(a) Upon execution of this Agreement until the Closing Date, Sellers will give Purchaser, its Affiliates and each of their respective officers, employees, agents, accountants, attorneys, investment bankers, environmental consultants and other authorized representatives (“Purchaser’s Representatives”) reasonable access to Assets and the Records in each Seller’s possession during Sellers’ normal business hours, for the purpose of conducting a confirmatory review of the Assets, but only to the extent that each Seller may grant such access without (i) violating applicable Laws, (ii) waiving any legal privilege of any Seller, any of its Affiliates or its counselors, attorneys, accountants or consultants, or (iii) violating any obligations to any Third Party. Such access shall be granted to Purchaser (A) in the Houston, Texas offices of Sellers and (B) the premises of the Oil and Gas Properties to the extent such Assets are operated by any Seller. All investigations and due diligence conducted by Purchaser or any Purchaser’s Representative shall be conducted at Purchaser’s sole cost, risk and expense and any conclusions made from any examination done by Purchaser or any Purchaser’s Representative shall result from Purchaser’s own independent review and judgment. Sellers and Purchaser shall use reasonable efforts (at no cost or liability to Seller) to obtain permission for Purchaser to gain access to Third Party operated Oil and Gas Properties to inspect the condition of the same. Any access to the Records or the Oil and Gas Properties operated by any Seller shall be limited to Sellers’ normal business hours. Seller or its designee shall have the right to accompany Purchaser and Purchaser’s Representatives whenever they are on site on the Assets and also to collect split test samples if any are collected. Purchaser’s investigation and review shall be conducted in a manner that minimizes interference with the ownership or operation of the Assets or the business of Sellers or co-owners thereof.

(b) Notwithstanding anything herein to the contrary, Purchaser shall not have access to, and shall not be permitted to conduct, any environmental due diligence (including any Phase I environmental property assessments) with respect to any Assets where Seller does not have the authority to grant access for such due diligence. Purchaser’s inspection right with respect to the environmental condition of the Assets shall be limited to conducting (i) a Phase I Environmental Site Assessment in accordance with the American Society for Testing and Materials (A.S.T.M.) Standard Practice Environmental Site Assessments: Phase I Environmental Site Assessment Process (Publication Designation: E1527-05) (“Phase I”) and (ii) Invasive Activities (but only to the extent that (A) Purchaser delivers on or prior to the Pre-Closing Claim Date or Post-Closing Claim Date, as applicable, a valid Defect Notice with respect to an Environmental Defect that includes a Phase I from an independent environmental consulting or engineering firm that identifies and describes a Recognized Environmental Condition, (B) such Phase I recommends such Invasive Activities be conducted to more accurately determine the extent and Defect Amount of such Environmental Defect and (C) such Invasive Activities are conducted within the specific boundaries (as indicated in the applicable Phase I) of the lands (or portions thereof) burdened by such Recognized Environmental Condition). Notwithstanding anything herein to the contrary, Purchaser may conduct such additional permitted Invasive Activities to the extent required to accurately determine the extent of any Recognized Environmental Condition or Defect Amount thereof identified while conducting any permitted Invasive Activity. Before conducting any Invasive Activities on or with respect to any of the Assets, Purchaser shall furnish Seller with a written description of the proposed scope of the Invasive Activities to be conducted, including a description of the activities to be conducted, and a description of the approximate location and expected timing of such activities. If any of the proposed Invasive Activities may unreasonably interfere with normal operation of the Assets, Seller may request an appropriate modification of the proposed Invasive Activity. Any Invasive Activities shall be conducted by a reputable environmental consulting or engineering firm, approved in advance by Seller (such approval not to be unreasonably withheld or delayed) and, once approved, such environmental consulting or engineering firm shall be deemed to be a Purchaser’s Representative. Purchaser shall furnish to Sellers, free of costs, a copy of any written report and test results prepared by or for Purchaser related to any such Phase I or Invasive Activities on or relating to any of the Assets as soon as reasonably possible after such report is prepared. Purchaser shall obtain all permits, consents and access rights necessary to conduct any approved invasive activities from any applicable Governmental Authorities or other Persons (including surface owners); provided that, upon request, Seller shall provide Purchaser with assistance (at no cost or liability to Seller) as reasonably requested by Purchaser that may be necessary to secure such permits. Seller shall have the right, at its option, to split with Purchaser any samples collected pursuant to approved invasive activities. If the Closing does not occur, Purchaser (1) shall promptly return to Sellers or destroy all copies of the Records, reports, summaries, evaluations, due diligence memos and derivative materials related thereto in the possession or control of Purchaser or any of Purchaser’s Representatives and (2) shall keep and shall cause each Purchaser Representative to keep, any and all information obtained by or on behalf of Purchaser confidential, except, in each case, as otherwise required by Law.

(c) Purchaser agrees to indemnify, defend and hold harmless Seller, any Affiliate of any Sellers, the other owners of interests in the Oil and Gas Properties, and all such Persons’ stockholders, members, officers, directors, employees, agents, lenders, advisors, representatives, accountants, attorneys and consultants from and against any and all claims, damages, liabilities, losses, costs and expenses (including court costs and reasonable attorneys’ fees), including claims, liabilities, losses, costs and expenses attributable to, arising out of or relating to access to the Records, any offices of any Seller, or the Assets or the conduct of any Phase I or Invasive Activities conducted prior to the Closing by Purchaser or any Purchaser Representatives, EVEN IF SUCH CLAIMS, DAMAGES, LIABILITIES, LOSSES, COSTS AND EXPENSES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY SELLER INDEMNIFIED PERSON (BUT EXCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF ANY SELLER INDEMNIFIED PERSON).

(d) Upon completion of Purchaser’s due diligence, Purchaser shall at its sole cost and expense and without any cost or expense to Seller or its Affiliates, (i) repair all damage done to the Assets in connection with Purchaser’s due diligence, (ii) restore the Assets to the approximate same or better condition than they were prior to commencement of

Purchaser’s due diligence and (iii) remove all equipment, tools or other property brought onto the Assets in connection with Purchaser’s due diligence. Any disturbance to the Assets (including the leasehold associated therewith) resulting from Purchaser’s due diligence will be promptly corrected by Purchaser.

(e) During all periods that Purchaser and/or any of Purchaser’s Representatives are on the Assets, Purchaser shall maintain, at its sole expense and with insurers reasonably satisfactory to Seller, policies of insurance of the types and in the amounts reasonably requested by Seller. Coverage under all insurance required to be carried by Purchaser hereunder will (i) be primary insurance, (ii) list Seller Indemnified Parties as additional insureds, (iii) waive subrogation against Seller Indemnified Parties and (iv) provide for five (5) days prior notice to Seller in the event of cancellation or modification of the policy or reduction in coverage. Upon request by Seller, Purchaser shall provide evidence of such insurance to Seller prior to entering the Assets.

(f) Purchaser acknowledges that, pursuant to its right of access to the Records and the Assets, Purchaser will become privy to confidential, proprietary and other information of Seller whether disclosed orally, visually, in writing or in other tangible form, and includes all nonpublic or proprietary information of any nature (including prices, trade secrets, technological know-how, data and all other nonpublic or proprietary concepts, methods of doing business, ideas, materials or information), and all information derived from any nonpublic or proprietary information (collectively, the “Confidential Information”). Purchaser hereby agrees to keep and to cause Purchaser’s Representatives to keep such Confidential Information confidential and not to use such Confidential Information for any purpose except as may be authorized in writing by Seller or contemplated by this Agreement or to permit the duplication of such Confidential Information. The confidentiality obligation set forth in this Section 6.1(f) shall not apply to Confidential Information (i) that becomes, through no violation of the provisions of this Section 6.1(f) by Purchaser or Purchaser’s Representatives, part of the public domain by publication or otherwise, (ii) which is obtained by Purchaser or Purchaser’s Representatives from a source that is not known to it to be prohibited from disclosing such Confidential Information to Purchaser or Purchaser’s Representatives by an obligation of confidentiality to Seller, or (iii) which is developed independently by Purchaser or Purchaser’s Representatives without use of the Confidential Information or (b) disclosures of Confidential Information (i) in the course of any trial or other legal proceeding involving Purchaser or Purchaser’s Representatives, or (ii) as required by any applicable securities Law or other Law (including any subpoena, interrogatory, or other similar requirement for such information to be disclosed) or the rules of any applicable national stock exchange. In any such circumstance outlined in clause (b) above, Purchaser will promptly give Seller at least fifteen (15) days written notice of such required disclosure and thereafter disclose only that portion of the Confidential Information as Purchaser is advised in a written opinion by counsel that it is reasonably required to disclose and will exercise its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information. If the Closing should occur, the foregoing confidentiality restriction on Purchaser shall terminate (except as to (i) such portion of the Assets that are not conveyed to Purchaser pursuant to the provisions of this Agreement, (ii) the Excluded Assets and (iii) information related to assets other than the Assets).

Section 6.2 Press Releases. From and after the Execution Date, Sellers and Sellers’ Representatives and Purchaser and Purchaser’s Representatives agree not to issue any public statement, press release or other disclosures concerning the existence or terms of this Agreement or the transactions contemplated hereby (including price or other terms or the names or identities of the Parties or any of their Affiliates) without the prior written consent of the other Party which consent shall not be unreasonable withheld, conditioned or delayed. After the filing of any permitted public statement, press release or other disclosure in connection with the execution of this Agreement, Sellers or Purchaser may thereafter make such public statement, press release or other disclosures (including disclosures in any earnings releases, conference calls related thereto or at investor or analyst’s conferences) concerning the existence or terms of this Agreement or the transaction contemplated hereby, that are customarily made in public filings with the Securities and Exchange Commission, in earning releases, conference calls related thereto, or at investor or analysts’ conferences without consulting with the other Party, provided, however, in no event may any Party disclose any material terms of the transactions contemplated hereunder (including price) or the names or identities of the Parties or any of their Affiliates to the extent such terms, names or identities have not been previously disclosed pursuant to any previously permitted disclosure. With respect to any permitted public statement, press release or disclosures concerning the existence or terms of this Agreement, the transactions contemplated hereby (including price or other terms) or the names or identities of the Parties or any of their Affiliates, the Party required to make such statement shall provide reasonable prior notice to and consult with the other Party regarding the timing and content of the statement before issuing the statement. Notwithstanding anything herein to the contrary, this Section 6.2 shall not restrict disclosures by Purchaser or Sellers or any of their Affiliates (a) to the extent that such disclosures are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or Affiliate of such Party or on advice of counsel, (b) to Governmental Authorities or any Third Party holding preferential rights to purchase, rights of consent or other rights that may be applicable to the transactions contemplated by this Agreement, as reasonably necessary to provide notices, seek waivers, amendments or terminations of such rights, or seek such consents or (c) to the extent such disclosures are duplicative of or contain summaries, descriptions or analysis of any previously permitted disclosures. Sellers and Purchaser shall each be liable for the compliance of its respective Affiliates and Representatives with the terms of this Section 6.2.

Section 6.3 Operation of Business.

(a) From the Execution Date until the Closing each Seller shall operate its business with respect to the Assets in the ordinary course, and, without limiting the generality of the preceding, shall:

(i) not transfer, sell, hypothecate, encumber or otherwise dispose of any of the Assets, except for (A) sales and dispositions of Hydrocarbons in the ordinary course of business and (B) sales and dispositions of equipment and materials that are surplus, obsolete or replaced;

(ii) not terminate, materially amend, execute or extend any Contracts, other than the execution or extension of a contract for the sale or exchange of Hydrocarbons terminable on ninety (90) days or shorter notice;

(iii) with respect to any Oil and Gas Properties operated by each Seller, produce Hydrocarbons from those Oil and Gas Properties utilizing prudent oilfield practices as if Seller were going to continue to own the Assets after the Closing Date and without regard to the existence of this Agreement, subject to the terms of the applicable Leases and Contracts, applicable Laws and requirements of Governmental Authorities and interruptions resulting from force majeure, mechanical breakdown and planned maintenance;

(iv) not approve any individual authorization for expenditure or similar request or invoice for funding or participation under any Contract (other than those described on Schedule 4.13) which are reasonably estimated to require expenditures in excess of Two Hundred Fifty Thousand Dollars ($250,000);

(v) use good faith efforts to keep Purchaser reasonably apprised of any drilling, re-drilling or completion operations proposed or conducted by any Seller with respect to the Assets;

(vi) maintain insurance coverage on the Assets in the amounts and of the types described on Schedule 4.15; and

(vii) use commercially reasonable efforts to maintain all material governmental permits and approvals affecting the Assets.

(b) Purchaser’s approval of any action restricted by Section 6.3(a) shall not be unreasonably withheld or delayed and shall be considered granted within ten (10) days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in Sellers’ notice) of Sellers’ notice to Purchaser requesting such consent unless Purchaser notifies Sellers to the contrary during that period. Notwithstanding the foregoing provisions of this Section 6.3, in the event of an emergency, Sellers may take such action as reasonably necessary and shall notify Purchaser of such action promptly thereafter.

(c) The Parties acknowledge that Opco shall be deemed during the period from the Execution Date until the Closing Date to be operating the Assets solely in its capacity as contract operator on behalf and for the account of the Purchaser. Notwithstanding anything herein to the contrary or otherwise expanding any obligations which Seller may have to Purchaser, the Sellers shall not, individually or in the aggregate, have any liability, obligation or responsibility to Purchaser or any other Person for any claims, damages, liabilities, losses, costs and expenses, including claims, liabilities, losses, costs and expenses attributable to personal injury, death, or property damage, relating to, attributable to or resulting from any breach of any of covenant of any Seller set forth in Section 6.3(a)(iii) through Section 6.3(a)(vii) except to the extent any such claims, damages, liabilities, losses, costs and expenses, including claims, liabilities, losses, costs and expenses attributable to personal injury, death, or property damage, are the direct result of the gross negligence or willful misconduct of any Seller.

Section 6.4 Liability for Brokers’ Fees. Each Party hereby agrees to indemnify, defend and hold harmless the other Party, any Affiliate of such other Party, and all such other

Party’s stockholders, members, officers, directors, employees, agents, lenders, advisors, representatives, accountants, attorneys and consultants from and against any and all claims, damages, liabilities, losses, costs and expenses (including court costs and reasonable attorneys’ fees) arising as a result of undertakings or agreements of any such indemnifying Party prior to Closing, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation to an intermediary in connection with the negotiation, execution or delivery of this Agreement or any agreement or document contemplated hereunder.

Section 6.5 Notifications. Purchaser will notify Seller promptly after a discovery by Purchaser that any representation or warranty of Seller contained in this Agreement is, becomes or will be untrue in any material respect on or before the Closing Date. Seller will notify Purchaser promptly after a discovery by Seller that any representation or warranty of Purchaser contained in this Agreement is, becomes or will be untrue in any material respect on or before the Closing Date.

Section 6.6 Replacement of Bonds, Letters of Credit and Guarantees. The Parties understand that none of the cash deposits, and other sureties, indemnities, and credit assurances provided to any Governmental Authority, contract counterparty or other Person by any Seller or any Affiliates of any Seller related to the ownership or operation of the Assets, including those described on Schedule 6.6, if any (collectively, the “Seller Bonds”) shall be transferred to Purchaser. On or before Closing, Purchaser shall obtain, or cause to be obtained in the name of Purchaser all bonds or other credit assurances required under applicable Law or under any Contract, Lease or Right of Way which shall be effective as of the Closing Date.

Section 6.7 Amendment of Sellers Disclosure Schedules. Purchaser agrees that, with respect to the representations and warranties of Seller contained in this Agreement, Sellers shall have the continuing right until the Closing to add, supplement or amend the Sellers Disclosure Schedules to its representations and warranties with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement or thereafter, would have been required to be set forth or described in such Schedules. For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Section 7.2 have been fulfilled, the Sellers Disclosure Schedules contained in this Agreement shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto. Any matter disclosed in connection with any supplement or amendment to Sellers Disclosure Schedules shall, in each case, be deemed to be a Retained Liability except for any consent or preferential right to purchase added to Schedule 4.12.

Section 6.8 SEC Sec. 210.3-05.

(a) Sellers shall, and shall cause their officers and employees, and shall use reasonable efforts to cause their independent auditor and accountants (collectively, “Sellers’ Representatives”) to, reasonably cooperate with Purchaser’s Representatives in connection with the preparation and audit of any financial statements relating to the Assets acquired pursuant to this Agreement to the extent required to be filed by Purchaser or its Affiliates with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, or the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, or to be filed with, or provided to, any other regulatory authority or pursuant to any other applicable law.

(b) In connection with the preparation and audit of any financial statements as contemplated in Section 6.8(a), Sellers agree to provide Purchaser’s Representatives access to (i) any and all books, records, information and documents (other than the Excluded Records) that are in Sellers’ possession as may be reasonably required in order for Purchaser and its Affiliates to prepare such financial statements in accordance with the requirements of Regulation S-X under the Securities Act, and (ii) any documentation (other than the Excluded Records) attributable to the Assets required to complete any audit associated with such financial statements.

(c) Without limiting the generality of the foregoing, Sellers shall, and shall use reasonable efforts to cause Sellers’ Representatives to, cooperate with the independent auditor of Purchaser and its Affiliates in connection with any audit of any financial statements relating to the Assets that Purchaser or any of its Affiliates reasonably requires in connection with such audit, including without limitation, to execute reasonable and customary representation letters that may be required to be delivered in connection with such audit.

(d) Requests by Purchaser for cooperation, access and documentation pursuant to clauses (a) through (c) of this Section 6.8 shall be given with reasonable specificity and with reasonable advance notice to Sellers and Sellers’ Representatives so as not to unreasonably interfere with Sellers’ or any of Sellers’ Representatives’ conduct of business.

(e) For a period of three (3) years following the Closing Date, Sellers shall retain, or caused to be retained, all books, records, information and documents in its possession that may be necessary in connection with the preparation and audit of financial statements with respect to the Assets.

(f) Purchaser shall reimburse Sellers and Sellers’ Representatives for their reasonable out-of-pocket costs, including fees of any independent auditor, including general and administrative expenses, incurred by Sellers and Sellers’ Representatives in complying with the provisions of this Section 6.8. Sellers will seek to have the independent auditor for any audit required relating to the Assets utilize the same hourly rate that Sellers would expect for comparable work.

Section 6.9 Non-Competition. Provided that the Closing occurs, from and after Closing until the date two (2) years after the Closing Date, Sellers agree that Sellers shall not, and shall cause each of the Sellers’ respective Subsidiaries to not, purchase or acquire (or purchase or acquire the right to purchase, acquire or earn) (a) any Hydrocarbon leases, Hydrocarbon interests, royalty interest, overriding royalty interests, Hydrocarbon interests payable out of production, production payments or any other contractual rights to acquire any of the foregoing interests covering or burdening any lands burdened by the Leases or lands located within one (1) mile of the border of any Lease (all such interests, the “Mineral Interests”) or (b)

purchase or acquire (or purchase or acquired the right to purchase, acquire or earn) the equity interests in any Person in which any material part of the assets and property of such Person constitutes Mineral Interests and where, after giving effect to such equity acquisition, such Person would constitute a Subsidiary of any Seller. The Parties hereto recognize that, because of the nature and subject matter of this Section 6.9, that it would be impractical and extremely difficult to determine Purchaser’s actual damages in the event of a breach of its obligations under this Section 6.9. If any Seller commits a breach, or threatens to commit a breach, of this Section 6.9, Purchaser shall have the right to have the provisions of this Section 6.9 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Sellers that any such breach or threatened breach will cause irreparable injury to Purchaser and that an injunction may be issued against the applicable Seller, Knowledge Principal and the Sellers’ respective Subsidiary to stop or prevent any such breach or threatened breach. In the event that an action shall be instituted to specifically enforce any obligations of Seller, the Knowledge Principals or any of the Sellers’ respective Subsidiaries under this Section 6.9, Sellers agree to waive, and shall cause their Subsidiaries to waive, the defense that Purchaser has an adequate remedy at law. Provided that the Closing occurs, from and after Closing until the date two (2) years after the Closing Date, Sellers shall exercise commercially reasonable efforts to enforce, and cause any of the Sellers’ existing or future Subsidiaries to enforce, the terms of agreements with their respective employees, independent contractors, consultants, representatives and agents to the extent such terms restrict or prohibit the direct or indirect acquisition of any Mineral Interests by any such Person.

Section 6.10 Confidentiality Obligations After Closing.

(a) From and after the Closing, Sellers shall not use or disclose to any Third Party (other than any member of the Seller Group), and shall cause each Seller’s respective Subsidiaries not to use or disclose to any Third Party, and shall use commercially reasonable efforts to cause each other member of the Seller Group not to use or disclose to any Third Party, any Post-Closing Confidential Information (other than to the extent any such Post-Closing Confidential Information is used in the course of the defense or pursuit of any claims or matters for which Sellers have agreed to indemnify Purchaser for hereunder or the performance of any of Sellers’ rights or obligations hereunder or any agreements delivered or required hereunder) without the prior written consent of the Purchaser, and shall exercise commercially reasonable efforts to enforce, and cause each Seller’s existing or future Subsidiaries to enforce, any agreements with their respective employees, independent contractors, consultants, representatives and agents relating to such Post-Closing Confidential Information.

(b) In the event that Sellers or any of the Sellers’ respective Subsidiaries are requested or required pursuant to any applicable law or Governmental Authority (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Post-Closing Confidential Information, Sellers shall, to the extent practicable, provide Purchaser with written notice as soon as practicable of any such request or requirement so that Purchaser may seek a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy or the receipt of a waiver by Purchaser, Sellers or any of the Sellers’ respective Subsidiaries are nonetheless, in the opinion of its counsel, required by

Law or otherwise advised to disclose Post-Closing Confidential Information to any Governmental Authority or any other Person, Sellers or any of the Sellers’ respective Subsidiaries may, without liability hereunder, disclose to such Governmental Authority or Third Party only that portion of the Post-Closing Confidential Information which such counsel advises Sellers is required by Law or is otherwise advisable to be disclosed, provided that Sellers exercise their commercially reasonable efforts (and without any costs, expense or liability to any member of the Seller Group) to preserve the confidentiality of the Post-Closing Confidential Information, including, without limitation, by cooperating with Purchaser to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Post-Closing Confidential Information by such Governmental Authority Third Party.

Section 6.11 Further Assurances. After Closing, Sellers and Purchaser each agree to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

ARTICLE 7

CONDITIONS TO CLOSING

Section 7.1 Conditions of Seller to Closing. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject, at the option of Sellers, to the satisfaction on or prior to Closing of each of the following conditions:

(a) Representations. The representations and warranties of Purchaser set forth in ARTICLE 5 shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date);

(b) Performance. Purchaser shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by Purchaser under this Agreement prior to or on the Closing Date;

(c) No Action. On the Closing Date, no injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting substantial damages in connection therewith, shall have been issued and remain in force, and no suit, action, or other proceeding (excluding any such matter initiated by Sellers or any Affiliate of any Seller) shall be pending before any Governmental Authority or body of competent jurisdiction seeking to enjoin or restrain or otherwise prohibit the consummation of the transactions contemplated by this Agreement or recover substantial damages from Sellers or any Affiliate of Sellers resulting therefrom;

(d) Governmental Consents. All material consents and approvals of any Governmental Authority required for the transfer of the Assets from Sellers to Purchaser as contemplated under this Agreement, except consents and approvals of assignments by Governmental Authorities that are customarily obtained after closing, shall have been granted, or the necessary waiting period shall have expired, or early termination of the waiting period shall have been granted; and

(e) Closing Deliverables. (i) Purchaser shall have delivered to Sellers the officer’s certificate described in Section 8.3(d), and (ii) Purchaser shall be ready, willing and able to deliver to Sellers at the Closing the other documents and items required to be delivered by Sellers under Section 8.3.

Section 7.2 Conditions of Purchaser to Closing. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject, at the option of Purchaser, to the satisfaction on or prior to Closing of each of the following conditions:

(a) Representations. Each representation and warranty of Sellers set forth in ARTICLE 4 shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date);

(b) Performance. Sellers shall have performed and observed, in all material respects, each covenant and agreement to be performed or observed by Sellers under this Agreement prior to or on the Closing Date;

(c) No Action. On the Closing Date, no injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, or granting substantial damages in connection therewith, shall have been issued and remain in force, and no suit, action, or other proceeding (excluding any such matter initiated by Purchaser or any Affiliate of any Purchaser) shall be pending before any Governmental Authority or body of competent jurisdiction seeking to enjoin or restrain or otherwise prohibit the consummation of the transactions contemplated by this Agreement or recover substantial damages from Purchaser or any Affiliate of Purchaser resulting therefrom;

(d) Governmental Consents. All material consents and approvals of any Governmental Authority required for the transfer of the Assets from Sellers to Purchaser as contemplated under this Agreement, except consents and approvals of assignments by Governmental Authorities that are customarily obtained after closing, shall have been granted or the necessary waiting period shall have expired, or early termination of the waiting period shall have been granted; and

(e) Closing Deliverables. (i) Sellers shall have delivered to Purchaser the officer’s certificate described in Section 8.2(e), and (ii) Sellers shall be ready, willing and able to deliver to Purchaser at the Closing the other documents and items required to be delivered by Seller under Section 8.2.

ARTICLE 8

CLOSING

Section 8.1 Time and Place of Closing. The consummation of the purchase and sale of the Assets contemplated by this Agreement (the “Closing”) shall, unless otherwise agreed to in writing by Purchaser and Sellers, take place at the offices of Bracewell & Giuliani LLP located at 711 Louisiana Street, Houston, Texas, at 10:00 a.m., local time, on May 9, 2011 (the “Target Closing Date”), or if all conditions in ARTICLE 8 to be satisfied prior to Closing have not yet been satisfied or waived, as soon thereafter as such conditions have been satisfied or waived, subject to the provisions of ARTICLE 10. The date on which the Closing occurs is referred to herein as the “Closing Date”.

Section 8.2 Obligations of Sellers at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Purchaser of its obligations pursuant to Section 8.3, Sellers shall deliver or cause to be delivered to Purchaser (or its wholly-owned Affiliate that (i) has been designated in writing to Sellers at least ten (10) days prior to Closing and (ii) that satisfies the requirements of Section 5.10), among other things, the following:

(a) Conveyances of the Assets in the form attached hereto as Exhibit B-1 and Exhibit B-2 (the “Conveyances”), duly executed by Sellers, in sufficient duplicate originals to allow, with respect to the Conveyances in the form described on Exhibit B-1, recording in all appropriate jurisdictions and offices;

(b) Assignments in form required by federal, state or tribal agencies for the assignment of any federal, state or tribal Oil and Gas Properties, duly executed by the applicable Seller, in sufficient duplicate originals to allow recording in all appropriate offices;

(c) Executed certificates in the form attached hereto as Exhibit C attached hereto as required in Treasury Regulation § 1.1445-2(b)(2);

(d) Letters-in-lieu of transfer orders with respect to the Oil and Gas Properties duly executed by the applicable Seller in the form attached hereto as Exhibit D;

(e) A certificate duly executed by an authorized corporate officer of each Seller, dated as of the Closing, certifying on behalf of such Seller that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been fulfilled;

(f) Counterparts of a transition services agreement between Sellers and Purchaser in the form attached hereto as Exhibit E (“Transition Agreement”), duly executed by Opco;

(g) With respect to Wells operated by Seller, executed Texas Railroad Commission form P-4s, designating Purchaser (or such Third Party as may have been selected as operator under any applicable Contract) as operator of such Wells;

(h) Release of all Liens (other than Permitted Liens) burdening the Assets that secure any obligations or indebtedness for borrowed money, including all such Liens securing obligations or indebtedness under the Credit Agreement;

(i) a favorable opinion of Bracewell & Giuliani LLP or such other counsel reasonably satisfactory to Purchaser, opining that (i) each Seller has the limited liability company power and authority to enter into and perform this Agreement (and all documents required to be executed and delivered by such Seller at Closing) and to consummate the transactions contemplated by this Agreement (and such documents), (ii) this Agreement and all documents required hereunder to be executed and delivered by each Seller at Closing have been duly executed and delivered by each Seller, (iii) this Agreement and all documents required to be executed and delivered by each Seller at Closing have been authorized by all necessary limited liability company action by the members or managers of each such Seller and (iv) the execution, delivery and performance of this Agreement by each Seller, and the consummation of the transactions contemplated by this Agreement do not violate any provision of the limited liability company agreement or operating agreement, as applicable, of such Seller; and

(j) All other documents and instruments reasonably requested by Purchaser from Sellers that are necessary to transfer the Assets to Purchaser.

Section 8.3 Obligations of Purchaser at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Sellers of their obligations pursuant to Section 8.2, Purchaser shall deliver or cause to be delivered:

(a) To Sellers, a wire transfer of the Closing Payment in same-day funds to the account(s) designated in writing to Purchaser;

(b) To Sellers, Conveyances, duly executed by Purchaser, in sufficient duplicate originals to allow recording on all appropriate jurisdictions and offices;

(c) To Sellers, assignments in form required by federal, state or tribal agencies for the assignment of any federal, state or tribal Oil and Gas Properties, duly executed by Purchaser, in sufficient duplicate originals to allow recording in all appropriate offices;

(d) To Sellers, a certificate by an authorized corporate officer of Purchaser, dated as of the Closing, certifying on behalf of Purchaser that the conditions set forth in Section 7.1(a) and Section 7.1(b) have been fulfilled;

(e) To Sellers, counterparts of the Transition Agreement duly executed by Purchaser;

(f) To Sellers, with respect to Wells operated by Seller, executed Texas Railroad Commission form P-4s, designating Purchaser (or such Third Party as may have been selected as operator under any applicable Contract) as operator of such Wells;

(g) To Sellers, evidence of replacement of all Seller’s Bonds required pursuant to Section 6.6, and evidence of the filing by or on behalf of Purchaser of a P-5 organization report, and the issuance to Purchaser of an operator number by the Texas Railroad Commission and evidence of such other authorizations and qualifications as may be necessary for Purchaser to own and, with respect to Assets currently operated by Seller, operate the Assets;

(h) To the Escrow Agent, a wire transfer of same day funds in an amount equal to the remainder of (i) the Initial Holdback Amount minus (ii) the Deposit.

Section 8.4 Closing Payment and Post-Closing Adjustments.

(a) Not later than five (5) Business Days prior to the Closing Date, Sellers shall prepare and deliver to Purchaser, using and based upon the best information available to Sellers, a preliminary settlement statement estimating the Adjusted Purchase Price for the Assets after giving effect to all adjustments set forth in Section 2.4 (the “Preliminary Settlement Statement”). The dollar amount to be payable by Purchaser to Sellers at the Closing (the “Closing Payment”) shall constitute an amount equal to (i) the estimate of the Adjusted Purchase Price delivered in accordance with this Section 8.4(a) minus (ii) the Deposit (plus interest accrued thereon as prescribed in Section 2.3(b)) minus (iii) the remainder of (A) the Initial Holdback Amount minus (B) the Deposit (plus interest accrued thereon as prescribed in Section 2.3(b)). The dollar amount to be payable at Closing by Purchaser to the Escrow Agent shall constitute an amount equal to (A) the Initial Holdback Amount minus (B) the Deposit (plus interest accrued thereon as prescribed in Section 2.3(b)).

(b) As soon as reasonably practicable after the Closing but not later than the later of (i) the sixtieth (60th) day following the Closing Date and (ii) the date on which the Parties or the applicable Defect Arbitrator finally determines all Defect Amounts under Section 3.2(f), Sellers shall prepare and deliver to Purchaser a draft statement setting forth the final calculation of the Adjusted Purchase Price and showing the calculation of each adjustment under Section 2.4, based on the most recent actual figures for each adjustment (the “Final Settlement Statement”). Sellers shall make reasonable documentation available to support the final figures including underlying invoices and/or plant/purchaser statement documentation. As soon as reasonably practicable but not later than the thirtieth (30th) day following receipt of Sellers’ draft of the Final Settlement Statement, Purchaser shall deliver to Sellers a written report containing any changes that Purchaser proposes be made in such statement. Sellers may deliver a written report to Purchaser during this same period reflecting any changes that Sellers propose to be made in to the Final Settlement Statement as a result of additional information received after the statement was prepared. The Parties shall undertake to agree on the final statement of the Adjusted Purchase Price no later than one hundred twenty (120) days after the Closing Date. In the event that the Parties cannot reach agreement within such period of time, any Party may refer the items of adjustment which are in dispute to a nationally-recognized independent accounting firm or consulting firm mutually acceptable to both Purchaser and Sellers (the “Accounting Arbitrator”), for review and final determination by arbitration. The Accounting Arbitrator shall conduct the arbitration proceedings in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section. The Accounting Arbitrator’s determination shall be made within fifteen (15) days after submission of the matters in dispute and shall be final and binding on all Parties, without right of appeal. In determining the proper amount of any adjustment to the Adjusted Purchase Price, the Accounting Arbitrator shall be bound by the terms of Section 2.4 and may not increase the Adjusted Purchase Price more than the increase proposed by Sellers nor decrease the Adjusted Purchase Price more than the decrease proposed by Purchaser, as applicable. The Accounting Arbitrator shall act as an expert for the limited purpose of determining the specific disputed aspects of Adjusted Purchase Price adjustments submitted by any Party and may not award any legal fees or interest (except as expressly provided for in this Section), damages or penalties to any Party with respect to any matter. Sellers and Purchaser shall each bear their own legal fees and other costs of presenting its case. Sellers shall bear one-half and Purchaser shall bear one-half of the fees, costs and expenses of the Accounting Arbitrator. However, the Accounting Arbitrator shall have the right, but not the obligations, to award reasonable legal fees and interest (but not any other damages or penalties) incurred by a Party in connection with such arbitration. Within five (5) Business Days after the earlier of (i) the expiration of Purchaser’s ten (10) day review period without delivery of any written report or (ii) the date on which the Parties or the Accounting Arbitrator finally determine the Adjusted Purchase Price, (x) Purchaser shall pay to Sellers the amount by which the Adjusted Purchase Price exceeds the Closing Payment or (y) Sellers shall pay to Purchaser the amount by which the Closing Payment exceeds the Adjusted Purchase Price, as applicable. Any post-Closing payment pursuant to this Section 8.4 shall bear interest from the Closing Date to the date of payment at the Agreed Rate.

(c) Purchaser shall assist Sellers in preparation of the final statement of the Adjusted Purchase Price under Section 8.4(b) by furnishing invoices, receipts, reasonable access to personnel and such other assistance as may be requested by Sellers to facilitate such process post-Closing.

(d) All payments made or to be made under this Agreement to Sellers shall be made by electronic transfer of immediately available funds to Sellers to such bank and account as may be specified by Sellers in writing. All payments made or to be made hereunder to Purchaser shall be by electronic transfer of immediately available funds to such bank and account as may be specified by Purchaser in writing.

ARTICLE 9

TAX MATTERS

Section 9.1 Proration of Taxes.

(a) Property Taxes.

(i) Sellers will be responsible for Property Taxes assessed on any of the Assets for any taxable period ending on or before December 31, 2010, and Purchaser will be responsible for Property Taxes assessed on any of the Assets for any taxable period beginning on or after January 1, 2011. If after the Closing, Purchaser receives a bill or notice of assessment from any Governmental Authority with respect to any

Property Taxes assessed on any of the Assets for any taxable period ending on or before December 31, 2010, then within five (5) days of receipt of such bill or notice, Purchaser shall provide Sellers with a copy of such bill or notice (together with any supporting documentation reasonably requested by Sellers). If after the Closing, either Seller receives a bill or notice of assessment from any Governmental Authority with respect to any Property Taxes assessed on any of the Assets for any taxable period ending on or after January 1, 2011, then within five (5) days of receipt of such bill or notice, Sellers shall provide Purchaser with a copy of such bill or notice (together with any supporting documentation reasonably requested by Purchaser).

(ii) If, after the Closing, Purchaser receives a refund (either in cash or as a credit) of any Property Taxes with respect to the Assets or the ownership or operation thereof that is attributable to any taxable period ending on or before December 31, 2010, then Purchaser shall within ten (10) days after the receipt of such refund, pay to Sellers an amount equal to the amount of such refund. If, after the Closing, either Seller receives a refund (either in cash or as a credit) of any Property Taxes with respect to the Assets or the ownership or operation thereof that is attributable to any taxable period ending on or after January 1, 2011, then Sellers shall within ten (10) days after the receipt of such refund, pay to Purchaser an amount equal to the amount of such refund.

(b) Production Taxes. Notwithstanding anything to the contrary in this Agreement, Production Taxes levied or imposed on or before the Closing Date, shall not be subject to Section 9.1 and responsibility therefore and payment thereof shall be exclusively addressed by Section 2.4 and ARTICLE 11.

(c) Except with respect to Property Taxes, or as provided otherwise in this Agreement:

(i) For any Tax period or the portion of any Tax period ending on or before the Closing Date, Sellers shall be responsible for preparing and timely filing all Tax Returns required by applicable law to be filed and for the payment of all Taxes levied or imposed that are attributable to the Oil and Gas Interests;

(ii) For any Tax period or portion of any Tax period beginning after the Closing Date, Purchaser shall be responsible for preparing and the timely filing of all Tax Returns required to by applicable law to be filed and for the payment of all Taxes levied or imposed that are attributable to the Oil and Gas Interests; and

(iii) Control of any legal and administrative proceeding concerning any Taxes with respect to the Oil and Gas Interest, and entitlement to any refunds or awards concerning any such Taxes with respect to such Oil and Gas Interests, shall rest with the Party responsible for payment therefore under this Section.

(d) Sellers’ Income Taxes. Notwithstanding anything in this Agreement to the contrary, Purchaser shall not be liable for any income, franchise or similar Taxes of Sellers or any of Sellers’ Affiliates.

Section 9.2 Transfer Taxes and Recording Fees. Purchaser shall be liable for and shall indemnify Sellers for, any sales and use Taxes, conveyance, transfer and recording fees and real estate transfer stamps, document fees or Taxes (including any related interest, penalties or legal costs) that may be imposed on any transfer of the Assets pursuant to this Agreement. If required by applicable Law, Sellers shall, in accordance with applicable Law, calculate and remit any sales or similar Taxes that are required to be paid as a result of the transfer of the Assets to Purchaser and Purchaser shall promptly reimburse Sellers therefor. If any Seller receives notice that any sales and/or use Taxes are due, such Seller shall promptly forward such notice to Purchaser for handling.

Section 9.3 Conflict. In the event of a conflict between the provisions of this ARTICLE 9 and any other provision of this Agreement, this ARTICLE 9 shall control.

ARTICLE 10

TERMINATION AND AMENDMENT

Section 10.1 Termination. This Agreement may be terminated at any time prior to Closing:

(a) by the mutual prior written consent of Sellers and Purchaser;

(b) by either Sellers or Purchaser upon written notice to the other Parties, if Closing has not occurred on or before thirty (30) days after the Target Closing Date; or

(c) by either Sellers or Purchaser in the event that the aggregate adjustments to the Unadjusted Purchase Price under Section 2.4(a) equal or exceed an amount equal to twenty percent (20%) of the Unadjusted Purchase Price;

provided, however, that no Party shall be entitled to terminate this Agreement under Section 10.1(b) if the Closing has failed to occur as a result of such Party’s negligent or willful failure to perform or observe in any material respect such Party’s covenants and agreements hereunder (the date of any permitted termination of this Agreement under this ARTICLE 10, the “Termination Date”).

Section 10.2 Effect of Termination.

(a) If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no further force or effect (except for the provisions of Section 1.2, Section 6.1(c), Section 6.1(d), Section 6.1(e), Section 6.1(f), ARTICLE 10, Section 11.4, Section 12.1, Section 12.2 and Section 12.4 through Section 12.16, all of which shall survive and continue in full force and effect indefinitely).

(b) In the event that (i) all conditions precedent to the obligations of Sellers set forth in Section 7.1 have been satisfied or waived by Sellers and (iii) the Closing has not occurred as a result of the failure of Sellers to materially perform, if and when required, any of Sellers’ obligations to consummate the transactions contemplated hereunder at Closing, then Purchaser shall promptly elect in writing to be entitled, as the sole and exclusive remedy of Purchaser for any such failure of Sellers, to either (A) exercise any rights to specific performance of this Agreement that Purchaser may be entitled to at law or in equity or (B) terminate this Agreement and receive the entirety of the Deposit for the sole account and use of Purchaser.

(c) In the event that (i) Sellers has elected to terminate this Agreement under Section 10.1(b) and (ii) all conditions precedent to the obligations of Purchaser set forth in Section 7.2 have been satisfied or waived by Purchaser and (iii) the Closing has not occurred as a result of the failure of Purchaser to materially perform, if and when required, any of Purchaser’s obligations to consummate the transactions contemplated hereunder at Closing, then Sellers shall receive the entirety of the Deposit for the sole account and use of Sellers and Sellers’ retention of the Deposit shall constitute liquidated damages hereunder, which remedy shall be the sole and exclusive remedy available to Sellers for any such failure of Purchaser. Each Seller and Purchaser acknowledge and agree that (A) Sellers’ actual damages upon the event of such a termination are difficult to ascertain with any certainty, (B) the Deposit is a reasonable estimate by the Parties of such actual damages of Sellers and (C) such liquidated damages do not constitute a penalty.

(d) In the event that this Agreement is terminated under Section 10.1 and Sellers are not entitled or required to retain the Deposit under Section 10.2(c), Purchaser shall be entitled to receive the entirety of the Deposit for the account of Purchaser.

(e) Promptly, but in no event later than three (3) Business Days after the termination date of this Agreement, the Parties shall execute and deliver to the Escrow Agent written instructions instructing the Escrow Agent to disburse via wire transfer of immediately available funds the entirety of the Deposit to the Party entitled to receive the Deposit as provided in this Section 10.2.

ARTICLE 11

INDEMNIFICATION; LIMITATIONS

Section 11.1 Assumption. Without limiting Purchaser’s rights to indemnity under this ARTICLE 11, from and after the Closing Date Purchaser assumes and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all of the obligations and liabilities of Sellers, known or unknown, with respect to the ownership, use and operation of the Assets, regardless of whether such obligations or liabilities arise out of, are attributable to, or incurred prior to, on or after the Effective Date, including, but not limited to, (i) obligations to furnish makeup gas according to the terms of applicable gas sales, gathering or transportation Contracts, production balancing obligations, obligations with respect to crude oil scheduling imbalances, (ii) obligations with respect to Working Interests, royalties, overriding royalties, net profits interests and other interests held in suspense (“Suspense Obligations”) that are attributable to periods (A) prior to the Effective Time for (1) which the Unadjusted Purchase Price is adjusted pursuant to Section 2.4(b), or (2) which are transferred to Purchaser’s control on or after Closing pursuant to Section 2.4(b) or (3) which are transferred to Purchaser’s on or after to Closing under any Contract (each such obligation being hereinafter referred to as an “Assumed Suspense Obligation”), provided; however, that Purchaser’s liability for each Assumed

Suspense Obligation shall be limited to (1) the amount by which the Unadjusted Purchaser Price is adjusted pursuant to Section 2.4(b) for such Assumed Suspense Obligation, or (2) the amount of funds that are transferred to Purchaser’s control at Closing pursuant to Section 2.4(b) for such Assumed Suspense Obligation or which are transferred to Purchaser’s on or after to Closing under any Contract (“Assumed Suspense Obligation Cap”), and (B) periods on or after the Effective Time, (iii) Environmental Liabilities related to the Assets, including, but not limited to liabilities and obligations to properly plug and abandon or replug any and all wells, wellbores and pipelines located on or constituting the Assets (including all temporarily or previously plugged or abandoned wells, wellbores or pipelines), dismantle or decommission and remove any structures, fixtures or personal property, clean-up, restore or remediate the Assets, ground water, surface water, soil in accordance with applicable Contracts and Laws, including any obligations to assess, remediate, remove and dispose of NORM, asbestos, mercury, drilling fluids and chemicals, and produced waters and Hydrocarbons, or other environmental liabilities with respect to the Assets, and (iv) perform all obligations applicable to or imposed on the lessee, owner, or operator under the Leases and Contracts, or as required by Laws (all of the foregoing obligations and liabilities, subject to the exclusions of the proviso immediately below, herein being referred to as the “Assumed Obligations”); provided, however, that the Assumed Obligations do not included (i) any obligations or liabilities with respect to the payment or mis-payment of royalties, overriding royalties, net profits interests or other interests that are attributable to periods prior to the Effective Date, or (ii) any obligations or liabilities related to or arising out of any of the following (collectively, the “Retained Liabilities”):

(a) death or physical injury to any Person related to or arising out of the Sellers’ ownership or operation of any Asset to the extent attributable to any period during Sellers’ ownership of such Asset but prior to the Effective Date;

(b) failure to pay any royalties, excess royalties, overriding royalty interests or other production burdens attributable to any Hydrocarbons produced from any Oil and Gas Property to the extent attributable to any period during Sellers’ ownership of such Asset prior to the Effective Date, but excluding any Assumed Suspense Obligations to the extent, and only to the extent, of the respective Assumed Suspense Obligation Cap; provided, however, that Sellers shall remain liable for the amount by which an Assumed Suspense Obligation exceeds the Assumed Suspense Obligation Cap;

(c) claims, demands, actions, suits, or proceedings (i) related to, or arising out of, the matters described on Schedule 4.5 or (ii) that are (A) pending against any Seller before any Governmental Authority or arbitrator as of the Closing Date or (B) to the Knowledge of any Seller have been threatened in writing by any Third Party or Governmental Authority against any Seller, which, in each case of each of subparts (A) and (B), are related to any Asset or Seller’s ownership or operation thereof and expressly excluding, in each case as to subparts (i) and (ii), any such obligations or liabilities to the extent attributable to any Person’s ownership or operation of any such Assets after the Effective Date;

(d) Hazardous Substances or NORM related or attributable to the Oil and Gas Properties that are disposed of off-site at Third Party commercial disposal facilities prior to the Effective Date, solely to the extent that any Seller coordinated the disposal of such

Hazardous Substances or NORM and any Seller named as the generator of any such Hazardous Substances or NORM;

(e) compensation or reimbursement of Sellers’ employees for work performed with respect to any Asset prior to the Effective Date;

(f) Property Costs related to or arising out of the ownership or operation of Assets to the extent attributable to any period during Sellers’ ownership of such Asset but prior to the Effective Date;

(g) the Excluded Properties;

(h) any Taxes for which Sellers are expressly liable pursuant to Section 9.1 hereof; and

(i) Any fines or penalties imposed by any Governmental Authority arising out of any violations of Laws by any Seller related to or arising out of Sellers’ ownership or operation of Assets prior to the Effective Date.

Section 11.2 Indemnification.

(a) Subject to the terms hereof, Purchaser shall be responsible for, shall pay and shall indemnify, defend and hold harmless each Seller, each Affiliate of each Seller, and each of such Person’s respective stockholders, members, officers, directors, employees, agents, lenders, advisors, representatives, accountants, attorneys and consultants (“Seller Group”) from and against all Damages:

(i) caused by, arising out of, attributable to or resulting from Purchaser’s breach of any of Purchaser’s covenants or agreements contained in this Agreement or in any agreement or document delivered by Purchaser hereunder;

(ii) caused by, arising out of, attributable to or resulting from any breach of any representation or warranty made by Purchaser contained in ARTICLE 5 of this Agreement or in the certificate delivered at Closing pursuant to Section 8.3(d); or

(iii) constituting any of the Assumed Obligations,

EVEN IF SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER GROSS, SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY INDEMNIFIED PERSON, INVITEES OR THIRD PARTIES, but excepting in each case Damages against which any Seller would be required to indemnify Purchaser under Section 11.2(b) at the time the claim notice is presented by Purchaser.

(b) Subject to the terms hereof, Sellers shall be responsible for, shall pay and shall indemnify, defend and hold harmless Purchaser, the Affiliates of Purchaser and each of their respective stockholders, members, officers, directors, employees, agents, advisors, representatives, accountants, attorneys and consultants (“Purchaser Group”) against and from all Damages:

(i) caused by, arising out of, attributable to or resulting from the failure or breach of any Seller’s covenants or agreements contained in this Agreement or in any agreement or document delivered by Seller hereunder;

(ii) caused by, arising out of, attributable to or resulting from any failure or breach of any representation or warranty made by any Seller contained in ARTICLE 4 of this Agreement, or in the certificates delivered at Closing pursuant to Section 8.2(e); or

(iii) constituting any of the Retained Liabilities,

EVEN IF SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER GROSS, SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY INDEMNIFIED PERSON, INVITEES OR THIRD PARTIES.

(c) Notwithstanding anything to the contrary contained in this Agreement, from and after Closing, Sellers’ and Purchaser’s exclusive remedy against each other with respect to breaches of the representations, warranties, covenants and agreements of the Parties contained in ARTICLE 4, ARTICLE 5 and ARTICLE 6 (excluding Section 6.1, which shall be separately enforceable by each Seller pursuant to whatever rights and remedies are available to such Seller outside of this ARTICLE 11) and the affirmations of such representations, warranties, covenants and agreements contained in the certificates delivered by each Party at Closing pursuant to Section 8.2(e) or Section 8.3(d), as applicable, is set forth in this Section 11.2. Except for the remedies contained in this Section 11.2, and any other remedies available to the Parties at law or in equity for breaches of provisions of this Agreement other than ARTICLE 4, ARTICLE 5 and ARTICLE 6 (excluding Section 6.1), upon Closing, each Seller and Purchaser each waive, release, remise and forever discharge the other and their or its Affiliates and all such Persons’ stockholders, members, officers, directors, employees, agents, lenders, advisors, representatives, accountants, attorneys and consultants from any and all suits, legal or administrative proceedings, claims, demands, damages, losses, costs, liabilities, interest, or causes of action whatsoever, in law or in equity, known or unknown, which such Parties might now or subsequently may have, based on, relating to or arising out of this Agreement or Sellers’ ownership, use or operation of the Assets, or the condition, quality, status or nature of the Assets, including rights to contribution under any Environmental Laws, breaches of statutory and implied warranties, nuisance or other tort actions, rights to punitive damages, common law rights of contribution, any rights under insurance policies issued or underwritten by the other Party or any Affiliate of such Party and any rights under agreements between any Seller and any Affiliate of any Seller, EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER GROSS, SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY RELEASED PERSON, INVITEES OR THIRD PARTIES, but excluding, however, any remaining balance owed by any Seller to any other Affiliate of any Seller at the end of the

Closing Date for provision of goods or services, or employment-related costs, or other ordinary course of business expenses, with respect to the ownership or operation of the Assets. Without limiting the generality of the preceding sentence, Purchaser agrees that from and after Closing its only remedy with respect to Sellers’ breach of covenants and agreements in ARTICLE 6 shall be the indemnity of the Sellers in Section 11.2(b), as limited by the terms of this ARTICLE 11.

(d) “Damages,” for purposes of this ARTICLE 11, shall mean the amount of any actual liability, loss, cost, costs of settlement (but only to the extent the Indemnified Party complied with the terms of Section 11.3), damages, expense, claim, award or judgment incurred or suffered by any Indemnified Person arising out of or resulting from the indemnified matter, whether attributable to personal injury or death, property damage, contract claims, torts or otherwise, including reasonable fees and expenses of attorneys, consultants, accountants or other agents and experts reasonably incident to matters indemnified against, and the costs of investigation and/or monitoring of such matters, and the costs of enforcement of the indemnity; provided, however, that “Damages” shall not include any adjustment for Taxes that may be assessed on payments under this ARTICLE 11. Notwithstanding the foregoing, neither Purchaser nor any Seller shall be entitled to indemnification under this Section 11.2 for, and Damages shall not include, (i) loss of profits, whether actual or consequential, or other consequential damages suffered by the Party claiming indemnification, or any punitive damages (other than loss of profits, consequential damages or punitive damages suffered by any Third Party for which responsibility is allocated between the Parties), or (ii) any increase in liability, loss, cost, expense, claim, award or judgment to the extent such increase is caused by the actions or omissions of any Indemnified Person after the Closing Date.

(e) Any claim for indemnity under this Section 11.2 by any current or former Affiliate, stockholder, member, officer, director, employee, agent, lender, advisor, representative, accountant, attorney and consultant of any Party must be brought and administered by the applicable Party to this Agreement. No Indemnified Person other than Sellers and Purchaser shall have any rights against either Sellers or Purchaser under the terms of this Section 11.2 except as may be exercised on its behalf by Purchaser or any Seller, as applicable, pursuant to this Section 11.2(e). Each Seller and Purchaser may elect to exercise or not exercise indemnification rights under this Section on behalf of the other Indemnified Persons affiliated with it in its sole discretion and shall have no liability to any such other Indemnified Person for any action or inaction under this Section.

(f) Without prejudice to those other sections herein, this Section 11.2 shall not apply in respect of any Defects, which are exclusively covered by ARTICLE 3.

(g) Except as otherwise required by applicable Laws, the Parties shall treat, for Tax purposes, any amounts paid under this ARTICLE 11 as an adjustment to the Adjusted Purchase Price.

Section 11.3 Indemnification Actions. All claims for indemnification under Section 11.2 shall be asserted and resolved as follows:

(a) For purposes of this ARTICLE 11, the term “Indemnifying Person” when used in connection with particular Damages shall mean the Person(s) having an obligation to indemnify another Person(s) with respect to such Damages pursuant to this ARTICLE 11, and the term “Indemnified Person” when used in connection with particular Damages shall mean a Person(s) having the right to be indemnified with respect to such Damages pursuant to this ARTICLE 11 (including, for the avoidance of doubt, those Persons identified in Section 11.2(e)).

(b) To make claim for indemnification under Section 11.2, an Indemnified Person shall notify the Indemnifying Person of its claim, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”). In the event that any claim for indemnification set forth in any Claim Notice is based upon a claim by any Person that is not a Party against the Indemnified Person (a “Indemnification Claim”), the Indemnified Person shall provide its Claim Notice promptly after the Indemnified Person has actual knowledge of the Indemnification Claim and shall enclose a copy of all papers (if any) served with respect to the Indemnification Claim; provided that the failure of any Indemnified Person to give notice of an Indemnification Claim as provided in this Section 11.3 shall not relieve the Indemnifying Person of its obligations under Section 11.2 except to the extent such failure results in insufficient time being available to permit the Indemnifying Person to effectively defend against the Indemnification Claim or otherwise prejudices the Indemnifying Person’s ability to defend against the Indemnification Claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached.

(c) In the case of a claim for indemnification based upon an Indemnification Claim, the Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Person whether it admits or denies its obligation to defend the Indemnified Person against such Indemnification Claim under this ARTICLE 11. The Indemnified Person is authorized, prior to and during such thirty (30) day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Person and that is not prejudicial to the Indemnifying Person. If the Indemnifying Person fails to notify the Indemnified Person within such thirty (30) day period regarding whether the Indemnifying Person admits or denies its obligation to defend the Indemnified Person, then until such date as the Indemnifying Person admits or it is finally determined by an non-appealable judgment that such obligation exists, the Indemnified Person may file any motion, answer or other pleading, settle any Indemnification Claim or take any other action that the Indemnified Person deems necessary or appropriate to protect its interest, regardless of whether the Indemnifying Person is prejudiced or adversely impacted by any such actions.

(d) If the Indemnifying Person admits its obligation, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Indemnification Claim unless the compromise or settlement includes the payment of any amount by, the performance of any obligation by, or the limitation of any right or benefit of, the Indemnifying Party, in which event such settlement or compromise shall not be effective without the consent of the Indemnified Party, which shall not be unreasonably withheld or delayed. The Indemnifying Person shall have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Person, the Indemnified Person agrees to cooperate in contesting any Indemnification Claim which the Indemnifying Person elects to contest; provided, however, that the Indemnified Person shall not be required to bring any counterclaim or cross-complaint against any Person. The Indemnified Person may participate in, but not control, any defense or settlement of any Indemnification Claim controlled by the Indemnifying Person pursuant to this Section 11.3(d) provided that the Indemnified Person may file initial pleadings as described in the last sentence of paragraph (c) above if required by court or procedural rules to do so within the thirty (30) day period in paragraph (c) above. An Indemnifying Person shall not, without the written consent of the Indemnified Person, settle any Indemnification Claim or consent to the entry of any judgment with respect thereto that (i) does not result in a final resolution of the Indemnified Person’s liability with respect to the Indemnification Claim (including, in the case of a settlement, an unconditional written release of the Indemnified Person from all further liability in respect of such Indemnification Claim) or (ii) may materially and adversely affect the Indemnified Person (other than as a result of money damages covered by the indemnity).

(e) If the Indemnifying Person does not admit its obligation or admits its obligation but fails to diligently defend or settle the Indemnification Claim, then the Indemnified Person shall have the right to defend against the Indemnification Claim (at the sole cost and expense of the Indemnifying Person, if the Indemnified Person is entitled to indemnification hereunder), with counsel of the Indemnified Person’s choosing, subject to the right of the Indemnifying Person to admit its obligation to indemnify the Indemnified Person and assume the defense of the Indemnification Claim at any time prior to settlement or final determination thereof. If the Indemnifying Person has not yet admitted its obligation to indemnify the Indemnified Person, the Indemnified Person shall send written notice to the Indemnifying Person of any proposed settlement and the Indemnifying Person shall have the option for ten (10) days following receipt of such notice to (i) admit in writing its obligation for indemnification with respect to such Indemnification Claim and (ii) if its obligation is so admitted, assume the defense of the Indemnification Claim, including the power to reject the proposed settlement. If the Indemnified Person settles any Indemnification Claim over the objection of the Indemnifying Person after the Indemnifying Person has timely admitted its obligation for indemnification in writing and assumed the defense of the Indemnification Claim, the Indemnified Person shall be deemed to have waived any right to indemnity with respect to the Indemnification Claim.

(f) In the case of a claim for indemnification not based upon an Indemnification Claim, the Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to (i) cure the Damages complained of, (ii) admit its obligation to provide indemnification with respect to such Damages or (iii) dispute the claim for such Damages. If the Indemnifying Person does not notify the Indemnified Person within such thirty (30) day period that it has cured the Damages or that it disputes the claim for such Damages, the Indemnifying Person shall be conclusively deemed obligated to provide indemnification hereunder.

Section 11.4 Survival; Limitation on Actions.

(a) Subject to Section 11.4(b), Section 11.4(c) and Section 11.4(d): (i) the Fundamental Representations and the corresponding representations and warranties given in the certificates delivered by Sellers at Closing pursuant to Section 8.2(e) shall survive the Closing and terminate on the date of the expiration of the applicable statute of limitations period; (ii) the representations and warranties of each Seller in Section 4.5 through Section 4.17 and the corresponding representations and warranties given in the certificates delivered by Sellers at Closing pursuant to Section 8.2(e) shall each survive the Closing and terminate on the date twelve (12) months after the Closing Date; (iii) the covenants and agreements of each Seller set forth in Section 6.3 shall each survive the Closing and terminate on the date nine (9) months after the Closing Date; (iv) the covenants and agreements of each Seller to be performed on or prior to Closing (other than the covenants set forth in Section 6.3 and Section 6.4) shall each survive the Closing and terminate on the date twelve (12) months after the Closing Date; (v) the covenants and agreements of the Sellers hereunder to be performed after the Closing (including all covenants set forth in ARTICLE 9), as applicable, and set forth in Section 6.4 shall, in each case, survive the Closing indefinitely except as may otherwise be expressly provided herein; (vi) the representations and warranties of Purchaser in Section 5.1 through Section 5.4 and the corresponding representations and warranties given in the certificates delivered by Purchaser at Closing pursuant to Section 8.3(d) shall survive the Closing and terminate on the date of the expiration of the applicable statute of limitations period; (vii) the representations and warranties of Purchaser in Section 5.5 through Section 5.11 and the corresponding representations and warranties given in the certificates delivered by Purchaser at Closing pursuant to Section 8.3(d) shall survive the Closing indefinitely; and (viii) all covenants and agreements of the Purchaser shall survive the Closing indefinitely except as may otherwise be expressly provided herein. Representations, warranties, covenants and agreements shall be of no further force and effect after the date of their expiration, provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to the expiration or termination date thereof.

(b) The covenants in Section 11.2(a)(i), Section 11.2(a)(ii), Section 11.2(b)(i) and Section 11.2(b)(ii) shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except in each case as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Person on or before such termination date. The covenant in Section 11.2(a)(iii) shall survive indefinitely. The covenant in Section 11.2(b)(iii): (i) with respect to the Retained Liabilities described in Section 11.1(b) and Section 11.1(f) shall expire and terminate on the date eighteen (18) months after the Closing Date; (ii) with respect to the Retained Liabilities described in Section 11.1(a) and Section 11.1(i) shall expire and terminate on the date twenty four (24) months after the Closing Date and (iii) with respect to the Retained Liabilities described in Section 11.1(d) and Section 11.1(e) shall expire and terminate on the date thirty (30) days after the expiration of the applicable statute of limitation period; (iv) with respect to the Retained Liabilities described in Section 11.1(c), Section 11.1(g) and Section 11.1(h) shall not terminate and survive indefinitely.

(c) No Seller shall have any liability for any indemnification under (i) Section 11.2(b)(i) with respect to the covenants and agreements of each Seller to be performed on or prior to Closing or (ii) Section 11.2(b)(ii) with respect to any representations and warranties of Sellers under Section 4.5 through Section 4.17 and the corresponding representations and warranties given in the certificates delivered by Sellers at Closing pursuant to Section 8.2(e) unless and until the aggregate amount of the liability for Purchaser’s Damages for which Claim Notices therefore are validly delivered by Purchaser exceeds the remainder of (A) two percent (2%) of the Unadjusted Purchaser Price minus (B) the aggregate of all Defect Amounts, if any, attributable to Defects for which the Unadjusted Purchase Price was not adjusted as a result of the application of the Defect Deductible (such remainder, the “Indemnity Deductible”); and then, the aggregate of Sellers’ liabilities for such indemnification shall apply only to the extent the aggregate amount of such Damages exceeds the Indemnity Deductible; provided, however, this Section 11.4(c) shall not limit Purchaser’s indemnification rights, and Sellers obligations, with respect to any breach of the covenants set forth in Section 6.3 (but subject to the limitations set forth in Section 6.3(c)) or Section 6.4 nor shall Damages for any breach of any such covenants count toward such deductible described in this sentence.

(d) Sellers shall not, individually or in the aggregate, be required to indemnify Purchaser or any other Person under (i) Section 11.2(b)(i) with respect to any breaches of covenants and agreements of each Seller to be performed on or prior to Closing (other than indemnification for a breach of those covenants contained in Section 6.3 or Section 6.4, or (ii) Section 11.2(b)(ii) with respect to any representations and warranties of Sellers under Section 4.5 through Section 4.17 and the corresponding representations and warranties given in the certificates delivered by Sellers at Closing pursuant to Section 8.2(e) for aggregate Damages in excess of the sum equal to twenty percent (20%) of the Unadjusted Purchase Price. Sellers shall not, individually or in the aggregate, be required to indemnify Purchaser or any other Person under the terms of this Agreement for aggregate Damages in excess of one hundred percent (100%) of the Unadjusted Purchase Price; provided, however, the indemnity obligations of Sellers under (A) Section 11.2(b)(i) with respect to any breach by any Seller of the covenants set forth in Section 6.4 and (B) Section 11.2(b)(iii) with respect to the Retained Liabilities under Section 11.1(a), Section 11.1(b), Section 11.1(c), Section 11.1(d), Section 11.1(e), Section 11.1(f), Section 11.1(g), Section 11.1(h) or Section 11.1(i), shall, in each case be without limit. The indemnity obligations of Purchaser hereunder shall be without limit.

(e) The amount of any Damages for which Purchaser or any Purchaser Indemnified Person is entitled to indemnity under this ARTICLE 11 shall be reduced by the amount of Third Party proceeds actually realized by Purchaser or the Purchaser Indemnified Person under any Assigned Claims with respect to such Damages (net of any collection costs, and excluding the proceeds of any insurance policy issued or underwritten by the Indemnified Person). Purchaser shall use commercially reasonable efforts to pursue and prosecute all Assigned Claims with respect to any Damages for which Purchaser or any Purchaser Indemnified Person is entitled to indemnity from Sellers under this Article 11 to the extent Purchaser would reasonably be expected to realize or recover such Damages under such Assigned Claims.

(f) Sellers and Purchaser acknowledge that, following the Closing, the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for breach of any representation, warranty, covenant or agreement contained herein or for any other claim arising in connection with or with respect to the transactions contemplated by this Agreement. As the payment of money shall be adequate compensation, following the Closing, Purchaser and Seller waive any right to rescind this Agreement or any of the transactions contemplated hereby.

Section 11.5 Investigations and Knowledge. The representations and warranties of each of the Parties set forth in this Agreement, subject to the express exceptions thereto, shall not be affected by any information furnished to, or any investigation or audit conducted before or after the Closing Date by, any of the Parties or their respective representatives in connection with the transactions contemplated hereby.

Section 11.6 Express Negligence/Conspicuous Manner. WITH RESPECT TO THIS AGREEMENT, BOTH PARTIES AGREE THAT THE PROVISIONS SET OUT IN THIS ARTICLE 11 COMPLY WITH THE REQUIREMENT, KNOWN AS THE EXPRESS NEGLIGENCE RULE, TO EXPRESSLY STATE IN A CONSPICUOUS MANNER TO AFFORD FAIR AND ADEQUATE NOTICE THAT THIS AGREEMENT HAS PROVISIONS REQUIRING THE INDEMNIFYING PERSON TO BE RESPONSIBLE FOR THE NEGLIGENCE (WHETHER GROSS, SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE OR CONCURRENT), STRICT LIABILITY, OR OTHER FAULT OF THE INDEMNIFIED PERSON. SELLERS AND PURCHASER UNDERSTAND THAT PURSUANT TO THIS AGREEMENT, EACH PARTY IS SOMETIMES AN INDEMNIFYING PERSON AND SOMETIMES AN INDEMNIFIED PERSON. EACH INDEMNIFYING PERSON REPRESENTS TO THE INDEMNIFIED PERSON (1) THAT IT, THE INDEMNIFYING PERSON, HAS CONSULTED AN ATTORNEY CONCERNING THIS AGREEMENT OR, IF IT HAS NOT CONSULTED AN ATTORNEY, THAT IT WAS PROVIDED THE OPPORTUNITY AND HAD THE ABILITY TO SO CONSULT, BUT MADE AN INFORMED DECISION NOT TO DO SO, AND (2) THAT IT, THE INDEMNIFYING PERSON FULLY UNDERSTANDS ITS OBLIGATIONS UNDER THIS AGREEMENT.

Section 11.7 Indemnity Holdback.

(a) In the event that Closing occurs, the Escrow Agent shall hold in escrow in a separate segregated account, in accordance with the terms of the Escrow Agreement, an amount equal to twenty percent (20%) of the Unadjusted Purchase Price (the “Initial Holdback Amount” and as may be reduced pursuant to this Section 11.7, the “Holdback Amount”). If Purchaser delivers a Claim Notice on or before the end of the Initial Holdback Deadline or the Final Holdback Deadline, as applicable, and Sellers do not dispute such claim, Purchaser shall be entitled to indemnification by the Sellers in accordance with ARTICLE 11, including the right to receive from the Holdback Amount funds in an amount equal to the amount of the indemnity claim for which Purchaser is entitled under this ARTICLE 11. If, however, Sellers dispute any such claim, Purchaser shall not be entitled to receive any amount from the Holdback Amount with respect to such claim prior to final non-appealable judgment or final settlement with respect to such dispute. To the extent there exists any indemnity claim pursuant to ARTICLE 11 that is subject to a valid Claim Notice, but not satisfied in full by Sellers prior to the expiration of the Initial Holdback Deadline or the Final Holdback Deadline, as applicable, an amount equal to the maximum possible amount of such claim or claims reasonably believed by the parties hereto to be due or likely to be due hereunder (or, in the event of a dispute between the parties with respect thereto, the higher of the two estimates) will be withheld from the remaining Holdback Amount and will continue to be held until such claim or claims have been fully resolved pursuant to a final non-appealable judgment or final settlement with respect to such dispute.

(b) Subject to Section 11.7(a), if Purchaser has not delivered on or prior to 5:00 p.m. Central Standard Time on the date ninety (90) days after the Closing (“Initial Holdback Deadline”) one or more Claim Notices asserting unresolved or disputed claims for indemnification under Section 11.2(b) that, individually or in the aggregate and subject to and after giving effect to the limitations set forth in Section 11.4, equal or exceed the sum of fifteen percent (15%) of the Unadjusted Purchase Price, then the Parties shall within one (1) Business Day after the Initial Holdback Deadline execute and deliver to the Escrow Agent joint written instructions instructing the Escrow Agent to disburse to Sellers an amount equal to the remainder of (i) all amounts held in escrow by the Escrow Agent pursuant to the Escrow Agreement minus (ii) five percent (5%) of the Unadjusted Purchase Price.

(c) Subject to Section 11.7(a), if Purchaser has not delivered on or prior to 5:00 p.m. Central Standard Time on the date 180 days after Initial Holdback Deadline (“Final Holdback Deadline”) one or more Claim Notices asserting unresolved or undisputed claims for indemnification under Section 11.2(b) that, individually or in the aggregate and subject to and after giving effect to the limitations set forth in Section 11.4, do not exceed the amount then held in escrow by the Escrow Agent pursuant to the Escrow Agreement, then, then the Parties shall within one (1) Business Day after the Initial Holdback Deadline execute and deliver to the Escrow Agent joint written instructions instructing the Escrow Agent to disburse to the Sellers an amount equal to the remainder of (i) all amounts held in escrow by the Escrow Agent pursuant to the Escrow Agreement minus (ii) the aggregate amount of such asserted unresolved claims for indemnification.

ARTICLE 12

MISCELLANEOUS

Section 12.1 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any Party to another (herein collectively called “Notice”) shall be in writing and delivered in person or by courier service requiring acknowledgement of receipt or mailed by certified mail, postage prepaid and return receipt requested, or by e-mail, as follows:

To Sellers:	Opal Resources Operating Company LLC 952 Echo Lane, Suite 200 Houston, Texas 77024 Attn: Rick Lester Phone: (179) 647-7300, Extension 201 Email: rick.lester@opalresources.com

with a copy (that shall not constitute Notice) to:	Bracewell & Giuliani LLP 711 Louisiana St., Suite 2300 Houston, TX 77002 Attention: Bryan E. Loocke Phone: 713.221.1522 Email: bryan.loocke@bgllp.com

To Purchaser:	W&T Offshore, Inc. Nine Greenway Plaza Suite 300 Houston, TX 77046 Attn: Jesus Melendrez Phone: (713) 624-8011 Email: jmelendrez@wtoffshore.com

with a copy (that shall not constitute Notice) to:	W&T Offshore, Inc. Nine Greenway Plaza Suite 300 Houston, TX 77046 Attn: Tom Getten Phone: (713) 624-7296 Email: tgetten@wtoffshore.com

Notice given by personal delivery or courier shall be effective upon actual receipt. Notice given by mail shall be effective upon actual receipt or, if not actually received, the fifth business day following deposit with the U.S. Post Office. Notice given by e-mail shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. If a date specified herein for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day. Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

Section 12.2 Expenses; Filings, Certain Governmental Approvals and Removal of Names.

(a) All expenses incurred by Sellers in connection with or related to the authorization, preparation or execution of this Agreement, and the Exhibits and Schedules hereto and thereto, and all other matters related to the Closing, including without limitation, all fees and expenses of counsel, accountants and financial advisers employed by Sellers, shall be borne solely and entirely by Sellers, and all such expenses incurred by Purchaser shall be borne solely and entirely by Purchaser.

(b) All required documentary, filing and recording fees and expenses in connection with the filing and recording of the assignments (including the Conveyances), conveyances or other instruments required to convey title to the Assets to Purchaser shall be borne by solely Purchaser. Promptly after the Closing Purchaser shall (i) record all assignments of Assets executed at the Closing in the records of the applicable Governmental Authority, (ii) if applicable, send notices to vendors supplying goods and services for the Assets and to the operator of such Assets of the assignment of such Assets to Purchaser, (iii) actively pursue the unconditional approval of all Customary Consents and approval of all applicable Governmental Authorities of the assignment of the Assets to Purchaser and (iv) actively pursue all other consents and approvals that may be required in connection with the assignment of the Assets to Purchaser and the assumption of the Assumed Liabilities, that, in each case, shall not have been obtained prior to the Closing. Purchaser obligates itself to take any and all action required by any Governmental Authority in order to obtain such unconditional approval, including the posting of any and all bonds or other security that may be required in excess of its existing lease, pipeline or area-wide bond.

(c) As promptly as practicable, but in any case within 30 days after the Closing Date, Purchaser shall eliminate the names “Opal Resources, LLC”, “Opal Resources Operating Company LLC”, “Opal” and any variants thereof from the Assets acquired pursuant to this Agreement and, except with respect to such grace period for eliminating existing usage, shall have no right to use any logos, trademarks or trade names belonging to Seller or any of its Affiliates.

Section 12.3 Records.

(a) No later than the end date of the services provided by Seller under the Transition Agreement, Sellers shall make available the Records that are in the possession of Sellers or any Affiliate of any Seller for pickup or copying, as applicable, during normal business hours, subject to Section 12.3(b).

(b) Sellers may retain the originals of those Records relating to Tax and accounting matters and provide Purchaser, at its request, (i) with copies of such Records that pertain to non-income Tax matters solely related to the Assets or (ii) if such Records are necessary for Purchaser to adequately prepare Tax Returns or to contest a legal or administrative proceeding pursuant to ARTICLE 9.

Section 12.4 Governing Law. This Agreement and the documents delivered pursuant hereto and the legal relations between the Parties shall be governed by, construed and enforced in accordance with the Laws of the State of Texas, without regard to principles of conflicts of Laws that would direct the application of the Laws of another jurisdiction.

Section 12.5 Forum Selection; Waiver of Jury Trial.

(a) With respect to any dispute, controversy, matter or claim between the Parties arising hereunder or under any agreement or document executed or delivered in connection herewith, except any dispute, controversy, matters or claim arising out of, in relation to or in connection with the allocation or determination of the Adjusted Purchase

Price pursuant to Section 2.4 or Section 8.4 or the determination of a Defect or Defect Amount pursuant to ARTICLE 3, each of which shall be resolved exclusively as set forth, as applicable, in ARTICLE 3 or Section 8.4, (each, subject to such exceptions, a “Dispute”) that cannot be resolved among the Parties, each Party hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of Texas in and for Harris County or the United States District Court for the Southern District of Texas, Houston Division in connection with any litigation or proceeding arising out of this Agreement or any of the transactions contemplated thereby. All Disputes between the Parties to this Agreement and the transactions contemplated hereby shall have jurisdiction and venue only in the courts of the State of Texas in and for Harris County or the United States District Court for the Southern District of Texas, Houston Division. Each Party waives any objection which it may have pertaining to improper venue or forum non-conveniens to the conduct of any litigation or proceeding in the foregoing courts. Each Party agrees that any and all process directed to it in any such proceeding or litigation may be served upon it outside of the State of Texas with the same force and effect as if such service had been made within Texas.

(b) EACH OF THE PARTIES HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY LITIGATION, ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT.

Section 12.6 Headings and Construction. The headings and captions herein are inserted for convenience of reference only and are not intended to govern, limit or aid in the construction of any term or provision hereof. The rights and obligations of each Party shall be determined pursuant to this Agreement. Each of the Sellers and the Purchaser has had the opportunity to exercise business discretion in relation to the negotiation of the details and terms of the transaction contemplated hereby. This Agreement is the result of arm’s length negotiations from equal bargaining positions. It is the intention of the Parties that every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Party (notwithstanding any rule of law requiring an agreement to be strictly construed against the drafting Party) and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision thereof, it being understood that the Parties to this Agreement are sophisticated and have had adequate opportunity and means to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby and retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement.

Section 12.7 Waivers. Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner. No waiver of, or consent to a change in or modification of, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in or modification, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 12.8 Severability. It is the intent of the Parties that the provisions contained in this Agreement shall be severable. Should any provisions, in whole or in part, be held invalid as a matter of Law, such holding shall not affect the other portions of this Agreement, and such portions that are not invalid shall be given effect without the invalid portion.

Section 12.9 Assignment. No Party shall assign or otherwise transfer all or any part of this Agreement, nor shall any Party delegate any of its rights or duties hereunder, without the prior written consent of the other Party and any transfer or delegation made without such consent shall be null and void. Unless expressly agreed to in writing by the Parties, no permitted assignment of any Party’s rights or duties hereunder shall relieve or release any Party from the performance of such Party’s rights or obligations hereunder and the assigning Party shall be fully liable to the other Parties for the performance of all such rights and duties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns.

Section 12.10 Entire Agreement. This Agreement and the documents to be executed and delivered hereunder and the Exhibits and Schedules attached hereto constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

Section 12.11 Amendment. This Agreement may be amended or modified only by an agreement in writing signed by Sellers and Purchaser and expressly identified as an amendment or modification.

Section 12.12 No Third-Person Beneficiaries. Nothing in this Agreement shall entitle any Person other than Purchaser and Sellers to any claim, cause of action, remedy or right of any kind, except the rights and obligations expressly provided to the Persons described in Section 6.1 and Section 11.2(e).

Section 12.13 Limitation on Damages. Notwithstanding anything to the contrary contained herein, none of Purchaser, Sellers or any of their respective Affiliates shall be entitled to lost profits, indirect, consequential, special or punitive damages in connection with this Agreement and the transactions contemplated hereby (other than lost profits, indirect, consequential, special or punitive damages suffered by Third Parties for which responsibility is allocated between the Parties) and each of Purchaser and Sellers, for itself and on behalf of their respective Affiliates, hereby expressly waives any right to lost profits, indirect, consequential, special or punitive damages in connection with this Agreement and the transactions contemplated hereby (other than indirect, consequential, special or punitive damages suffered by Third Parties for which responsibility is allocated between the Parties).

Section 12.14 Deceptive Trade Practices Act. Purchaser certifies that it is not a “consumer” within the meaning of the Texas Deceptive Trade Practices-Consumer Protection Act, Subchapter E of Chapter 17, Sections 17.41, et seq., of the Texas Business and Commerce Code, as amended (the “DTPA”). Purchaser covenants, for itself and for and on behalf of any successor or assignee, that, if the DTPA is applicable to this Agreement, (a) Purchaser is a “business consumer” as that term is defined in the DTPA, (b) AFTER CONSULTATION WITH ATTORNEYS OF PURCHASER’S OWN SELECTION, PURCHASER HEREBY VOLUNTARILY WAIVES AND RELEASES ALL OF PURCHASER’S RIGHTS AND

REMEDIES UNDER THE DTPA AS APPLICABLE TO SELLER AND SELLER’S SUCCESSORS AND ASSIGNS, EXCEPT THOSE RIGHTS AND REMEDIES PROVIDED PURSUANT TO SECTION 17.555 OF THE TEXAS BUSINESS AND COMMERCE CODE, AND (c) PURCHASER SHALL DEFEND AND INDEMNIFY THE SELLER GROUP FROM AND AGAINST ANY AND ALL CLAIMS OF OR BY ANY MEMBER OF THE PURCHASER GROUP OR ANY OF THEIR SUCCESSORS AND ASSIGNS OR ANY OF ITS OR THEIR AFFILIATES BASED IN WHOLE OR IN PART ON THE DTPA ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

Section 12.15 Tax-Deferred Exchange. Each Party shall have the right to elect to use the acquisition contemplated herein to complete a tax-deferred exchange under Section 1031 of the Code (a “Tax Deferred Exchange”). If a Party (“Exchanging Party”) elects to effect a Tax Deferred Exchange, the other Parties agree to reasonably cooperate with Exchanging Party to attempt to structure and effect the transaction as a Tax Deferred Exchange, provided that the other Parties shall incur no additional costs, expenses, fees or liabilities as a result of or connected with the exchange. The Exchanging Party may assign any of its rights and delegate performance of any of its duties under this Agreement in whole or in part to a Third Party in order to effect such an exchange; provided that the Exchanging Party shall remain responsible to the other Party for the full and prompt performance of its delegated duties. However, the Parties acknowledge and agree that any assignment of this Agreement to a Qualified Intermediary (as that term is defined in Treasury Regulations Section 1.1031 (k)-1(g)(4)(iii)) in connection with a Tax Deferred Exchange does not release the Exchanging Party from any of its respective liabilities and obligations to the other Parties under this Agreement. The other Parties do not make any representation or warranty with respect to any particular tax treatment of such Tax Deferred Exchange. The Exchanging Party shall indemnify and hold the other Parties and any Affiliate of any such Party harmless from and against all claims, expenses (including reasonable attorneys’ fees), loss and liability resulting from its participation in any exchange undertaken pursuant to this Section 12.15 pursuant to the request of the Exchanging Party.

Section 12.16 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

Section 12.17 Relationship of Sellers. Each of Opal and Opco shall be jointly and severally liable for the obligations of Opal, Opco and the Sellers hereunder.

[Remainder of Page Intentionally Left Blank. Signature Pages to Follow]

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the Execution Date.

SELLERS:

OPAL RESOURCES LLC
OPAL RESOURCES OPERATING COMPANY LLC

Name:	/s/ Rick G. Lester
By:	Rick G. Lester
Title:	Executive Vice President and Chief Financial Officer

PURCHASER:

W&T OFFSHORE, INC.

Name:	/s/ Tracy W. Krohn
By:	Tracy W. Krohn
Title:	Chief Executive Officer

Signature Page to Purchase and Sale Agreement

EXHIBIT A

ASSETS

Exhibit A-1	Leases
Exhibit A-2, Part 1	Wells
Exhibit A-2, Part 2	Undeveloped Acreage
Exhibit A-2, Part 3	Well Plats

Exhibit A

1

EXHIBIT A-1

LEASES

Number	TR	Lease	Lessee	Date	Book	Page
County: ANDREWS, TEXAS
TX00100036-001	001	STATE OF TEXAS- 111405	T. VERNE DWYER	09/22/2010	982	72
TX00100037-000	001	STATE OF TEXAS- 111406	T. VERNE DWYER	09/22/2010	982	83
TX00100038-000	001	STATE OF TEXAS- 111405	T. VERNE DWYER	09/22/2010	982	94
TX00100039-000	001	STATE OF TEXAS- 111408	T. VERNE DWYER	09/22/2010	982	105
TX00100040-000	001	STATE OF TEXAS- 111409	T. VERNE DWYER	09/22/2010	982	116
TX00100041-000	001	STATE OF TEXAS- 111410	T. VERNE DWYER	09/22/2010	982	127
TX00100048-000	001	STATE OF TEXAS- 111404	T. VERNE DWYER	09/22/2010	982	61
TX00100052-000	001	STATE OF TEXAS- 111403	T. VERNE DWYER	09/22/2010	982	50
TX00300002-000	001	STATE OF TEXAS- 108428	CHESAPEAKE EXPLORATION, L.L.C.	10/24/2007	906	309
TX00300003-000	001	STATE OF TEXAS- 108429	CHESAPEAKE EXPLORATION, L.L.C.	10/24/2007	906	478
TX00300004-000	001	STATE OF TEXAS- 107930	CHESAPEAKE EXPLORATION, L.L.C.	04/26/2007	890	96
TX00300005-000	001	STATE OF TEXAS- 108431	CHESAPEAKE EXPLORATION, L.L.C.	10/24/2007	906	320
TX00300006-000	001	STATE OF TEXAS- 107918	CHESAPEAKE EXPLORATION, L.L.C.	04/26/2007	890	30
TX00300007-000	001	STATE OF TEXAS- 107919	CHESAPEAKE EXPLORATION, L.L.C.	04/26/2007	890	41
TX00300008-000	001	STATE OF TEXAS- 107920	CHESAPEAKE EXPLORATION, L.L.C.	04/26/2007	890	52
TX00300010-000	001	STATE OF TEXAS- 107921	CHESAPEAKE EXPLORATION, L.L.C.	04/26/2007	890	63
TX00300011-000	001	STATE OF TEXAS- 107922	CHESAPEAKE EXPLORATION, L.L.C.	04/26/2007	890	74
County: DAWSON, TEXAS
TX00100016-000	002	DENNIS R. SCHNEIDER	T. VERNE DWYER	01/23/2009	619	144
TX00100018-005	001	SAMUEL ZANE STAKER TRUST	OPAL RESOURCES LLC	07/22/2010
TX00100018-006	001	F KEE ROBINSON II	OPAL RESOURCES LLC	10/08/2010	644	747
TX00100018-007	001	DAVID H ARRINGTON	OPAL RESOURCES LLC	10/10/2010	644	376
TX00100018-008	001	J KELLI STRUBE	OPAL RESOURCES LLC	07/28/2010	643	044
TX00100018-009	001	MARY CHARLYNN STAKER TRUST	OPAL RESOURCES LLC	07/01/2010	642	048
TX00100019-001	001	NANCY ANN SWAFFORD	T. VERNE DWYER	01/30/2009	617	13
TX00100019-002	001	MICHAEL W. KIRSCH	T. VERNE DWYER	01/30/2009	617	337
TX00100019-003	001	HAZEL LORENE TURNBOW	T. VERNE DWYER	02/10/2009	617	691
TX00100019-004	001	MAURICE M. COLLINS	T. VERNE DWYER	02/10/2009	617	688
TX00100019-005	001	BARBARA K. COLLINS	T. VERNE DWYER	10/30/2009	617	826
TX00100023-001	001	ROBERT M. HIGGINBOTHAM	T. VERNE DWYER	03/02/2009	619	432
TX00100023-002	001	BROOKS M. HIGGINBOTHAM	T. VERNE DWYER	01/15/2009	619	501
TX00100023-003	001	CATHERINE O. DAVENPORT	T. VERNE DWYER	12/22/2008	615	632
TX00100023-004	001	JAMES C. BROWN	OPAL RESOURCES LLC	11/14/2008	614	390
TX00100023-005	001	WILLIAM MAYS OSBORNE	T. VERNE DWYER	12/22/2008	615	635
TX00100023-006	001	A. BAKER DUNCAN, JR	T. VERNE DWYER	01/23/2009	617	829
TX00100023-007	001	JOSEPH A.I.WORSHAM	T. VERNE DWYER	04/14/2009	620	304
TX00100023-008	001	SCOTT M. HIGGINBOTHAM	T. VERNE DWYER	01/01/2009	616	177
TX00100023-009	001	MALCOLM P. DUNCAN	T. VERNE DWYER	01/23/2009
TX00100023-010	001	JAMES W. BARFIELD	OPAL RESOURCES LLC	07/09/2009	624	332

Number	TR	Lease	Lessee	Date	Book	Page
TX00100023-011	001	BANK OF AMERICA TR. FOR C M HIGGINBOTHAM	OPAL RESOURCES LLC	08/10/2009	624	512
TX00100024-000	001	DR. JOHN ELLIS, SR. FLP , ET AL	SLB LAND SERVICES	02/26/2009	619	852
TX00100025-001	001	JOHN SIMS STUBBS, JR.	T. VERNE DWYER	05/01/2009	622	144
TX00100025-002	001	PATRICIA STUBBS EARLEY	T. VERNE DWYER	05/08/2009	622	117
TX00100025-003	001	ROBERT PAT SMITH, SR.	T. VERNE DWYER	02/24/2009	623	023
TX00100025-005	001	MARGARET FORREST BARROW	T. VERNE DWYER	04/21/2009	620	684
TX00100025-006	001	WADE C. SMITH	T. VERNE DWYER	04/17/2009	620	307
TX00100025-007	001	JAN WOMACK WILSON	T. VERNE DWYER	02/18/2009	619	429
TX00100025-008	001	NIKKI WOMACK BAKER	T. VERNE DWYER	04/29/2009	620	687
TX00100025-009	001	MARGARET STUBBS ARRINGTON	T. VERNE DWYER	05/01/2009	621	482
TX00100025-010	001	REX JACKSON FORREST	T. VERNE DWYER	04/21/2009	620	681
TX00100025-011	001	REX JACKSON FORREST	T. VERNE DWYER	04/21/2009	620	678
TX00100025-012	001	THE REBECCA S PATE FAMILY TRUST DTD 10/25/2008	OPAL RESOURCES LLC	07/01/2010	641	396
TX00100025-013	001	BEN S SMITH, III	OPAL RESOURCES LLC	07/01/2010	641	400
TX00100025-014	001	MIKE JUDKINS	OPAL RESOURCES LLC	02/12/2010	634	774
TX00100025-015	001	GEORGE DUFFIELD SMITH, III	OPAL RESOURCES LLC	01/28/2010	636	546
TX00100025-016	001	J FORT SMITH, JR	OPAL RESOURCES LLC	01/28/2010	633	124
TX00100025-017	001	JEANNIE SMITH ATWELL	OPAL RESOURCES LLC	01/28/2010	633	127
TX00100025-018	001	RONALD JUDKINS	OPAL RESOURCES LLC	02/12/2010	633	130
TX00100025-021	001	TINA SMITH	OPAL RESOURCES LLC	01/01/2011	649	714
TX00100025-022	001	PETE W. CAETHON, JR.	OPAL RESOURCES LLC	02/11/2011	300	538
TX00100031-001	001	KENT COUNTY, TEXAS	OPAL RESOURCES LLC	02/11/2010	631	744
TX00100032-000	002	AMON G CARTER FOUNDATION	SLB LAND SERVICES	09/11/2008
TX00100035-001	001	RICHARD C GIBSON	OPAL RESOURCES LLC	09/10/2010	643	031
TX00100035-001	002	RICHARD C GIBSON	OPAL RESOURCES LLC	09/10/2010	643	031
TX00100035-002	001	CHARLES L B AYCOCK	OPAL RESOURCES LLC	07/12/2010	644	370
TX00100035-002	002	CHARLES L B AYCOCK	OPAL RESOURCES LLC	07/12/2010	644	370
TX00100035-003	001	MATTHEW JOSEFY	OPAL RESOURCES LLC	08/02/2010	644	373
TX00100035-004	001	DR EDWARD S AYCOCK	OPAL RESOURCES LLC	08/12/2010	645	170
TX00100035-005	001	DOROTHY DANA LYNAM	OPAL RESOURCES LLC	08/12/2010	642	553
TX00100035-005	002	DOROTHY DANA LYNAM	OPAL RESOURCES LLC	08/12/2010	642	553
TX00100035-006	001	WADE T NOWLIN	OPAL RESOURCES LLC	08/20/2010	642	033
TX00100035-006	002	WADE T NOWLIN	OPAL RESOURCES LLC	08/20/2010	642	033
TX00100035-007	001	LINDA SANSOM LEE	OPAL RESOURCES LLC	08/02/2010	640	732
TX00100035-008	001	NANCY ANN SWAFFORD	OPAL RESOURCES LLC	08/02/2010	640	729
TX00100035-009	001	BETH ANN DUBOSE SPRAYBERRY	OPAL RESOURCES LLC	08/09/2010	642	351
TX00100035-009	002	BETH ANN DUBOSE SPRAYBERRY	OPAL RESOURCES LLC	08/09/2010	642	351
TX00100035-010	001	SHERRY SANSOM TURINSKY	OPAL RESOURCES LLC	08/02/2010	642	036
TX00100035-011	001	DOYLE L BRIMBERRY LIVING TRUST	OPAL RESOURCES LLC	08/09/2010	642	039
TX00100035-011	002	DOYLE L BRIMBERRY LIVING TRUST	OPAL RESOURCES LLC	08/09/2010	642	039
TX00100035-012	001	KATHRYN DANA FUQUAY	OPAL RESOURCES LLC	08/12/2010	642	042
TX00100035-012	002	KATHRYN DANA FUQUAY	OPAL RESOURCES LLC	08/12/2010	642	042
TX00100035-013	001	WILLIE BRYAN DUBOSE	OPAL RESOURCES LLC	08/09/2010	641	477
TX00100035-013	002	WILLIE BRYAN DUBOSE	OPAL RESOURCES LLC	08/09/2010	641	477

Number	TR	Lease	Lessee	Date	Book	Page
TX00100035-014	001	MICHAEL DAVID CONNELLY	OPAL RESOURCES LLC	01/01/2011
TX00100035-014	002	MICHAEL DAVID CONNELLY	OPAL RESOURCES LLC	01/01/2011
TX00100035-015	001	CREECH KIDS PARTNERSHIP	OPAL RESOURCES LLC	01/10/2011	649	414
TX00100035-016	001	MAGNOLIA LLC	OPAL RESOURCES LLC	01/19/2011
TX00100035-017	001	DORIS FISHER COPELAND	OPAL RESOURCES LLC	08/01/2010	644	744
TX00100035-017	002	DORIS FISHER COPELAND	OPAL RESOURCES LLC	08/01/2010	644	744
TX00100035-018	001	MARCEY GILLESPIE	OPAL RESOURCES LLC	08/18/2010	643	787
TX00100035-019	001	HEDBERG FAMILY LIMITED PARTNERSHIP	OPAL RESOURCES LLC	08/18/2010	643	781
TX00100035-020	001	SHARYN GILLESPIE THORNTON	OPAL RESOURCES LLC	08/18/2010	643	784
TX00100035-021	001	SOUTHWEST PETROLEUM COMPANY LP	OPAL RESOURCES LLC	08/12/2010	648	015
TX00100035-021	002	SOUTHWEST PETROLEUM COMPANY LP	OPAL RESOURCES LLC	08/12/2010	648	015
TX00100035-021	003	SOUTHWEST PETROLEUM COMPANY LP	OPAL RESOURCES LLC	08/12/2010	648	015
TX00100035-022	001	CLARKE B GILLESPIE JR	OPAL RESOURCES LLC	08/18/2010	643	796
TX00100035-023	001	HILARY GILLESPIE GEORGE	OPAL RESOURCES LLC	08/18/2010	643	793
TX00100035-024	001	DEBRA GILLESPIE MILLER	OPAL RESOURCES LLC	08/18/2010	643	790
TX00100035-025	001	SAMUEL ZANE STAKER TRUST	OPAL RESOURCES LLC	08/02/2010	642	051
TX00100035-025	002	SAMUEL ZANE STAKER TRUST	OPAL RESOURCES LLC	08/02/2010	642	051
TX00100035-025	003	SAMUEL ZANE STAKER TRUST	OPAL RESOURCES LLC	08/02/2010	642	051
TX00100035-026	001	MARY CHARLYNN STAKER TRUST	OPAL RESOURCES LLC	08/02/2010	642	054
TX00100035-026	002	MARY CHARLYNN STAKER TRUST	OPAL RESOURCES LLC	08/02/2010	642	054
TX00100035-026	003	MARY CHARLYNN STAKER TRUST	OPAL RESOURCES LLC	08/02/2010	642	054
TX00100035-027	001	COBRA PETROLEUM COMPANY	OPAL RESOURCES LLC	01/01/2011
TX00100035-027	002	COBRA PETROLEUM COMPANY	OPAL RESOURCES LLC	01/01/2011
TX00100035-027	003	COBRA PETROLEUM COMPANY	OPAL RESOURCES LLC	01/01/2011
TX00100035-028	001	SERENA B KUNDYSEK	OPAL RESOURCES LLC	08/12/2010
TX00100035-028	002	SERENA B KUNDYSEK	OPAL RESOURCES LLC	08/12/2010
TX00100035-028	003	SERENA B KUNDYSEK	OPAL RESOURCES LLC	08/12/2010
TX00100035-029	001	VALTON LEE STEPHENS	OPAL RESOURCES LLC	08/02/2010	641	474
TX00100035-030	001	DEBORAH L. ALEXANDER	OPAL RESOURCES LLC	12/22/2010
TX00100035-031	001	MAGNOLIA, L.L.C.	OPAL RESOURCES LLC	01/19/2011	650	447
TX00100035-032	001	COBRA PETROLEUM COMPANY	OPAL RESOURCES LLC	01/01/2011	650	436
TX0010035-031	001	MICHAEL DAVID CONNELLY	OPAL RESOURCES LLC	01/01/2011	650	444
TX00300001-000	001	STATE OF TEXAS- 108427	CHESAPEAKE EXPLORATION, L.L.C.	10/24/2007	594	610
TX00300003-000	002	STATE OF TEXAS- 108429	CHESAPEAKE EXPLORATION, L.L.C.	10/24/2007	596	571
		BETTY O’BRIEN & JOE O’BRIEN	OPAL RESOURCES LLC	04/14/2011
		MICHELE LOUISE DILKS	OPAL RESOURCES LLC	01/01/2011
		GULLEDGE FAMILY TRUST	OPAL RESOURCES LLC
County: GAINES, TEXAS
TX00100042-000	001	STATE OF TEXAS- 111402	T. VERNE DWYER	09/22/2010
TX00300001-000	002	STATE OF TEXAS- 108427	CHESAPEAKE EXPLORATION, L.L.C.	10/24/2007	2007	5857
TX00300002-000	002	STATE OF TEXAS- 108428	CHESAPEAKE EXPLORATION, L.L.C.	10/24/2007
TX00300003-000	003	STATE OF TEXAS- 108429	CHESAPEAKE EXPLORATION, L.L.C.	10/24/2007
County: MARTIN, TEXAS
RTX00100001	001	LAMBRIGHT/OPAL 6/1/2008	OPAL RESOURCES LLC	06/01/2008
RTX00100002	001	BARTON/OPAL 3/16/2009	OPAL RESOURCES LLC	03/16/2009

Number	TR	Lease	Lessee	Date	Book	Page
RTX00100003	001	MANTLE FINANCE GROUP/OPAL	OPAL RESOURCES LLC	06/01/2008
RTX00100004	001	DERRELL FROMAN/OPAL 9/1/2010	OPAL RESOURCES LLC	09/01/2010
RTX00100005	001	DERRELL FROMAN/OPAL 4/20/09	OPAL RESOURCES LLC	04/20/2009
RTX00100006	001	JAY DURHAM/OPAL 12/14/09	OPAL RESOURCES LLC	12/14/2009
RTX00100007	001	WAYMON JAY DURHAM/OPAL 6/1/08	OPAL RESOURCES LLC	06/01/2008
RTX00100008	001	KENT COUNTY, TX/OPAL 9/30/09	OPAL RESOURCES LLC	09/30/2009
RTX00100009	001	KENT COUNTY, TX/OPAL 4/9/09	OPAL RESOURCES LLC	04/09/2009
RTX00100010	001	CARRELL TANNER/OPAL 1/25/10	OPAL RESOURCES LLC	01/25/2010
RTX00100011	001	WAYMAN JAY DURHAM/OPAL 4/1/08	OPAL RESOURCES LLC	04/01/2008
RTX00100012	001	ERWIN EOFF/OPAL 6/1/08	OPAL RESOURCES LLC	06/01/2008
TW00100034-010	001	BARBARA WOODRUFF LABUDDE	OPAL RESOURCES LLC	12/01/2010	294	265
TX00100001-001	001	ROGER L. STEPHENSON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	196	459
TX00100001-001	002	ROGER L. STEPHENSON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	196	459
TX00100001-002	001	TRIPLE H RESOURCES, INC	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	196	456
TX00100001-002	002	TRIPLE H RESOURCES, INC	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	196	456
TX00100001-003	001	DAVID CONNELL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	196	462
TX00100001-003	002	DAVID CONNELL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	196	462
TX00100001-004	001	DEBRA LYNN HART	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	192	419
TX00100001-004	002	DEBRA LYNN HART	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	192	419
TX00100001-005	001	MARY ANN BREEDLOVE HOLDREGE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	192	416
TX00100001-005	002	MARY ANN BREEDLOVE HOLDREGE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	192	416
TX00100001-006	001	VIRGINIA BREEDLOVE DANIEL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	192	413
TX00100001-006	002	VIRGINIA BREEDLOVE DANIEL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	192	413
TX00100001-007	001	DARLA BREEDLOVE DIETZ	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	192	410
TX00100001-007	002	DARLA BREEDLOVE DIETZ	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	192	410
TX00100001-008	001	CELESTE CARLTON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	192	407
TX00100001-008	002	CELESTE CARLTON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	192	407
TX00100001-009	001	DAVID B. BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	192	404
TX00100001-009	002	DAVID B. BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	192	404
TX00100001-010	001	SHARON S. BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	192	401
TX00100001-010	002	SHARON S. BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	192	456
TX00100001-011	001	MICHAEL LLOYD CONNELL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	192	422
TX00100001-011	002	MICHAEL LLOYD CONNELL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	196	422
TX00100001-012	001	STUART AUSTIN CONNELL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	192	425
TX00100001-012	002	STUART AUSTIN CONNELL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	192	456
TX00100001-013	001	ELIZABETH A. HOLDREGE THOMPSON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	192	428
TX00100001-013	002	ELIZABETH A. HOLDREGE THOMPSON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/15/2006	192	428
TX00100002-001	001	THE AMON G. CARTER FOUNDATION	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/03/2006	217	561
TX00100003-001	001	LOIS ECHOLS, ET AL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	01/30/2007	201	694
TX00100003-001	002	LOIS ECHOLS, ET AL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	01/30/2007	201	694
TX00100004-001	001	LOIS ECHOLS, ET AL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/2006	196	495
TX00100005-001	001	LOIS ECHOLS, ET AL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	09/19/2006	186	265
TX00100005-002	001	JO ESTES BURNS	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/19/2006	186	276
TX00100005-003	001	LON NEAL “JACK” ESTES	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/19/2006	186	273
TX00100005-004	001	JOHNNIE CATHERINE DAVIS	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/19/2006	186	279

Number	TR	Lease	Lessee	Date	Book	Page
TX00100005-005	001	TOM ALLEN ESTES, JR.	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/19/2006	189	399
TX00100005-006	001	ANN ESTES	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/19/2006	189	402
TX00100006-001	001	THE AMON G. CARTER FOUNDATION	BOYD & MCWILLIAMS ENERGY GROUP, INC.	06/19/2007	204	396
TX00100007-001	001	LOIS ECHOLS, ET AL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	01/30/2007	201	685
TX00100007-002	001	JO ESTES BURNS	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/23/2006	197	300
TX00100007-003	001	LON NEAL “JACK” ESTES	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/23/2006	197	288
TX00100007-004	001	JOHNNIE CATHERINE DAVIS	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/23/2006	197	297
TX00100007-005	001	TOM ALLEN ESTES, JR.	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/23/2006	197	294
TX00100007-006	001	ANN ESTES	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/23/2006	197	291
TX00100008-001	001	J.E. & L.E. MABEE FOUNDATION	BOYD & MCWILLIAMS ENERGY GROUP, INC.	03/20/2003	137	283
TX00100008-001	002	J.E. & L.E. MABEE FOUNDATION	BOYD & MCWILLIAMS ENERGY GROUP, INC.	03/20/2003	137	283
TX00100008-002	001	VIRGINIA BREEDLOVE DANIEL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/22/2003	138	413
TX00100008-002	002	VIRGINIA BREEDLOVE DANIEL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/22/2003	138	413
TX00100008-003	001	NANCY BREEDLOVE SINGLETON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/22/2003	138	404
TX00100008-003	002	NANCY BREEDLOVE SINGLETON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/22/2003	138	404
TX00100008-004	001	MARY ANN BREEDLOVE HOLDREGE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/22/2003	138	401
TX00100008-004	002	MARY ANN BREEDLOVE HOLDREGE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/22/2003	138	401
TX00100008-005	001	DARLA BETH BREEDLOVE DIETZ	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/22/2003	137	296
TX00100008-005	002	DARLA BETH BREEDLOVE DIETZ	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/22/2003	137	296
TX00100008-006	001	DAVID B. BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/22/2003	137	290
TX00100008-006	002	DAVID B. BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/22/2003	137	290
TX00100008-007	001	SHARON S. BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/22/2003	137	280
TX00100008-007	002	SHARON S. BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/22/2003	137	280
TX00100008-008	001	CELESTE CARLTON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/22/2003	138	410
TX00100008-008	002	CELESTE CARLTON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/22/2003	138	410
TX00100008-009	001	ELIZABETH A. HOLDREGE THOMPSON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/22/2003	138	407
TX00100008-009	002	ELIZABETH A. HOLDREGE THOMPSON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/22/2003	138	407
TX00100008-010	001	STUART AUSTIN CONNELL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/22/2003	138	416
TX00100008-011	001	MICHAEL LLOYD CONNELL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/22/2003	137	293
TX00100008-012	001	DAVID CONNELL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/22/2003	138	425
TX00100008-013	001	DEBRA LYNN HART ROUNDSTREAM	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/22/2003	140	190
TX00100008-014	001	TRIPLE H. RESOURCES, INC	BOYD & MCWILLIAMS ENERGY GROUP, INC.	05/02/2003	138	419
TX00100008-015	001	ROGER STEPHENSON, ET UX	BOYD & MCWILLIAMS ENERGY GROUP, INC.	05/02/2003	138	422
TX00100008-016	001	YWCA FOUNDATION OF FORT WORTH & TARRANT COUNTY	BOYD & MCWILLIAMS ENERGY GROUP, INC.	08/09/2005	170	354
TX00100008-017	001	SALVATION ARMY	BOYD & MCWILLIAMS ENERGY GROUP, INC.	06/06/2005	169	290
TX00100008-018	001	WILLIAM DAVID SWANK	BOYD & MCWILLIAMS ENERGY GROUP, INC.	06/15/2005	169	295
TX00100008-019	001	SCOTT GILBERT CODY ROSS	BOYD & MCWILLIAMS ENERGY GROUP, INC.	09/14/2005	170	740
TX00100008-020	001	DONNA H. RUSSELL ESTATE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/20/2005	166	321
TX00100008-021	001	JOHN WILLIAM ROSS	BOYD & MCWILLIAMS ENERGY GROUP, INC.	09/14/2005	170	742
TX00100008-022	001	DANIEL THOMAS ROSS	BOYD & MCWILLIAMS ENERGY GROUP, INC.	09/14/2005	170	738
TX00100008-023	001	GERALD H. NOSTRAND	BOYD & MCWILLIAMS ENERGY GROUP, INC.	03/24/2005	166	305
TX00100008-024	001	BELINDA J. MONROE SHARE TRUST	BOYD & MCWILLIAMS ENERGY GROUP, INC.	06/21/2005	169	297
TX00100008-025	001	BERTHA DELL MIETH	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/05/2005	166	317
TX00100008-026	001	BEN W. MIETH, JR.	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/05/2005	166	315

Number	TR	Lease	Lessee	Date	Book	Page
TX00100008-027	001	MIKI ANN MIETH MARTIN	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/05/2005	166	319
TX00100008-028	001	KEN KAMON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	09/14/2005	171	260
TX00100008-029	001	LAFRAY BERRY TRUST	BOYD & MCWILLIAMS ENERGY GROUP, INC.	06/07/2005	169	292
TX00100008-029	002	LAFRAY BERRY TRUST	BOYD & MCWILLIAMS ENERGY GROUP, INC.	06/07/2005	169	292
TX00100008-030	001	GOODWILL INDUSTRIES OF FORT WORTH, ACCT. #W00320200	BOYD & MCWILLIAMS ENERGY GROUP, INC.	05/25/2005	170	351
TX00100008-031	001	GOODWILL INDUSTRIES OF FORT WORTH, ACCT. #W003020200	BOYD & MCWILLIAMS ENERGY GROUP, INC.	05/25/2005	169	287
TX00100008-032	001	LINDA SUE SWANK MCDANIEL TRUST	BOYD & MCWILLIAMS ENERGY GROUP, INC.	06/15/2005	169	299
TX00100008-033	001	DEBORAH ANN MIETH CAVETT	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/05/2005	166	323
TX00100008-034	001	ROBERT DARREN BOREN	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/07/2005	166	313
TX00100008-035	001	ROBERT DALE LEROY BOREN, ET UX	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/07/2005	166	309
TX00100008-036	001	MARY LOUISE BOREN	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/07/2005	166	307
TX00100008-037	001	DEBORAH LOUISE BOREN	BOYD & MCWILLIAMS ENERGY GROUP, INC.	04/07/2005	166	311
TX00100008-038	001	CONNIE MICHELLE ARNDT	BOYD & MCWILLIAMS ENERGY GROUP, INC.	06/14/2005	169	305
TX00100008-039	001	J.E. & L.E. MABEE FOUNDATION, INC.	BOYD & MCWILLIAMS ENERGY GROUP, INC.	02/01/2005	162	573
TX00100008-040	001	VIRGINIA BREEDLOVE DANIELS	BOYD & MCWILLIAMS ENERGY GROUP, INC.	02/15/2005	162	306
TX00100008-041	001	NANCY BREEDLOVE SINGLETON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	02/15/2005	162	582
TX00100008-042	001	MARY BREEDLOVE HOLDREGE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	02/15/2005	162	576
TX00100008-043	001	DARLA BREEDLOVE DIETZ	BOYD & MCWILLIAMS ENERGY GROUP, INC.	02/15/2005	162	309
TX00100008-044	001	DAVID BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	02/15/2005	166	331
TX00100008-045	001	SHARON S. BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	02/15/2005	162	579
TX00100008-046	001	CELESTE CARLTON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	02/15/2005	162	300
TX00100008-048	001	AUSTIN S. CAMPBELL, IND. EXEC. OF THE ESTATE OF W. SCOTT	BOYD & MCWILLIAMS ENERGY GROUP, INC.	05/22/2007	202	652
TX00100008-049	001	BELINDA J. MONROE SHARE TRUST	BOYD & MCWILLIAMS ENERGY GROUP, INC.	06/10/2005	169	280
TX00100008-050	001	UNION GOSPEL MISSION	BOYD & MCWILLIAMS ENERGY GROUP, INC.	06/06/2005	169	301
TX00100008-051	001	RUBY JOHNSON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	05/05/2003	140	188
TX00100008-052	001	PRIMITIVE PETROLEUM, INC.	BOYD & MCWILLIAMS ENERGY GROUP, INC.	09/05/2007	208	370
TX00100008-053	001	WRIGHT COWDEN, JR.	BOYD & MCWILLIAMS ENERGY GROUP, INC.	06/27/2007	211	723
TX00100009-001	001	THE AMON G. CARTER FOUNDATION	BOYD & MCWILLIAMS ENERGY GROUP, INC.	03/12/2003	137	286
TX00100011-001	001	THE J.E. & L.E. MABEE FOUNDATION	BOYD & MCWILLIAMS ENERGY GROUP, INC.	09/09/2003	142	639
TX00100011-002	001	VIRGINIA BREEDLOVE DANIELS	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/03/2003	144	557
TX00100011-003	001	NANCY BREEDLOVE SINGLETON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/03/2003	144	567
TX00100011-004	001	MARY ANN BREEDLOVE HOLDREGE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/03/2003	144	560
TX00100011-005	001	CELESTE CARLTON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/03/2003	144	542
TX00100011-006	001	DAVID B. BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/03/2003	144	536
TX00100011-007	001	SHARON S. BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/03/2003	144	539
TX00100011-008	001	DARLA BETH BREEDLOVE-DIETZ	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/03/2003	144	554
TX00100011-009	001	UNION GOSPEL MISSION OF FORT WORTH	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	173	309
TX00100011-010	001	YWCA FORT WORTH & TARRANT COUNTY	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	172	459
TX00100011-011	001	THE SALVATION ARMY	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	174	122
TX00100011-012	001	WILLIAM DAVID SWANK	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	171	256
TX00100011-013	001	SCOTT GILBERT CODY ROSS	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	172	453

Number	TR	Lease	Lessee	Date	Book	Page
TX00100011-014	001	DAVID R. RUSSELL, EXECUTOR OF THE DONNA H. RUSSELL ESTATE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	171	263
TX00100011-015	001	JOHN WILLIAM ROSS	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	171	258
TX00100011-016	001	DANIEL THOMAS ROSS	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	174	118
TX00100011-017	001	GERALD H. NOSTRAND	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	171	254
TX00100011-018	001	THE BELINDA J. MONROE & DOLORES N. NOSTRAND SHARE TRUST	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	174	120
TX00100011-019	001	BERTHA DELL MIETH	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	171	689
TX00100011-020	001	BEN W. MIETH, JR.	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	171	691
TX00100011-021	001	MIKI ANN MIETH MARTIN	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	171	684
TX00100011-022	001	KEN KAMON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	172	450
TX00100011-023	001	THE LAFRAY BERRY TRUST	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	176	435
TX00100011-024	001	GOODWILL INDUSTRIES OF FORT WORTH	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	171	686
TX00100011-025	001	LINDA SUE SWANK MCDANIEL TRUST	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	171	697
TX00100011-026	001	DEBORAH ANN MIETH CAVETT	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	171	695
TX00100011-027	001	ROBERT DARREN BOREN	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	172	457
TX00100011-028	001	ROBERT DALE LEROY BOREN, ET UX	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	171	682
TX00100011-029	001	MARY LOUISE BOREN	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	171	693
TX00100011-030	001	DEBORAH LOUISE BOREN	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	172	455
TX00100011-031	001	BANK ONE, N.A., TRUSTEE OF THE DELORES M. NOSTRAND TRUST	BOYD & MCWILLIAMS ENERGY GROUP, INC.	03/13/2006	176	438
TX00100011-032	001	CONNIE MICHELLE ARNDT	BOYD & MCWILLIAMS ENERGY GROUP, INC.	10/25/2005	173	307
TX00100011-034	001	RUBY FAMILY LIMITED PARTNERSHIP	BOYD & MCWILLIAMS ENERGY GROUP, INC.	11/21/2005	173	305
TX00100011-034	002	RUBY FAMILY LIMITED PARTNERSHIP	BOYD & MCWILLIAMS ENERGY GROUP, INC.	11/21/2005	173	305
TX00100012-001	001	THE J.E. AND L.E. MABEE FOUNDATION	BOYD & MCWILLIAMS ENERGY GROUP, INC.	07/31/2003	141	562
TX00100012-002	001	ELIZABETH A. HOLDREGE THOMPSON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	07/31/2003	142	333
TX00100012-003	001	DEBRA LYNN HART ROUNDSTREAM	BOYD & MCWILLIAMS ENERGY GROUP, INC.	07/31/2003	140	638
TX00100012-004	001	MICHAEL LLOYD CONNELL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	07/31/2003	140	473
TX00100012-005	001	DAVID BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	07/31/2003	141	659
TX00100012-006	001	DAVID CONNELL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	07/31/2003	141	340
TX00100012-007	001	VIRGINIA BREEDLOVE DANIEL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	07/31/2003	140	479
TX00100012-008	001	SHARON S. BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	07/31/2003	141	337
TX00100012-009	001	STUART CONNELL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	07/31/2003	140	482
TX00100012-010	001	MARY ANN BREEDLOVE HOLDREGE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	07/31/2003	141	343
TX00100012-011	001	DARLA B. BREEDLOVE-DIETZ	BOYD & MCWILLIAMS ENERGY GROUP, INC.	07/31/2003	140	476
TX00100012-012	001	CELESTE CARLTON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	07/31/2003	140	635
TX00100012-013	001	TRIPLE H RESOURCES, INC.	BOYD & MCWILLIAMS ENERGY GROUP, INC.	07/31/2003	140	325
TX00100012-014	001	ROGER L. STEPHENSON, ET UX	BOYD & MCWILLIAMS ENERGY GROUP, INC.	07/31/2003	141	349
TX00100013-001	001	THE J.E. AND L.E. MABEE FOUNDATION	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/2006
TX00100013-002	001	ELIZABETH HOLDREGE THOMPSON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/2006	197	282
TX00100013-003	001	DEBRA LYNN HART	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/2006	197	285
TX00100013-004	001	MICHAEL LLOYD CONNELL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/2006	196	489
TX00100013-005	001	DAVID BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/2006	196	492
TX00100013-006	001	DAVID CONNELL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/2006	196	483
TX00100013-007	001	VIRGINIA BREEDLOVE DANIEL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/2006	196	465

Number	TR	Lease	Lessee	Date	Book	Page
TX00100013-008	001	SHARON S. BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/2006	196	468
TX00100013-009	001	STUART AUSTIN CONNELL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/2006	196	471
TX00100013-010	001	MARY ANN BREEDLOVE HOLDREGE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/2006	196	474
TX00100013-011	001	DARLA BREEDLOVE DIETZ	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/2006	196	477
TX00100013-012	001	CELESTE CARLTON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/18/2006	196	486
TX00100013-013	001	TRIPLE H RESOURCES, INC	OPAL RESOURCES LLC	12/18/2006	205	471
TX00100013-018	001	TRIPLE H. RESOURCES, INC.	OPAL RESOURCES LLC	09/01/2010	285	199
TX00100014-001	001	THE J.E. AND L.E. MABEE FOUNDATION	BOYD & MCWILLIAMS ENERGY GROUP, INC.	11/01/2006	190	70
TX00100014-002	001	ELIZABETH A. HOLDREGE THOMPSON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	11/01/2006	192	389
TX00100014-003	001	DEBRA LYNN HART ROUNDSTREAM	BOYD & MCWILLIAMS ENERGY GROUP, INC.	11/06/2006	192	380
TX00100014-004	001	MICHAEL LLOYD CONNELL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	11/06/2006	192	383
TX00100014-005	001	DAVID BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	11/01/2006	192	395
TX00100014-006	001	DAVID CONNELL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	11/01/2006	196	444
TX00100014-007	001	VIRGINIA BREEDLOVE DANIEL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	11/01/2006	192	374
TX00100014-008	001	SHARON S. BREEDLOVE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	11/01/2006	196	447
TX00100014-009	001	STUART CONNELL	BOYD & MCWILLIAMS ENERGY GROUP, INC.	11/01/2006	192	386
TX00100014-010	001	MARY ANN BREEDLOVE HOLDREGE	BOYD & MCWILLIAMS ENERGY GROUP, INC.	11/01/2006	192	377
TX00100014-011	001	DARLA B. BREEDLOVE-DIETZ	BOYD & MCWILLIAMS ENERGY GROUP, INC.	11/01/2006	192	398
TX00100014-012	001	CELESTE CARLTON	BOYD & MCWILLIAMS ENERGY GROUP, INC.	11/01/2006	192	392
TX00100014-013	001	TRIPLE H. RESOURCES, INC.	BOYD & MCWILLIAMS ENERGY GROUP, INC.	11/01/2006	196	450
TX00100014-014	001	ROGER L. STEPHENSON, ET UX	BOYD & MCWILLIAMS ENERGY GROUP, INC.	11/01/2006	196	453
TX00100015-001	001	MARY ANN BREEDLOVE HOLDREGE	T. VERNE DWYER	09/18/2008	239	267
TX00100015-002	001	VIRGINIA PEARL BREEDLOVE DANIEL	T. VERNE DWYER	09/18/2008	240	251
TX00100015-003	001	DEBRA LYNN HART	T. VERNE DWYER	09/18/2008	240	248
TX00100015-004	001	ELIZABETH HOLDREGE THOMPSON	T. VERNE DWYER	09/18/2008	239	146
TX00100015-005	001	SHARON S. BREEDLOVE	T. VERNE DWYER	09/18/2008	238	757
TX00100015-006	001	STUART CONNELL	T. VERNE DWYER	09/18/2008	238	766
TX00100015-007	001	DAVID CONNELL	T. VERNE DWYER	09/18/2008	238	769
TX00100015-008	001	CELESTE CARLTON	T. VERNE DWYER	09/18/2008	238	763
TX00100015-009	001	DARLA BREEDLOVE-DIETZ	T. VERNE DWYER	09/18/2008	238	760
TX00100015-010	001	ROGER L. STEPHENSON ET UX	T. VERNE DWYER	09/18/2008	238	775
TX00100015-011	001	DAVID B. BREEDLOVE	T. VERNE DWYER	09/18/2008	239	143
TX00100015-012	001	TRIPLE H RESOURCES, INC.	T. VERNE DWYER	09/18/2008	238	778
TX00100015-013	001	MICHAEL CONNELL	T. VERNE DWYER	09/18/2008	238	772
TX00100015-014	001	THE J.E. & L.E. MABEE FOUNDATION	OPAL RESOURCES LLC	03/01/2008	228	29
TX00100016-000	001	DENNIS R. SCHNEIDER	T. VERNE DWYER	01/23/2009	248	132
TX00100017-001	001	RANDY JIM CRUMLEY	OPAL RESOURCES LLC	08/14/2009	257	75
TX00100017-002	001	THANIEL LARION CRUMLEY	OPAL RESOURCES LLC	08/14/2009	257	81
TX00100017-003	001	ANITA JERENE WALKER	OPAL RESOURCES LLC	08/14/2009	257	84
TX00100017-004	001	GLENDA GORE AKERS	OPAL RESOURCES LLC	08/14/2009	257	78
TX00100017-005	001	SHARON L. WHISNER	OPAL RESOURCES LLC	08/14/2009	256	734
TX00100017-006	001	J. LEROY CRUMLEY	OPAL RESOURCES LLC	08/19/2009	256	737
TX00100017-007	001	ROSEANN MAXINE CRUMLEY	OPAL RESOURCES LLC	09/01/2009	258	228
TX00100017-008	001	RETONYA R. DIXON	OPAL RESOURCES LLC	08/14/2009	258	231
TX00100017-009	001	CHARLES R WIGGINS ET UX	OPAL RESOURCES LLC	05/01/2010	273	194

Number	TR	Lease	Lessee	Date	Book	Page
TX00100017-010	001	LORETTA CRUMLEY	OPAL RESOURCES LLC	03/26/2010	271	129
TX00100017-011	001	CHARLES MILTON CRUMLEY	OPAL RESOURCES LLC	03/26/2010	271	120
TX00100017-012	001	JOHNNY RAY CRUMLEY	OPAL RESOURCES LLC	03/26/2010	271	722
TX00100017-013	001	SANDRA J CRUMLEY	OPAL RESOURCES LLC	03/26/2010	271	725
TX00100017-014	001	TANYA R LORANCE	OPAL RESOURCES LLC	03/26/2010	272	489
TX00100017-015	001	JUSTIN L. CRUMLEY	OPAL RESOURCES LLC	01/01/2011
TX00100018-001	001	KAY ROBINSON	T. VERNE DWYER	06/10/2009	624	240
TX00100018-002	001	NEWMAN HOLT	OPAL RESOURCES LLC	06/16/2009	622	640
TX00100018-003	001	JOAN ELEANOR RIKER	OPAL RESOURCES LLC	11/02/2009	262	289
TX00100018-004	001	JANE RIKER O’REAR	OPAL RESOURCES LLC	11/02/2009	262	292
TX00100018-010	001	DAVID L RIKER	OPAL RESOURCES LLC	11/02/2009	262	286
TX00100019-001	002	NANCY ANN SWAFFORD	T. VERNE DWYER	01/30/2009	244	22
TX00100019-002	002	MICHAEL W. KIRSCH	T. VERNE DWYER	01/30/2009	245	255
TX00100019-003	002	HAZEL LORENE TURNBOW	T. VERNE DWYER	02/10/2009	245	558
TX00100019-004	002	MAURICE M. COLLINS	T. VERNE DWYER	02/10/2009	245	554
TX00100019-005	002	BARBARA K. COLLINS	T. VERNE DWYER	10/30/2009	245	595
TX00100020-000	001	LINDA HUFFAKER ET AL	T. VERNE DWYER	05/15/2009	251	648
TX00100021-001	001	CARSON DONNELL ECHOLS ET AL	OPAL RESOURCES LLC	09/08/2008	237	312
TX00100021-002	001	JO ESTES BURNS	OPAL RESOURCES LLC	11/28/2008	241	209
TX00100021-003	001	TOM ALLEN ESTES, JR.	OPAL RESOURCES LLC	11/28/2000	241	215
TX00100021-004	001	LON NEAL (JACK) ESTES	OPAL RESOURCES LLC	11/28/2008	242	712
TX00100021-005	001	AMELIA ANN ESTES	OPAL RESOURCES LLC	11/28/2000	241	218
TX00100021-006	001	JOHNNIE CATHERINE DAVIS	OPAL RESOURCES LLC	11/28/2008	241	212
TX00100022-001	001	CARSON DONNELL ECHOLS	OPAL RESOURCES LLC	09/08/2008	237	322
TX00100022-001	002	CARSON DONNELL ECHOLS	OPAL RESOURCES LLC	09/08/2008	237	322
TX00100022-002	001	IRIS WADE	T. VERNE DWYER	09/08/2008	239	270
TX00100022-002	002	IRIS WADE	T. VERNE DWYER	09/08/2008	239	270
TX00100022-003	001	ELNORA PHILLIPS	T. VERNE DWYER	09/08/2008	239	282
TX00100022-003	002	ELNORA PHILLIPS	T. VERNE DWYER	09/08/2008	239	282
TX00100022-004	001	GAYNELLE DRUM	T. VERNE DWYER	09/08/2009	239	278
TX00100022-004	002	GAYNELLE DRUM	T. VERNE DWYER	09/08/2009	239	278
TX00100022-005	001	VENITA WADE LOFTIN	T. VERNE DWYER	09/08/2008	239	274
TX00100022-005	002	VENITA WADE LOFTIN	T. VERNE DWYER	09/08/2008	239	274
TX00100022-006	001	THE FLORENCE MARIE HALL TRUST	CROWNROCK, L.P.	07/21/2008	232	226
TX00100025-001	002	JOHN SIMS STUBBS, JR.	T. VERNE DWYER	05/01/2009	252	213
TX00100025-002	002	PATRICIA STUBBS EARLEY	T. VERNE DWYER	05/08/2009	252	217
TX00100025-003	002	ROBERT PAT SMITH, SR.	T. VERNE DWYER	02/24/2009	623	023
TX00100025-004	001	DONNELL ECHOLS ET UX	OPAL RESOURCES LLC	11/13/2008	242	810
TX00100025-005	002	MARGARET FORREST BARROW	T. VERNE DWYER	04/21/2009	250	611
TX00100025-006	002	WADE C. SMITH	T. VERNE DWYER	04/17/2009	249	763
TX00100025-007	002	JAN WOMACK WILSON	T. VERNE DWYER	02/18/2009	249	133
TX00100025-008	002	NIKKI WOMACK BAKER	T. VERNE DWYER	04/29/2009	250	615
TX00100025-009	002	MARGARET STUBBS ARRINGTON	T. VERNE DWYER	05/01/2009	251	579
TX00100025-010	002	REX JACKSON FORREST	T. VERNE DWYER	04/21/2009	250	607
TX00100025-011	002	REX JACKSON FORREST	T. VERNE DWYER	04/21/2009	250	603

Number	TR	Lease	Lessee	Date	Book	Page
TX00100025-012	002	THE REBECCA S PATE FAMILY TRUST DTD 10/25/2008	OPAL RESOURCES LLC	07/01/2010	280	264
TX00100025-013	002	BEN S SMITH, III	OPAL RESOURCES LLC	07/01/2010	280	267
TX00100025-014	002	MIKE JUDKINS	OPAL RESOURCES LLC	02/12/2010	270	572
TX00100025-015	002	GEORGE DUFFIELD SMITH, III	OPAL RESOURCES LLC	01/28/2010	272	486
TX00100025-016	002	J FORT SMITH, JR	OPAL RESOURCES LLC	01/28/2010	269	32
TX00100025-017	002	JEANNIE SMITH ATWELL	OPAL RESOURCES LLC	01/28/2010	269	36
TX00100025-018	002	RONALD JUDKINS	OPAL RESOURCES LLC	02/12/2010	269	40
TX00100025-019	001	MEXIA CEMETERY ASSOCIATION	OPAL RESOURCES LLC	10/06/2010	287	245
TX00100025-019	002	MEXIA CEMETERY ASSOCIATION	OPAL RESOURCES LLC	10/06/2010	287	245
TX00100025-020	001	ESTATE OF BERNARD L FULTON	OPAL RESOURCES LLC	10/01/2010	291	606
TX00100025-020	002	ESTATE OF BERNARD L FULTON	OPAL RESOURCES LLC	10/01/2010	291	606
TX00100026-001	001	J.E. & L.E. MABEE FOUNDATION, INC	OPAL RESOURCES LLC	10/20/2009	262	295
TX00100026-002	001	DAVID BREEDLOVE	OPAL RESOURCES LLC	01/25/2010	267	208
TX00100026-003	001	DAVID CONNELL	OPAL RESOURCES LLC	01/25/2010	267	211
TX00100026-004	001	SHARON BREEDLOVE ET AL	OPAL RESOURCES LLC	01/25/2010	267	196
TX00100026-004	002	SHARON BREEDLOVE ET AL	OPAL RESOURCES LLC	01/25/2010	267	196
TX00100026-005	001	MARY BREEDLOVE HOLDREGE	OPAL RESOURCES LLC	01/25/2010	267	202
TX00100026-006	001	STUART CONNELL	OPAL RESOURCES LLC	01/25/2010	267	199
TX00100026-007	001	DARLA BREEDLOVE DIETZ	OPAL RESOURCES LLC	01/25/2010	267	205
TX00100026-008	001	THE VIRGINIA BREEDLOVE DANIEL TRUST	OPAL RESOURCES LLC	01/25/2010	269	815
TX00100026-009	001	DEBRA LYNN HART	OPAL RESOURCES LLC	01/25/2010	268	668
TX00100026-010	001	CELESTE CARLTON	OPAL RESOURCES LLC	01/25/2010	267	748
TX00100026-011	001	THE CONNELL LIVING TRUST	OPAL RESOURCES LLC	01/25/2010	266	497
TX00100027-001	000	J.E. & L.E. MABEE FOUNDATION, INC.	OPAL RESOURCES LLC	10/20/2009	262	298
TX00100027-001	001	J.E. & L.E. MABEE FOUNDATION, INC.	OPAL RESOURCES LLC	10/20/2009	262	298
TX00100027-002	001	THE GREGORY BOYD ADAMS TRUST	OPAL RESOURCES LLC	11/20/2009	264	96
TX00100027-003	001	DEBORAH ANN MIETH CAVETT	OPAL RESOURCES LLC	11/17/2009	263	551
TX00100027-004	001	THE LINDA SUE SWANK MCDANIEL REV. TRUST DTD 5/2/01	OPAL RESOURCES LLC	11/18/2009	264	100
TX00100027-005	001	THE FORT WORTH CHAPTER OF THE SALVATION ARMY	OPAL RESOURCES LLC	12/18/2009	268	671
TX00100027-006	001	BOREN MINERALS	OPAL RESOURCES LLC	12/07/2009	266	492
TX00100027-007	001	GERALD H NOSTRAND	OPAL RESOURCES LLC	12/02/2009	266	489
TX00100027-008	001	ROCHESTER MINERALS, L.P. ET AL	OPAL RESOURCES LLC	04/26/2010	300	194
TX00100027-009	001	THE BELINDA J MONROE IRREVOCABLE TRUST	OPAL RESOURCES LLC	03/19/2010	271	683
TX00100027-010	001	THE DELORES M NOSTRAND IRREVOCABLE TRUST	OPAL RESOURCES LLC	03/19/2010	271	634
TX00100027-011	001	RUBY FAMILY LIMITED PARTNERSHIP	OPAL RESOURCES LLC	03/19/2010	271	123
TX00100027-012	001	THE FORT WORTH CHAPTER OF THE SALVATION ARMY	OPAL RESOURCES LLC	12/18/2009
TX00100027-013	001	B & B MIETH FAMILY LIMITED PARTNERSHIP III	OPAL RESOURCES LLC	02/26/2010	271	631
TX00100027-014	001	MIKI ANN MIETH MARTIN	OPAL RESOURCES LLC	11/17/2009	262	680
TX00100027-015	001	WILLIAM DAVID SWANK	OPAL RESOURCES LLC	11/18/2009	262	683
TX00100028-001	001	CORDELIA W. COX	BOYD & MCWILLIAMS ENERGY GROUP, INC.	02/18/2004	148	640

Number	TR	Lease	Lessee	Date	Book	Page
TX00100028-002	001	ORMAN L. PUCKETT	BOYD & MCWILLIAMS ENERGY GROUP, INC.	01/22/2004	148	326
TX00100028-003	001	ROBERT EDWARD PUCKETT, JR	BOYD & MCWILLIAMS ENERGY GROUP, INC.	01/22/2004	148	320
TX00100028-004	001	JACK Q. PUCKETT	BOYD & MCWILLIAMS ENERGY GROUP, INC.	01/22/2004	148	324
TX00100028-005	001	JACQUELINE M. GODIN-GOMEZ	BOYD & MCWILLIAMS ENERGY GROUP, INC.	01/22/2004	148	318
TX00100028-006	001	KELLY ANN BOWYER	BOYD & MCWILLIAMS ENERGY GROUP, INC.	01/22/2004	148	322
TX00100028-007	001	JARED WILLIAM BOWYER	BOYD & MCWILLIAMS ENERGY GROUP, INC.	12/22/2006	192	431
TX00100029-000	001	KENT COUNTY, TEXAS	BOYD & MCWILLIAMS ENERGY GROUP, INC.	01/12/2004	148	328
TX00100030-001	001	RUBY FAMILY LIMITED PARTNERSHIP	OPAL RESOURCES LLC	05/06/2010	280	261
TX00100030-002	001	MIKI ANN MIETH MARTIN	OPAL RESOURCES LLC	05/12/2010	278	231
TX00100030-003	001	WILLIAM DAVID SWANK	OPAL RESOURCES LLC	05/12/2010	278	228
TX00100030-004	001	GERALD H NOSTRAND	OPAL RESOURCES LLC	05/12/2010	275	791
TX00100030-005	001	DEBORAH ANN MIETH CAVETT	OPAL RESOURCES LLC	05/12/2010
TX00100030-006	001	RIDGEROCKTZ, LLC	OPAL RESOURCES LLC	06/18/2010	278	240
TX00100030-007	001	UNION GOSPEL MISSION OF TARRANT COUNTY, INC	OPAL RESOURCES LLC	06/01/2010	278	237
TX00100030-008	001	THE BELINDA J MONROE IRREVOCABLE TRUST	OPAL RESOURCES LLC	07/01/2010	279	564
TX00100030-009	001	THE DELORES M NOSTRAND IRREVOCABLE TRUST	OPAL RESOURCES LLC	07/01/2010	279	561
TX00100030-010	001	FORT WORTH CHAPTER OF GOODWILL INDUSTRIES	OPAL RESOURCES LLC	04/16/2010	275	744
TX00100030-011	001	STUART CONNELL	OPAL RESOURCES LLC	05/10/2010	272	580
TX00100030-011	002	STUART CONNELL	OPAL RESOURCES LLC	05/10/2010	272	580
TX00100030-012	001	DARLA BREEDLOVE DIETZ	OPAL RESOURCES LLC	05/10/2010	272	753
TX00100030-012	002	DARLA BREEDLOVE DIETZ	OPAL RESOURCES LLC	05/10/2010	272	753
TX00100030-013	001	VIRGINIA BREEDLOVE DANIEL TRUST	OPAL RESOURCES LLC	05/10/2010	272	574
TX00100030-013	002	VIRGINIA BREEDLOVE DANIEL TRUST	OPAL RESOURCES LLC	05/10/2010	272	574
TX00100030-014	001	DEBRA LYNN HART	OPAL RESOURCES LLC	05/10/2010	272	577
TX00100030-015	001	MARY BREEDLOVE HOLDREGE	OPAL RESOURCES LLC	05/10/2010	273	197
TX00100030-015	002	MARY BREEDLOVE HOLDREGE	OPAL RESOURCES LLC	05/10/2010	273	197
TX00100030-016	001	SHARON BREEDLOVE	OPAL RESOURCES LLC	05/10/2010	273	200
TX00100030-016	002	SHARON BREEDLOVE	OPAL RESOURCES LLC	05/10/2010	273	200
TX00100030-017	001	THE CONNELL LIVING TRUST	OPAL RESOURCES LLC	05/10/2010	274	467
TX00100030-017	002	THE CONNELL LIVING TRUST	OPAL RESOURCES LLC	05/10/2010	274	467
TX00100030-018	001	ELIZABETH HOLDREGE THOMPSON	OPAL RESOURCES LLC	05/10/2010	274	15
TX00100030-019	001	DAVID BREEDLOVE	OPAL RESOURCES LLC	05/10/2010	274	12
TX00100030-019	002	DAVID BREEDLOVE	OPAL RESOURCES LLC	05/10/2010	274	12
TX00100030-020	001	CELESTE CARLTON	OPAL RESOURCES LLC	05/10/2010	273	318
TX00100030-020	002	CELESTE CARLTON	OPAL RESOURCES LLC	05/10/2010	273	318
TX00100030-021	001	J.E AND L.E. MABEE FOUNDATION, INC	OPAL RESOURCES LLC	07/16/2010	280	461
TX00100030-022	001	J.E AND L.E. MABEE FOUNDATION, INC	OPAL RESOURCES LLC	07/16/2010	280	464
TX00100030-023	001	J.E AND L.E. MABEE FOUNDATION, INC	OPAL RESOURCES LLC	07/16/2010	280	467
TX00100030-024	001	B & B MIETH FAMILY LIMITED PARTNERSHIP III	OPAL RESOURCES LLC	05/12/2010	278	234
TX00100030-025	001	BOREN MINERALS	OPAL RESOURCES LLC	08/09/2010
TX00100030-026	001	THE GREGORY BOYD ADAMS TRUST	OPAL RESOURCES LLC	05/12/2010	291	603
TX00100030-027	001	JENNIFER DAHER	OPAL RESOURCES LLC	11/29/2010

Number	TR	Lease	Lessee	Date	Book	Page
TX00100030-028	001	SCOTT GILBERT CODY ROSS	OPAL RESOURCES LLC	06/18/2010	286	71
TX00100030-029	001	DANIEL THOMAS ROSS	OPAL RESOURCES LLC	11/04/2010	288	200
TX00100030-030	001	LINDA SUE SWANK MCDANIEL	OPAL RESOURCES LLC	10/23/2010	284	203
TX00100030-031	001	DAVID CONNELL	OPAL RESOURCES LLC	05/10/2010	290	195
TX00100030-031	002	DAVID CONNELL	OPAL RESOURCES LLC	05/10/2010	290	195
TX00100030-032	001	THE LAFRAY BERRY TRUST	OPAL RESOURCES LLC	09/01/2010	288	290
TX00100030-033	001	BOREN MINERALS	OPAL RESOURCES LLC	08/09/2010	282	740
TX00100030-033	002	BOREN MINERALS	OPAL RESOURCES LLC	08/09/2010	282	740
TX00100032-000	001	AMON G CARTER FOUNDATION	SLB LAND SERVICES	09/11/2008	241	160
TX00100033-001	001	DAVID CONNELL	OPAL RESOURCES LLC	03/22/2010	271	117
TX00100033-001	002	DAVID CONNELL	OPAL RESOURCES LLC	03/22/2010	271	117
TX00100033-002	001	THE VIRGINIA BREEDLOVE DANIEL TRUST	OPAL RESOURCES LLC	03/22/2010
TX00100033-003	001	MARY BREEDLOVE HOLDREGE	OPAL RESOURCES LLC	03/22/2010	270	584
TX00100033-003	002	MARY BREEDLOVE HOLDREGE	OPAL RESOURCES LLC	03/22/2010	270	584
TX00100033-004	001	STUART CONNELL	OPAL RESOURCES LLC	03/22/2010	270	587
TX00100033-004	002	STUART CONNELL	OPAL RESOURCES LLC	03/22/2010	270	587
TX00100033-005	001	DEBRA LYNN HART	OPAL RESOURCES LLC	03/22/2010	270	593
TX00100033-005	002	DEBRA LYNN HART	OPAL RESOURCES LLC	03/22/2010	270	593
TX00100033-006	001	ELIZABETH HODLREGE THOMPSON	OPAL RESOURCES LLC	03/22/2010	271	126
TX00100033-006	002	ELIZABETH HODLREGE THOMPSON	OPAL RESOURCES LLC	03/22/2010	271	126
TX00100033-006	003	ELIZABETH HODLREGE THOMPSON	OPAL RESOURCES LLC	03/22/2010	271	126
TX00100033-007	001	THE CONNELL LIVING TRUST	OPAL RESOURCES LLC	03/22/2010	270	599
TX00100033-007	002	THE CONNELL LIVING TRUST	OPAL RESOURCES LLC	03/22/2010	270	599
TX00100033-008	001	SHARON BREEDLOVE ET AL	OPAL RESOURCES LLC	03/22/2010	270	596
TX00100033-008	002	SHARON BREEDLOVE ET AL	OPAL RESOURCES LLC	03/22/2010	270	596
TX00100033-009	001	CELESTE CARLTON	OPAL RESOURCES LLC	03/22/2010	270	575
TX00100033-009	002	CELESTE CARLTON	OPAL RESOURCES LLC	03/22/2010	270	575
TX00100033-010	001	DAVID BREEDLOVE	OPAL RESOURCES LLC	03/22/2010	270	578
TX00100033-010	002	DAVID BREEDLOVE	OPAL RESOURCES LLC	03/22/2010	270	578
TX00100033-011	001	DARLA BREEDLOVE DIETZ	OPAL RESOURCES LLC	03/22/2010	270	581
TX00100033-011	002	DARLA BREEDLOVE DIETZ	OPAL RESOURCES LLC	03/22/2010	270	581
TX00100033-012	001	THE J.E. AND L.E. MABEE FOUNDATION	OPAL RESOURCES LLC	03/29/2010	270	705
TX00100033-013	001	THE J.E. AND L.E. MABEE FOUNDATION	OPAL RESOURCES LLC	03/29/2010	270	708
TX00100033-014	001	THE J.E. AND L.E. MABEE FOUNDATION	OPAL RESOURCES LLC	03/29/2010	270	717
TX00100033-015	001	THE J.E. AND L.E. MABEE FOUNDATION	OPAL RESOURCES LLC	03/29/2010	270	714
TX00100033-016	001	THE J.E. AND L.E. MABEE FOUNDATION	OPAL RESOURCES LLC	03/29/2010	270	711
TX00100033-017	001	ROGER L. STEPHENSON ET UX	OPAL RESOURCES LLC	04/29/2010	283	289
TX00100033-017	002	ROGER L. STEPHENSON ET UX	OPAL RESOURCES LLC	04/29/2010	283	289
TX00100033-017	003	ROGER L. STEPHENSON ET UX	OPAL RESOURCES LLC	04/29/2010	283	289
TX00100033-018	001	TRIPLE H RESOURCES, INC	OPAL RESOURCES LLC	04/29/2010	285	196
TX00100033-018	002	TRIPLE H RESOURCES, INC	OPAL RESOURCES LLC	04/29/2010	285	196
TX00100033-018	003	TRIPLE H RESOURCES, INC	OPAL RESOURCES LLC	04/29/2010	285	196
TX00100034-001	001	BETTY MYATT	OPAL RESOURCES LLC	01/19/2011
TX00100034-002	001	DELLCONN OIL CORPORATION	OPAL RESOURCES LLC	01/01/2011
TX00100034-003	001	LESLIE CARL CARTER	OPAL RESOURCES LLC	12/01/2010	293	633

Number	TR	Lease	Lessee	Date	Book	Page
TX00100034-004	001	MARY H. WOODRUFF	OPAL RESOURCES LLC	12/01/2010	294	262
TX00100034-005	001	FRANK L. CARTER	OPAL RESOURCES LLC	12/01/2010	294	409
TX00100034-006	001	MARY ANN CARTER BRIDGES	OPAL RESOURCES LLC	12/01/2010	293	630
TX00100034-007	001	MARK RIDER	OPAL RESOURCES LLC	12/01/2010	293	624
TX00100034-008	001	JUDITH HAWKINS MOORE	OPAL RESOURCES LLC	12/01/2010	293	627
TX00100034-009	001	JOSEPH L. LANGLOIS III	OPAL RESOURCES LLC	12/15/2010	293	636
TX00100034-011	001	JOSEPH E. CARTER	OPAL RESOURCES LLC	12/01/2010	294	259
TX00100034-012	001	DONALD L. WOODRUFF	OPAL RESOURCES LLC	12/01/2010	294	268
TX00100034-013	001	GARY L. WOODRUFF	OPAL RESOURCES LLC	12/01/2010	294	271
TX00100034-014	001	CHARLES RIDER III	OPAL RESOURCES LLC	12/01/2010	294	406
TX00100049-001	001	DELLCONN OIL CORPORATION	OPAL RESOURCES LLC	01/01/2011	295	790
TX00100050-001	001	BETTY MYATT	OPAL RESOURCES LLC	01/19/2011	295	793
TX00100051-001	001	YWCA FOUNDATION OF FORT WORTH	OPAL RESOURCES LLC	09/02/2010	296	564
TX00300002-000	003	STATE OF TEXAS- 108428	CHESAPEAKE EXPLORATION, L.L.C.	10/24/2007	212	501
TX00300003-000	004	STATE OF TEXAS- 108429	CHESAPEAKE EXPLORATION, L.L.C.	10/24/2007	212	491
TX00300005-000	002	STATE OF TEXAS- 108431	CHESAPEAKE EXPLORATION, L.L.C.	10/24/2007	212	481
TX00300009-000	001	STATE OF TEXAS- 107125	CHESAPEAKE EXPLORATION, L.L.C.	11/02/2006	188	717
TX00300012-000	001	STATE OF TEXAS- 107928	CHESAPEAKE EXPLORATION, L.L.C.	04/26/2007	890	52
TX00300013-000	001	STATE OF TEXAS- 108430	CHESAPEAKE EXPLORATION, L.L.C.	10/24/2007	212	471

EXHIBIT A-2 - WELLS

Wells A-2 Part 1

Case Name	Working Interest	Revenue Interest
BARBERA 01	1.00000000	0.80000000
BORDEAUX 01 (LAMBRUSCO)	1.00000000	0.80000000
BRUNELLO-2	1.00000000	0.79940000
CABERNET 01	1.00000000	0.80000000
CABERNET 04	1.00000000	0.80000000
CHABLIS 01	1.00000000	0.80000000
CHARDONNAY N 03	1.00000000	0.80000000
CHENIN 01	1.00000000	0.80000000
CHENIN 02	1.00000000	0.80000000
CHENIN 03	1.00000000	0.80000000
CHIANTI 01 (CABERNET)	1.00000000	0.80000000
COLUMBARD 01 (CORTESE)	1.00000000	0.80210000
COLUMBARD 01 (CORTESE)	0.99590000	0.79800000
CONCORD 01 (LAMBRUSCO)	1.00000000	0.78040000
LAMBRUSCO 01	1.00000000	0.80000000
MALBEC 01	1.00000000	0.80000000
MALBEC 02	1.00000000	0.80000000
MERLOT 01	1.00000000	0.79864270
PINOT 65 02	1.00000000	0.80000000
PINOTAGE 01	1.00000000	0.81250000
PINOTAGE 04	1.00000000	0.79940000
PINOTAGE 05	1.00000000	0.79940000
PINOTAGE 06	1.00000000	0.79940000
PLOW, PATRICIA 03X	1.00000000	0.80000000
PLOW, PATRICIA 04	1.00000000	0.80000000
PLOW, PATRICIA 09	1.00000000	0.80000000
PLOW, PATRICIA 10	1.00000000	0.80000000
PLOW, PATRICIA 6 #06	1.00000000	0.79860000
RIESLING 02	1.00000000	0.80000000
RIESLING 04	1.00000000	0.80000000
RIESLING 05	1.00000000	0.80000000
RIESLING 06	1.00000000	0.80000000
SEMILLON 2X	1.00000000	0.80710000
SEMILLON 2X	0.98610000	0.79320000
SHIRAZ 01	1.00000000	0.80000000
UL BLK 6 SEC 01-01	1.00000000	0.75000000
UL BLK 6 SEC 13-01	1.00000000	0.75000000
UL BLK 6 SEC 13-03	1.00000000	0.75000000
UL BLK 6 SEC 14-01	1.00000000	0.75000000
UL BLK 6 SEC 14-03	1.00000000	0.75000000
UL BLK 6 SEC 14-06	1.00000000	0.75000000
UL BLK 6 SEC 15-03	1.00000000	0.75000000
UL BLK 6 SEC 15-04	1.00000000	0.75000000
UL BLK 6 SEC 16-01	1.00000000	0.75000000
UL BLK 6 SEC 16-03	1.00000000	0.75000000
UL BLK 6 SEC 23-04	1.00000000	0.75000000
UL BLK 6 SEC 23-05	1.00000000	0.75000000
UL BLK 6 SEC 23-06	1.00000000	0.75000000

EXHIBIT A-2 - WELLS

Case Name	Working Interest	Revenue Interest
UL BLK 6 SEC 24-02	1.00000000	0.75000000
UL BLK 6 SEC 24-03	1.00000000	0.75000000
UL BLK 6 SEC 26-01	1.00000000	0.75000000
UL BLK 6 SEC 26-02	1.00000000	0.75000000
UL BLK 6 SEC 28-01	1.00000000	0.75000000
UL BLK 6 SEC 28-02	1.00000000	0.75000000
UL BLK 6 SEC 33-02	1.00000000	0.75000000
UL BLK 6 SEC 34-01	1.00000000	0.75000000
UL BLK 6 SEC 34-02	1.00000000	0.75000000
UL BLK 6 SEC 44-01	1.00000000	0.75000000
UL BLK 6 SEC 44-02	1.00000000	0.75000000
UL BLK 6 SEC 46-01	1.00000000	0.75000000
UL BLK 6 SEC 46-02	1.00000000	0.75000000
UL BLK 7 SEC 03-01	1.00000000	0.75000000
UL BLK 7 SEC 03-02	1.00000000	0.75000000
VERDOT 03	1.00000000	0.80000000
VIOGNIER 02	1.00000000	0.80000000
ZINFANDEL 02	1.00000000	0.80000000
CABERNET 02	1.00000000	0.80000000
PINOTAGE 03-Frac	1.00000000	0.79940000
UL BLK 6 SEC 33-01	1.00000000	0.75000000
UL BLK 6 SEC 33-03	1.00000000	0.75000000
UL BLK 6 SEC 46-03	1.00000000	0.75000000
UL BLK 7 SEC 03-04	1.00000000	0.75000000
PINOT 65-#3	1.00000000	0.79940000
UNIVERSITY 6-16 #4	1.00000000	0.75000000
PRIMITIVO #1	1.00000000	0.80000000
UNIVERSITY 6-14-#4	1.00000000	0.75000000
UNIVERSITY 7-3 #5	1.00000000	0.75000000
UNIVERSITY 6-1#2	1.00000000	0.75000000
PINOT 65-#1	1.00000000	0.79940000
SEMILLON #1	0.98611000	0.79322900
CABERNET #6	1.00000000	0.80000000
UNIVERSITY 6-16#6	1.00000000	0.75000000
UNIVERSITY 6-34 #3	1.00000000	0.75000000
UNIVERSITY 6-46-#5	1.00000000	0.75000000
UNIVERSITY 6-24 #5	1.00000000	0.75000000
UNIVERSITY 6-23 #9	1.00000000	0.75000000
CORVINA #1	0.94029000	0.75618000
CABERNET #5	1.00000000	0.80000000
UNIVERSITY 6-15 #2	1.00000000	0.75000000
Water Source Wells
UNIVERSITY 6-34 #1X	1.00000000	1.00000000
UNIVERSITY 7-3 #1X	1.00000000	1.00000000
Water Disposal Wells
KCSL #1	1.00000000	1.00000000
UNIVERSITY 7-3 #3	1.00000000	1.00000000

EXHIBIT A-2 - WELLS

Case Name	Working Interest	Revenue Interest
MABEE FOUNDATION #1RE	1.00000000	1.00000000

EXHIBIT A-2 (PART 2)

Lease Name	Gross Acreage	Gross Acreage By RRC Lease	Net Acres	Producing Wells	Current Producing Acres	WI	NRI	Undeveloped Gross Acres	Depth Limits	Net Revenue Interest Acres
Barbera	177.12	177.12	177.12	1	40.00	100.00%	80.00%	137.12	B	109.70
Beaujolais 17*	177.12	177.12	119.71	0	0.00	83.50%	67.19%	177.12	A	119.01
Beaujolais 18* & 23*	354.24	354.24	237.91	0	0.00	86.89%	69.90%	354.24	A	247.61
Beaujolais 25*	177.12	177.12	110.11	0	0.00	79.37%	62.79%	177.12	A	111.21
Brunello (west of Verdot)	180.88	180.88	180.88	1	40.00	100.00%	79.94%	140.88	A	112.62
Cabernet	885.60	800.00	800.00	5	200.00	100.00%	80.00%	600.00	B	480.00
Cabernet CHIANTI		85.60	85.60	1	40.00	100.00%	80.00%	45.60	B	36.48
Chablis	776.56	776.56	776.56	1	40.00	100.00%	80.00%	736.56	B	589.25
Chenin	539.60	480.00	480.00	3	120.00	100.00%	80.00%	360.00	B	288.00
Chenin PRIMITIVO		59.60	59.60	1	40.00	100.00%	80.00%	19.60	B	15.68
Cortese	177.12	97.12	97.12	0	0.00	100.00%	80.00%	97.12	B	77.70
Cortese COLUMBARD		80.00	80.00	1	40.00	100.00%	80.30%	40.00	B	32.12
Corvina	177.12	157.12	154.84	1	40.00	98.55%	78.84%	117.12	A	92.34
Corvina CLARET		20.00	19.71	0	0.00	98.55%	78.84%	20.00	A	15.77
Dolcetto (east of Lambright)	241.75	241.75	238.85	0	0.00	98.80%	77.78%	241.75	A	188.02
Emir (Tract 106)	41.75	41.75	41.75	0	0.00	100.00%	79.94%	41.75	A	33.37
Emir (Tract 95)	38.25	38.25	37.79	0	0.00	98.80%	79.80%	38.25	A	30.52
Gamay	177.12	0.00	0.00	0	0.00	96.79%	72.59%	0.00	A	0.00
Gamay CONCORD		62.88	62.88	0	0.00	100.00%	78.04%	62.88	A	49.07
Gamay GAMAY		57.12	57.12	0	0.00	96.79%	72.59%	57.12	A	41.46
Gamay GRENACHE		57.12	57.12	0	0.00	100.00%	75.00%	57.12	A	42.84
Grenache 24	177.12	0.00	0.00	0	0.00	95.00%	71.25%	0.00	A	0.00
Grenache 24 GAMAY		102.88	100.31	0	0.00	95.00%	71.25%	102.88	A	73.30
Grenache 24 GRENACHE		74.24	72.38	0	0.00	95.00%	71.25%	74.24	A	52.90
Grenache 25	177.12	0.00	0.00	0	0.00	85.00%	63.75%	0.00	A	0.00
Grenache 25 ARAMON		108.48	92.21	0	0.00	88.64%	67.69%	108.48	A	73.43
Grenache 25 GRENACHE		28.64	24.34	0	0.00	85.00%	63.75%	28.64	A	18.26
Grenache 25 ROSE		40.00	34.00	0	0.00	92.50%	71.88%	40.00	A	28.75
Grigio*	640.00	640.00	640.00	0	0.00	100.00%	79.00%	640.00	A	505.60
Labor 1, League 259 Borden CSL, CEREZA	194.20	194.20	185.70	0	0.00	80.00%	63.70%	194.20	A	123.71
Lambrusco	354.24	0.00	0.00	*	0.00	100.00%	80.00%	0.00	C	0.00
Lambrusco BORDEAUX		97.12	97.12	1	40.00	100.00%	80.00%	57.12	C	45.70

Lease Name	Gross Acreage	Gross Acreage By RRC Lease	Net Acres	Producing Wells	Current Producing Acres	WI	NRI	Undeveloped Gross Acres	Depth Limits	Net Revenue Interest Acres
Lambrusco CONCORD		97.12	97.12	1	40.00	100.00%	78.04%	57.12	C	44.58
Lambrusco LAMBRUSCO #1		160.00	160.00	1	40.00	100.00%	80.00%	120.00	C	96.00
Lemberger	80.00	80.00	79.04	0	0.00	98.80%	79.80%	80.00	A	63.84
Malbec	360.00	324.75	324.75	2	80.00	100.00%	80.00%	244.75	C	195.80
Malbec CHIANTI		35.25	35.25	0	0.00	100.00%	80.00%	35.25	C	28.20
Malvasia - Labor 21	177.12	177.12	120.47	0	0.00	65.32%	51.87%	177.12	A	91.87
Marsanne*	177.10	137.10	137.10	0	0.00	100.00%	80.00%	137.10	A	109.68
Marsanne MISSION		40.00	40.00	0	0.00	100.00%	79.80%	40.00	A	31.92
Mataro - Labor 20	177.12	177.12	167.10	0	0.00	94.40%	74.68%	177.12	A	132.27
Merlot	121.75	121.75	121.75	1	40.00	100.00%	79.86%	81.75	C	65.29
Meritage	177.12	137.12	137.12	0	0.00	100.00%	79.60%	137.12	A	109.15
Meritage MISSION		40.00	40.00	0	0.00	100.00%	79.80%	40.00	A	31.92
Nebbiolo	403.50	403.50	403.50	0	0.00	100.00%	79.94%	403.50	A	322.56
Chardonnay	409.50	320.00	320.00	1	40.00	100.00%	80.00%	280.00	B	224.00
Chardonnay PRIMITIVO		89.50	89.50	*	0.00	100.00%	80.00%	89.50	B	71.60
Nouveau*	177.12	177.12	132.84	0	0.00	75.00%	60.75%	177.12	A	107.60
Palomino	177.12	157.12	157.12	0	0.00	100.00%	75.00%	157.12	A	117.84
Palomino CLARET		20.00	20.00	*	0.00	99.46%	77.89%	20.00	A	15.58
Patrica Plow 6	142.63	142.63	142.63	1	40.00	100.00%	79.86%	102.63	C	81.96
Patricia Plow	640.00	640.00	640.00	4	160.00	100.00%	80.00%	480.00	C	384.00
Pinot 65	160.00	160.00	160.00	1	40.00	100.00%	79.94%	120.00	B	95.93
Pinot 65 (PUD)	761.75	761.75	761.75	2	80.00	100.00%	79.94%	681.75	B	544.99
Pinotage	860.88	700.88	700.88	4	160.00	100.00%	79.94%	540.88	B	432.38
Riesling	885.00	799.40	799.40	4	160.00	100.00%	80.00%	639.40	B	511.52
Riesling ARAMON		34.70	34.70	0	0.00	100.00%	80.00%	34.70	B	27.76
Riesling PRIMITIVO		10.90	10.90	0	0.00	100.00%	80.00%	10.90	B	8.72
Riesling ROSE		40.00	40.00	0	0.00	100.00%	80.00%	40.00	B	32.00
Semillon APO (PDP ONLY)	354.24	320.00	315.56	2	80.00	97.22%	78.21%	240.00	A	187.70
Semillon COLUMBARD		34.24	33.76	*	0.00	100.00%	80.30%	34.24	A	27.49
Shiraz	177.12	160.00	160.00	1	40.00	100.00%	80.00%	120.00	C	96.00
Shiraz CHIANTI		17.12	17.12	*	0.00	100.00%	80.00%	17.12	C	13.70
University Lands Block 6, Section 1	480.00	480.00	480.00	2	80.00	100.00%	75.00%	400.00	A	300.00
University Lands Block 6, Section 13	160.00	160.00	160.00	2	80.00	100.00%	75.00%	80.00	A	60.00
University Lands Block 6, Section 14	640.00	640.00	640.00	4	160.00	100.00%	75.00%	480.00	A	360.00

Lease Name	Gross Acreage	Gross Acreage By RRC Lease	Net Acres	Producing Wells	Current Producing Acres	WI	NRI	Undeveloped Gross Acres	Depth Limits	Net Revenue Interest Acres
University Lands Block 6, Section 15	640.00	640.00	640.00	3	120.00	100.00%	75.00%	520.00	A	390.00
University Lands Block 6, Section 16	320.00	320.00	320.00	4	160.00	100.00%	75.00%	160.00	A	120.00
University Lands Block 6, Section 2: All, TEMPRANILLO	640.00	640.00	640.00	0	0.00	100.00%	75.00%	640.00	A	480.00
University Lands Block 6, Section 23	640.00	640.00	640.00	4	160.00	100.00%	75.00%	480.00	A	360.00
University Lands Block 6, Section 24	480.00	480.00	480.00	3	120.00	100.00%	75.00%	360.00	A	270.00
University Lands Block 6, Section 26	160.00	160.00	160.00	2	80.00	100.00%	75.00%	80.00	A	60.00
University Lands Block 6, Section 28	160.00	160.00	160.00	2	80.00	100.00%	75.00%	80.00	A	60.00
University Lands Block 6, Section 3: All, MEUNIER	640.00	640.00	640.00	0	0.00	100.00%	75.00%	640.00	A	480.00
University Lands Block 6, Section 32: NW, E/2SW, SE. ALEATICO	400.00	400.00	400.00	0	0.00	100.00%	75.00%	400.00	A	300.00
University Lands Block 6, Section 33	480.00	480.00	480.00	3	120.00	100.00%	75.00%	360.00	A	270.00
University Lands Block 6, Section 34	480.00	480.00	480.00	3	120.00	100.00%	75.00%	360.00	A	270.00
University Lands Block 6, Section 44	160.00	160.00	160.00	2	80.00	100.00%	75.00%	80.00	A	60.00
University Lands Block 6, Section 46	480.00	480.00	480.00	4	160.00	100.00%	75.00%	320.00	A	240.00
University Lands Block 6, Section 48: W/2NE, SE, ALIGOTE	240.00	240.00	240.00	0	0.00	100.00%	75.00%	240.00	A	180.00
University Lands Block 7 Section 3	480.00	480.00	480.00	4	160.00	100.00%	75.00%	320.00	A	240.00
University Lands Block 7, Section 10: N/2, N/2SW, CHELOIS	400.00	400.00	400.00	0	0.00	100.00%	75.00%	400.00	A	300.00
University Lands Block 7, Section 11: NW, W/2NE, CINSAUT	240.00	240.00	240.00	0	0.00	100.00%	75.00%	240.00	A	180.00
University Lands Block 7, Section 18: S/2NW, DOMINA	80.00	80.00	80.00	0	0.00	100.00%	75.00%	80.00	A	60.00
University Lands Block 7, Section 19: NW, S/2NE, OPTIMA	240.00	240.00	240.00	0	0.00	100.00%	75.00%	240.00	A	180.00
University Lands Block 7, Section 5: N/2, W/2SW, CARIGAN	400.00	400.00	400.00	0	0.00	100.00%	75.00%	400.00	A	300.00
Verdot	281.75	281.75	281.75	1	40.00	100.00%	80.00%	241.75	B	193.40
Viognier	354.24	314.24	314.24	1	40.00	100.00%	80.00%	274.24	A	219.39
Viognier CLARET		40.00	40.00	*	0.00	99.46%	77.89%	40.00	A	31.16
Zinfandel	177.12	160.00	160.00	1	40.00	100.00%	80.00%	120.00	B	96.00
Zinfandel CHIANTI		17.12	17.12	*	0.00	100.00%	80.00%	17.12	B	13.70
TOTAL	21,936.21	21,776.21	21,373.21	86	3440.00			18,336.21		14,011.90
WELL COUNT	548.41	544.41

Lease Name	Gross Acreage	Gross Acreage By RRC Lease	Net Acres	Producing Wells	Current Producing Acres	WI	NRI	Undeveloped Gross Acres	Depth Limits	Net Revenue Interest Acres
Pinotage #1		160.00	160.00	1	40.00	100.00%	79.94%	120.00		95.93
		21,936.21		87				18,456.21		14,107.83

Depth Limits

A = All depths

B = All depths below the base of the Clearfork

C = All depths below the base of the Clearfork to 100 feet below the base of the Strawn

SCHEDULE 1.1

EXCLUDED PROPERTIES

1.	15 jts 2 3/8” DUOLINE TUBING, approximately 473 feet

2.	187 jts 2 7/8” DUOLINE TUBING, approximately 5,891 feet

3.	5 Portable Testers

4.	Proprietary 3D seismic work products

5.	Proprietary log interpretation and display algorithms for Petra (IHS)

6.	Third party (TGS) log library

7.	Prospect Development and Contribution Agreement dated effective as of July 2, 2007, as amended by Addendum A, dated effective as of January 1, 2008, between Opal Resources LLC and Ristra Energy, LLC[1]

[1]	This referenced agreement shall be deemed to be an Excluded Asset to the extent the terms of such agreement are not covenants running with the Oil and Gas Properties.

Schedule 1.1

1